As filed with the Securities and Exchange Commission on May 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Barclays Bank PLC

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s Name Into English)

England

(State or Other Jurisdiction of Incorporation or Organization)

6029

(Primary Standard Industrial Classification Code Number)

13-4942190

(IRS Employer Identification Number)

1 Churchill Place

London E14 5HP, United Kingdom

Tel. No: 011-44-20-7116-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Barclays Bank PLC

745 Seventh Avenue, New York, New York 10019

Tel. No: 212-526-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Yan Zhang, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue, New York, New York 10017

Tel. No: 212-450-4000

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
iPath® Pure Beta Crude Oil ETNs due April 18, 2041	$100,000,000.00	N/A	$37,260,000.00	$4,065.07
(1)	Represents the aggregate principal amount of iPath® Pure Beta Crude Oil ETNs due April 18, 2041 (the “New Notes”) expected to be offered in the exchange offer to which this Registration Statement relates.

(2)	Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933. The proposed maximum aggregate offering price was based on the market value of the New Notes, calculated by taking the average of the high and low prices of the New Notes as reported on the NYSE Arca exchange on May 19, 2021.

(3)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and we may not sell the securities subject to this prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 24, 2021

BARCLAYS BANK PLC

OFFER TO EXCHANGE

each of the iPath® S&P GSCI® Crude Oil Total Return Index ETNs due August 14, 2036 (the “Old Notes”)

for

               iPath® Pure Beta Crude Oil ETNs due April 18, 2041 (the “New Notes”)

and

CONSENT SOLICITATION

relating to any and all outstanding Old Notes

THE EXCHANGE OFFER (AS DEFINED BELOW) AND CONSENT SOLICITATION (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2021 (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLY TERMINATED, THE “EXPIRATION DEADLINE”). HOLDERS OF OLD NOTES (THE “NOTEHOLDERS”) WHO WISH TO PARTICIPATE IN THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT VALIDLY WITHDRAW) THEIR OLD NOTES AT OR PRIOR TO THE EXPIRATION DEADLINE. NOTEHOLDERS WHO VALIDLY TENDER (AND DO NOT VALIDLY WITHDRAW) THEIR OLD NOTES WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENT (AS DEFINED BELOW) UNDER THE CONSENT SOLICITATION. NOTEHOLDERS MAY VALIDLY WITHDRAW TENDERS OF THEIR OLD NOTES AT ANY TIME PRIOR TO THE EXPIRATION DEADLINE, BUT NOT THEREAFTER. NOTEHOLDERS WHO VALIDLY WITHDRAW TENDERS OF THEIR OLD NOTES WILL BE DEEMED TO HAVE WITHDRAWN THEIR CONSENTS TO THE PROPOSED AMENDMENT UNDER THE CONSENT SOLICITATION.

We are offering to exchange any and all outstanding iPath® S&P GSCI® Crude Oil Total Return Index ETNs due August 14, 2036 (CUSIP: 06738C760 / ISIN: US06738C7609) (the “Old Notes”) for iPath® Pure Beta Crude Oil ETNs due April 18, 2041 (CUSIP: 06740P221 / ISIN: US06740P2213) (the “New Notes”) (the “Exchange Offer”) based on the Exchange Ratio (as defined below), upon the terms and subject to the conditions set forth in this prospectus. The exchange ratio per $2,000 principal amount of Old Notes validly tendered in the Exchange Offer (and not validly withdrawn) prior to the Expiration Deadline and accepted for exchange (the “Exchange Ratio”) will be equal to               New Notes, which will be delivered on the Settlement Date (as defined herein), unless the Exchange Offer is extended or terminated. The New Notes were first issued on April 26, 2011. Upon completion of the Exchange Offer, we will issue additional New Notes to the tendering Noteholders and consolidate such additional New Notes to form a single class with the New Notes currently outstanding. No fractional New Notes will be issued in connection with the Exchange Offer. A tendering Noteholder will receive a cash amount on the Settlement Date in lieu of any fractional New Notes, calculated using the closing indicative value (as defined herein) of the New Notes on                         , 2021 (the “Expiration Date”).

Since April 13, 2018, the Old Notes have not been listed on any securities exchange. The New Notes have been listed and traded on the NYSE Arca exchange (the “NYSE Arca”) under the ticker symbol “OIL.”

Before making a decision with respect to the Exchange Offer, Noteholders should carefully consider all of the information in this prospectus and, in particular, the risk factors beginning on page 23 of this prospectus and the risk factors contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission nor any other regulatory body has approved or disapproved of the Exchange Offer or of the securities to be issued in the Exchange Offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The New Notes are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction. Barclays PLC, our parent, has not guaranteed or assumed any obligations in respect of the New Notes.

The Dealer Manager for the Exchange Offer is:

Barclays Capital Inc.

The date of this prospectus is                         , 2021

We are also soliciting consents (the “Consent Solicitation”) to the proposed amendment described below (the “Proposed Amendment”) to the senior debt securities indenture, dated as of September 16, 2004 (as supplemented by the Supplemental Indenture dated as of February 22, 2018, the “Indenture”), between Barclays Bank PLC and The Bank of New York Mellon (the “Trustee”) and the global certificate with respect to the Old Notes (the “Old Note Certificate”), upon the terms and subject to the conditions set forth in this prospectus. Noteholders who validly tender (and do not validly withdraw) their Old Notes will be deemed to have consented to the Proposed Amendment under the Consent Solicitation. Noteholders who validly withdraw tenders of their Old Notes will be deemed to have withdrawn their consents to the Proposed Amendment under the Consent Solicitation. Noteholders may not consent to the Proposed Amendment in the Consent Solicitation without tendering the Old Notes and may not revoke consents without withdrawing the previously tendered Old Notes to which such consents relate.

The Indenture provides that the consent of Noteholders holding not less than a majority in aggregate principal amount of outstanding Old Notes (the “Consent Threshold”) is required to approve any supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture. If the Noteholders of a majority in aggregate principal amount of the Old Notes have validly tendered (and have not validly withdrawn) their Old Notes as of the Expiration Deadline, the Consent Threshold will be deemed to be satisfied. If the Consent Threshold is satisfied, it is expected that the Indenture and the Old Note Certificate will be amended promptly following the Expiration Date to provide us with the right to redeem, in our sole discretion, all, but not less than all, of the outstanding Old Notes on the Redemption Date for a cash payment per $2,000 principal amount of Old Notes equal to the Closing Indicative Value (as defined herein) of the Old Notes on the valuation date (the “Valuation Date”) specified by us in the redemption notice. The “Redemption Date” will be the fifth business day (as defined herein) after the Valuation Date.

Old Notes accepted by us pursuant to the Exchange Offer will be immediately cancelled. Old Notes that have not been validly tendered and/or accepted for exchange pursuant to the Exchange Offer will remain outstanding after the Settlement Date. After the Proposed Amendment becomes effective, the Old Notes that are not tendered, or that are not accepted for exchange pursuant to the Exchange Offer, will be subject to the amended terms of the Indenture and the Old Note Certificate. We currently intend to effectuate the Proposed Amendment promptly after the Expiration Date and redeem all outstanding Old Notes shortly after the Proposed Amendment becomes effective. The value of the payment upon redemption to Noteholders may be greater than or less than the value of the New Notes received pursuant to the Exchange Offer but will not include any amount in excess of the Closing Indicative Value of the Old Notes on the Valuation Date of such redemption.

Concurrently with this Exchange Offer, we are offering to purchase for cash any and all Old Notes validly tendered (and not validly withdrawn), subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated as of the date hereof, a copy of which may be obtained from D.F. King & Co., Inc. (the “Information Agent”) (the “Concurrent Tender Offer”). Noteholders who validly tender (and do not validly withdraw) their Old Notes pursuant to the Concurrent Tender Offer will also be deemed to have consented to the Proposed Amendment under the Consent Solicitation. The Consent Threshold may be satisfied in this Exchange Offer, the Concurrent Tender Offer or both combined. However, should a tender of (or consent with respect to) any Old Note be submitted under both this Exchange Offer and the Concurrent Tender Offer without either tender (or consent) being validly withdrawn (an “overlapping tender”), such overlapping tender is not valid and will not be accepted by us under either this Exchange Offer or the Concurrent Tender Offer.

We reserve the right, in our sole and absolute discretion, to extend, withdraw, terminate or amend the terms and conditions of, either or both of the Exchange Offer and the Concurrent Tender Offer at any time and for any reason, as described in this prospectus. Details of any such extension, withdrawal, termination or amendment will be notified to the Noteholders as soon as possible after such decision. A tender of Old Notes may only be made by the submission of a valid Exchange Instruction (as defined herein). The acceptance of Old Notes for exchange pursuant to the Exchange Offer is conditional on the satisfaction of the conditions of the Exchange Offer, as set out in “The Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer.”

Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in any of the New Notes after their initial sale.

i

Important Notices

All of the Old Notes were issued in book-entry form and are currently represented by one global certificate held for the account of The Depository Trust Company (“DTC”). Noteholders who wish to tender or withdraw tenders of their Old Notes in the Exchange Offer must do so by arranging for a DTC Participant (as defined herein) to transfer them through DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that system. Any Noteholder whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, nominee or other Intermediary (as defined herein) should promptly contact such entity if it wishes to tender or withdraw tenders of its Old Notes in the Exchange Offer. Such Intermediaries may have deadlines for participating in the Exchange Offer prior to the Expiration Deadline. Noteholders should carefully review the specific procedures for tendering Old Notes in the section entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.”

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed at or prior to the Expiration Deadline. Tenders not completed at or prior to the Expiration Deadline will be disregarded and of no effect.

We are incorporating by reference into this prospectus important business and financial information that is not included in or delivered with this prospectus. See “Incorporation of Certain Documents by Reference” below. This information is available without charge to Noteholders upon written or oral request. Requests should be directed to Barclays International Treasury, Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom (Tel. No: 011-44-20-7116-1000). This information and any current amendment or supplement to this prospectus may also be obtained from the Information Agent at the address set forth on the back cover of this prospectus. In order to ensure timely delivery of such documents, Noteholders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for information should be made by 5:00 p.m., New York City time, on                         , 2021 to ensure timely delivery of the documents prior to the Expiration Date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering the New Notes in any jurisdiction where the Exchange Offer is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of the applicable document.

See “Risk Factors” beginning on page 23 of this prospectus and the risk factors contained in the 2020 Form 20-F (as defined below) for a description of certain factors relating to a decision to tender your Old Notes in the Exchange Offer, including information about our business. Neither we nor our representatives are making any representation to you regarding the legality of participation in the Exchange Offer by you under applicable investment or similar laws. You should reach your own investment decision about the New Notes only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with participating in the Exchange Offer and with an investment in the New Notes and the suitability of participating in the Exchange Offer and investing in the New Notes in light of the particular characteristics and terms of the New Notes, which are complex in structure and operation, and of your particular financial circumstances.

The terms of the New Notes will be substantially different from those of the Old Notes. In addition to differences in financial terms which include, among others, the specific formula for determining the payment at maturity or upon early redemption, the investor fee and relevant dates, the terms of the New Notes differ, among other things, in that the New Notes will be linked to the performance of a proprietary index, the Barclays WTI Crude Oil Pure Beta TR (the “Index”), and subject to a futures execution cost in addition to an investor fee and our right to redeem, in our sole discretion, all, but not less than all, of any outstanding New Notes. Investors should carefully consider these differences in addition to those described under “Comparison of the Material Terms of the Old Notes and the New Notes” in deciding whether to tender Old Notes in exchange for the New Notes. See also “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation—There are significant differences between the Old Notes and the New Notes.”

You may lose all or a substantial portion of your investment within a single day if you invest in the New Notes. Any payment on the New Notes at or prior to maturity, including any repayment of principal, is not guaranteed by any third party and is subject to the creditworthiness of Barclays Bank PLC.

The New Notes offer exposure to futures contracts and not direct exposure to West Texas Intermediate (“WTI”) crude oil or its spot prices. These futures contracts will not track the performance of WTI crude oil. In addition, the nature of the futures market for WTI crude oil has historically resulted in a significant cost to maintain a rolling position in the futures contracts underlying the Index. As a result, the level of the Index, which tracks a rolling position in specified futures contracts, may experience significant declines as a result of these costs, known as roll costs, especially over a longer period. The price of WTI crude oil will perform differently than the Index and, in certain cases, may have positive performance during periods where the Index is experiencing negative performance. In turn, an investment in the New Notes may experience a significant decline in value over time, the risk of which increases the longer that the New Notes are held.

The New Notes may not be suitable for all investors and should be used only by investors with the sophistication and knowledge necessary to understand the risks inherent in the Index, the futures contracts that the Index tracks and investments in WTI crude oil as an asset class generally. Holders of New Notes should actively manage and monitor their investments in the New Notes throughout each trading day. Furthermore, because the investor fee and futures execution cost reduce the amount of your return at maturity or upon early redemption, the level of the Index will need to increase significantly in order for you to receive at least the amount you invested at maturity or upon early redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the investor fee and futures execution cost, or if the level of the Index decreases, you will receive less than the amount you invested at maturity or upon early redemption.

The New Notes will be available initially only in book-entry form. Book-entry interests in the New Notes will be issued in minimum denominations of $50 and in integral multiples of $50 in excess thereof. We expect that the New Notes will be issued in the form of one registered global certificate. The global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee. Securities entitlements in respect of the global certificate will be shown on, and transfers of securities entitlements in respect of the global certificate will be effected through, records maintained by DTC and its direct and indirect participants, as applicable. See “Clearance and Settlement” for a further discussion of these matters.

United Kingdom. This prospectus is for distribution (i) in the United Kingdom only to persons who have professional experience in matters relating to investments who fall within Article 19(5) of the Financial Services and Markets Act 2000 (the “FSMA”) (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), or persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (ii) persons outside the United Kingdom (all such persons in (i) and (ii) together being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

European Economic Area. This prospectus has been prepared on the basis that all offers of the New Notes made pursuant to it will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area (“EEA”), from the requirement to produce a prospectus for offers of securities. Accordingly, any person making or intending to make any offer within the EEA of the New Notes pursuant to this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters, dealers or agents to produce a prospectus for that offer. Neither Barclays Bank PLC nor any underwriter, dealer or agent has authorized, nor do they authorize, the making of any offer of the New Notes in circumstances in which an obligation arises for Barclays Bank PLC or any underwriter, dealer or agent to publish a prospectus for that offer.

Prohibition of sales to UK retail investors. The New Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (“UK”). For these purposes, a UK retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Prohibition of sales to EEA retail investors. The New Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, an EEA retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling such New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Service of Process and Enforcement of Liabilities

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this prospectus are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

Forward-Looking Statements

This prospectus and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below) and Barclays Bank (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s and Barclays Bank’s future financial position, income growth, assets, impairment charges, provisions, business strategy, capital, leverage and other regulatory ratios, capital distributions (including dividend payout ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, any commitments and targets, estimates of capital expenditures, plans and objectives for future operations, projected employee numbers, International Financial Reporting Standards (“IFRS”) impacts and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under IFRS, including evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, the Group’s and Barclays Bank’s ability along with government and other stakeholders to manage and mitigate the impacts of climate change effectively, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules applicable to past, current and future periods; UK, United States, Eurozone and global macroeconomic and business conditions; the effects of any volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group, including Barclays Bank, or any securities issued by such entities; direct and indirect impacts of the coronavirus (COVID-19) pandemic; instability as a result of the exit by the UK from the European Union (“EU”), the effects of the EU-UK Trade and Cooperation Agreement and the disruption that may subsequently result in the UK and globally; the risk of cyber-attacks, information or security breaches or technology failures on the Group’s and Barclays Bank’s businesses or operations; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s and Barclays Bank’s control. As a result, the Group’s and Barclays Bank’s actual financial positions, future results, capital distributions, capital, leverage or other regulatory ratios or other financial and non-financial metrics or performance measures may differ materially from the statements or guidance set forth in the Group’s and Barclays Bank’s forward-looking statements. Additional risks and factors which may impact the Group’s and Barclays Bank’s future financial condition and performance are identified in our filings with the SEC, including, without limitation, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021 (the “2020 Form 20-F”), which are available on the SEC’s website at http://www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the PRA (as defined below), the Financial Conduct Authority (the “FCA”), the London Stock Exchange plc (the “LSE”), the NYSE Arca, the SEC or applicable law, Barclays Bank expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or in the documents incorporated by reference herein to reflect any change in Barclays Bank’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays Bank has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC.

Incorporation of Certain Documents by Reference

We are subject to the information requirements of the Exchange Act. Accordingly, we file reports and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-4 relating to the securities covered by this prospectus. This prospectus is a part of the Registration Statement and omits some of the information contained in the Registration Statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the Registration Statement for further information on us and the New Notes we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the Registration Statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the Registration Statement at the SEC’s internet site, as discussed above.

We filed the 2020 Form 20-F with the SEC on February 18, 2021 (Film No. 21648597). We are incorporating the 2020 Form 20-F by reference into this prospectus.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the Exchange Offer contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (Tel. No: 011-44-20-7116-1000). Copies of such documents and any current amendment or supplement to this prospectus may also be obtained from the Information Agent at the address set forth on the back cover of this prospectus.

For purposes of this prospectus, references to “we,” “us” and “our” refer to Barclays Bank PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise. References to The Depository Trust Company or “DTC” shall include any successor clearing system. The term “DTC Participant” shall mean each person shown in the records of DTC as a holder of the Old Notes. The term “Intermediary” shall mean any broker, dealer, bank, custodian, trust company, nominee or DTC Participant that holds Old Notes or an interest in Old Notes on behalf of another person. The term “Group” shall mean Barclays PLC and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC. References to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

The Barclays Bank Group

Barclays PLC is a British universal bank with a diversified and connected portfolio of businesses, serving retail and wholesale customers and clients globally. The Group’s businesses include consumer banking and payments operations around the world, as well as a top-tier, full service, global corporate and investment bank. The Group operates as two operating divisions—the Barclays UK (“Barclays UK”) division and the Barclays International (“Barclays International”) division—which are supported by Barclays Execution Services Limited. Barclays UK consists of UK Personal Banking, UK Business Banking and Barclaycard Consumer UK businesses. These businesses are carried on by Barclays Bank UK PLC and certain other entities within the Group. Barclays International consists of Corporate and Investment Bank and Consumer, Cards and Payments businesses. These businesses are carried on by Barclays Bank PLC and its subsidiaries (the “Issuer” or “Barclays Bank”, and together with its subsidiary undertakings, the “Barclays Bank Group”), as well as by certain other entities within the Group. Barclays Execution Services Limited is the Group-wide service company providing technology, operations and functional services to businesses across the Group. The Issuer and the Barclays Bank Group offer products and services designed for the Group’s larger corporate, wholesale and international banking clients.

The whole of the issued ordinary share capital of the Issuer is beneficially owned by Barclays PLC. Barclays PLC is the ultimate holding company of the Group.

Our principal executive offices are located at 1 Churchill Place, London E14 5HP, United Kingdom and our telephone number is 011-44-20-7116-1000.

Indicative Timetable

This is an indicative timetable showing one possible outcome for the timing of the Exchange Offer and Consent Solicitation based on the times and dates in this prospectus. This timetable is subject to change and times and dates may be extended or amended by us in accordance with the terms of the Exchange Offer and Consent Solicitation as described in this prospectus. Accordingly, the actual timetable may differ significantly from the timetable below.

Time and Date	Event
, 2021

Commencement of Exchange Offer and Consent Solicitation

Exchange Offer and Consent Solicitation announced. The Exchange Ratio per $2,000 principal amount of Old Notes is equal to               New Notes.

Final prospectus made available to Noteholders.

5:00 p.m. (New York City time) on , 2021

Expiration Deadline

The deadline for Noteholders to validly tender (and not validly withdraw) their Old Notes in order to participate in the Exchange Offer and to be eligible to receive a number of New Notes equal to the Exchange Ratio, plus a cash amount in lieu of any fractional New Notes. Noteholders who validly tender (and do not validly withdraw) their Old Notes will be deemed to have consented to the Proposed Amendment under the Consent Solicitation.

Noteholders may validly withdraw tenders of their Old Notes at any time prior to the Expiration Deadline, but not thereafter. Noteholders who validly withdraw tenders of their Old Notes will be deemed to have withdrawn their consents to the Proposed Amendment under the Consent Solicitation. Noteholders may not consent to the Proposed Amendment in the Consent Solicitation without tendering the Old Notes and may not revoke consents without withdrawing the previously tendered Old Notes to which such consents relate.

Noteholders should carefully review the specific procedures for tendering Old Notes in the section entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.”

, 2021

Announcement of Results of Exchange Offer and Consent Solicitation

We will announce our decision whether to accept valid tenders of Old Notes for exchange pursuant to the Exchange Offer (including, if applicable, the expected Settlement Date for the Exchange Offer) and the results of the Exchange Offer and the Consent Solicitation in accordance with the methods set out in “The Exchange Offer and Consent Solicitation—Announcements” below.

, 2021	Settlement Expected Settlement Date. New Notes will be issued in exchange for any Old Notes validly tendered (and not validly withdrawn) prior to the Expiration Deadline and accepted by us based on the Exchange Ratio. Payment of any cash amounts in lieu of any fractional New Notes.

We expect that delivery of the New Notes will be made against exchange of the Old Notes for the New Notes on the Settlement Date specified herein, which is expected to be more than two business days following the Expiration Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the New Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the New Notes will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement.

Any Noteholder whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, nominee or other Intermediary (as defined herein) should promptly contact such entity if it wishes to tender or withdraw tenders of its Old Notes in the Exchange Offer. Such Intermediaries may have deadlines for participating in the Exchange Offer prior to the Expiration Deadline or other deadlines specified above. Noteholders should carefully review the specific procedures for tendering Old Notes in the section entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.”

Summary

The following summary highlights selected information contained in this prospectus. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this prospectus, including the information set forth under the headings “Risk Factors,” “The Exchange Offer and Consent Solicitation” and “Description of the New Notes” in this prospectus and the risk factors contained in our 2020 Form 20-F.

Summary Terms of the Exchange Offer and Consent Solicitation

Please refer to “The Exchange Offer and Consent Solicitation” in this prospectus for more information about the Exchange Offer and Consent Solicitation.

Purpose of Exchange Offer and Consent Solicitation	We are conducting the Exchange Offer to mitigate risk management challenges faced by our Cross-Asset Solutions business resulting from recent volatility in the markets for oil futures tracked by the S&P GSCI® Crude Oil Total Return Index. Although we have taken steps over the past few years to reduce the amount of Old Notes outstanding and to encourage investors to sell their Old Notes back to us, including by delisting the Old Notes from the exchange and undertaking a cash tender offer, the remaining amount of Old Notes outstanding continues to present a material risk to us and, therefore, we wish to undertake further action to reduce the size of the Old Notes outstanding. We are conducting the Consent Solicitation to amend the terms of the Old Notes to add an issuer call feature, which would enable us to redeem the remaining Old Notes that are outstanding after the conclusion of the Exchange Offer and Concurrent Tender Offer.

Old Notes	iPath® S&P GSCI® Crude Oil Total Return Index ETNs due August 14, 2036 (CUSIP: 06738C760 / ISIN: US06738C7609)

New Notes	iPath® Pure Beta Crude Oil ETNs due April 18, 2041 (CUSIP: 06740P221 / ISIN: US06740P2213)

Listing and Trading	Since April 13, 2018, the Old Notes have not been listed on any securities exchange. The New Notes have been listed and traded on NYSE Arca under the ticker symbol “OIL.”

Exchange Offer

We are offering to exchange any and all outstanding Old Notes for New Notes based on the Exchange Ratio, upon the terms and subject to the conditions set forth in this prospectus. The New Notes were first issued on April 26, 2011. Upon completion of the Exchange Offer, we will issue additional New Notes to the tendering Noteholders and consolidate such additional New Notes to form a single class with the New Notes currently outstanding.

Old Notes accepted by us pursuant to the Exchange Offer will be immediately cancelled. Old Notes that have not been validly tendered and/or accepted for exchange pursuant to the Exchange Offer will remain outstanding after the Settlement Date.

Exchange Ratio	The Exchange Ratio per $2,000 principal amount of Old Notes validly tendered in the Exchange Offer (and not validly withdrawn) prior to the

Expiration Deadline and accepted for exchange will be equal to New Notes, which will be delivered on the Settlement Date, unless the Exchange Offer is extended or terminated.

No Fractional New Notes	No fractional New Notes will be issued in connection with the Exchange Offer. A tendering Noteholder will receive a cash amount on the Settlement Date in lieu of any fractional New Notes, calculated using the closing indicative value (as defined herein) of the New Notes on the Expiration Date.

Consent Solicitation	We are also soliciting consents to the Proposed Amendment, upon the terms and subject to the conditions set forth in this prospectus. Noteholders who validly tender (and do not validly withdraw) their Old Notes will be deemed to have consented to the Proposed Amendment under the Consent Solicitation. Noteholders who validly withdraw tenders of their Old Notes will be deemed to have withdrawn their consents to the Proposed Amendment under the Consent Solicitation. Noteholders may not consent to the Proposed Amendment in the Consent Solicitation without tendering the Old Notes and may not revoke consents without withdrawing the previously tendered Old Notes to which such consents relate.

Proposed Amendment

The Indenture provides that the consent of Noteholders holding not less than a majority in aggregate principal amount of outstanding Old Notes (the “Consent Threshold”) is required to approve any supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture.

If the Noteholders of a majority in aggregate principal amount of the Old Notes have validly tendered (and have not validly withdrawn) their Old Notes as of the Expiration Deadline (whether in the Exchange Offer, in the Concurrent Tender Offer or both combined), the Consent Threshold will be deemed to be satisfied. If the Consent Threshold is satisfied, it is expected that the Indenture and the Old Note Certificate will be amended promptly following the Expiration Date to provide us with the right to redeem, in our sole discretion, all, but not less than all, of the outstanding Old Notes on the Redemption Date for a cash payment per $2,000 principal amount of Old Notes equal to the Closing Indicative Value (as defined herein) of the Old Notes on the Valuation Date.

After the Proposed Amendment becomes effective, the Old Notes that are not tendered, or that are not accepted for exchange pursuant to the Exchange Offer, will be subject to the amended terms of the Indenture and the Old Note Certificate. We currently intend to effectuate the Proposed Amendment promptly after the Expiration Date and redeem all outstanding Old Notes shortly after the Proposed Amendment becomes effective. The value of the payment upon redemption to Noteholders may be greater than or less than the value of the New Notes received pursuant to the Exchange Offer but will not include any amount in excess of the Closing Indicative Value of the Old Notes on the Valuation Date of such redemption.

Concurrent Tender Offer	Concurrently with this Exchange Offer, we are offering to purchase for cash any and all Old Notes validly tendered (and not validly withdrawn), subject to the terms and conditions set forth in the Concurrent Tender Offer. Noteholders who validly tender (and do not validly withdraw) their Old Notes pursuant to the Concurrent Tender Offer will also be deemed to have consented to the Proposed Amendment under the Consent Solicitation. The Consent Threshold may be satisfied in this Exchange Offer, the Concurrent Tender Offer or both combined. However, an overlapping tender is not valid and will not be accepted by us under either this Exchange Offer or the Concurrent Tender Offer.

Extension, Withdrawal, Termination and Amendment	Subject to applicable law and as provided in this prospectus, we may, in our sole and absolute discretion, extend, withdraw, terminate or amend the Exchange Offer or the Consent Solicitation or amend or waive any of the terms and conditions of the Exchange Offer or the Consent Solicitation at any time before such announcement and may, in our sole and absolute discretion, waive any of the conditions of the Exchange Offer or the Consent Solicitation either before or after such announcement. In addition, we reserve the right, in our sole and absolute discretion, to extend, withdraw, terminate or amend either or both of the Exchange Offer and the Concurrent Tender Offer at any time and for any reason. See “The Exchange Offer and Consent Solicitation—Extension, Withdrawal, Termination and Amendment.”

Procedures for Tendering Old Notes

We will accept tenders of Old Notes in the Exchange Offer only by way of the submission of valid instructions submitted through DTC’s ATOP procedures (each, an “Exchange Instruction”) in accordance with the procedures set out in “The Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.”

Any Noteholder who holds Old Notes through DTC must arrange for a DTC Participant in DTC to electronically transmit the Noteholder’s Exchange Instruction through DTC’s ATOP system, for which the Exchange Offer will be eligible. Accordingly, a DTC Participant whose name appears on the security position listing as the holder of the Old Notes must electronically transmit its acceptance of the Exchange Offer by causing DTC to irrevocably transfer Old Notes in the participant’s account to the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures. DTC will then send an agent’s message (as defined below) to the Exchange Agent.

An “agent’s message” is a message, transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received this prospectus and agrees to be bound by the terms of the Exchange Offer, and that the Issuer may enforce the terms of the Exchange Offer against such participant.

Although transfer of the Old Notes to the Exchange Agent’s account at DTC may be effected through book-entry at DTC, an agent’s message must be transmitted by DTC and received by the Exchange Agent at or prior to the Expiration Deadline in order to validly tender Old Notes pursuant to the Exchange Offer. Old Notes tendered through DTC’s ATOP system will be held to the order of the Exchange Agent until the earlier of the time of settlement on the Settlement Date, or the termination of the Exchange Offer (if applicable). Such Old Notes will be released after the Exchange Offer has expired.

All tenders submitted through DTC’s ATOP system must be submitted in accordance with the deadlines and procedures established by DTC and an agent’s message with respect to any tender must be received by the Exchange Agent at or prior to the Expiration Deadline.

There are no letters of transmittal for the Exchange Offer. Noteholders who hold Old Notes through DTC must tender their Old Notes through DTC’s ATOP procedures.

If a Noteholder holds its Old Notes through a custodian or other Intermediary, such Noteholder may not submit an Exchange Instruction directly. It should therefore contact its custodian or other Intermediary to instruct its custodian or Intermediary to submit an Exchange Instruction on its behalf.

Noteholders are advised to check with any bank, securities broker or other Intermediary through which they hold Old Notes when such Intermediary would require to receive instructions from a Noteholder in order for that Noteholder to be able to participate in, or revoke their instruction to participate in, the Exchange Offer before the deadlines specified in this prospectus. The deadlines set by any such Intermediary and DTC for the submission of Exchange Instructions may be earlier than the relevant deadlines specified in this prospectus.

Only DTC Participants may submit Exchange Instructions. Each Noteholder that is not a DTC Participant must arrange for the DTC Participant through which it holds the relevant Old Notes to submit an Exchange Instruction on its behalf to DTC by the deadlines specified by DTC.

It is the responsibility of Noteholders to validly tender their Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify a Noteholder of defects in their tender. We also reserve the absolute right to waive any defect, irregularity or delay in respect of particular Old Notes, whether or not we elect to waive similar defects, irregularities or any delay in respect of other Old Notes.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed at or prior to the Expiration Deadline. Tenders not completed at or prior to the Expiration Deadline will be disregarded and of no effect.

Noteholders that need assistance with respect to the procedures for participating in the Exchange Offer should contact the Information Agent, the contact details for whom are on the back cover of this prospectus.

Revocation Rights	Old Notes tendered before the Expiration Deadline may be validly revoked at any time at or before the Expiration Deadline. If the Exchange Offer is extended, Old Notes subject to the Exchange Offer may be validly revoked at any time before the new Expiration Deadline of the extended Exchange Offer. If the Exchange Offer is terminated, the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering Noteholders. For a revocation of a tender of Old Notes to be effective, a valid electronic revocation instruction must be provided to DTC at or before the Expiration Deadline in accordance with the requirements set forth under “The Exchange Offer and Consent Solicitation—Revocation Rights.”

Noteholder Representations	By submitting a tender with respect to Old Notes, Noteholders are deemed to make certain acknowledgments, representations, warranties and undertakings to us, the Dealer Manager, the Exchange Agent and the Information Agent as set forth under “The Exchange Offer and Consent Solicitation—Noteholder Representations.”

No Appraisal or Dissenters’ Rights	No appraisal or dissenters’ rights are available to Noteholders under applicable law in connection with the Exchange Offer.

Brokerage Commissions	Noteholders that tender their Old Notes to the Exchange Agent do not have to pay a brokerage fee or commission to us, the Dealer Manager or the Exchange Agent in connection with the tender of such securities. However, if a tendering Noteholder handles the transaction through an Intermediary, that Noteholder may be required to pay such Intermediary brokerage fees or commissions.

Dealer Manager	Barclays Capital Inc.

Exchange Agent	The Bank of New York Mellon

Information Agent	D.F. King & Co., Inc.

Indenture	The senior debt securities indenture dated as of September 16, 2004 between the Issuer and the Trustee (as supplemented by the Supplemental Indenture dated as of February 22, 2018 between the Issuer and the Trustee)

Trustee	The Bank of New York Mellon is the Trustee with respect to the Indenture, Old Notes and New Notes.

Business Day	With respect to the Exchange Offer and Consent Solicitation, the Old Notes and the New Notes, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Governing Law	The Indenture, the Old Notes and the New Notes are governed by, and construed in accordance with, the laws of the State of New York.

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offer or the Consent Solicitation.

Conflicts of Interest	Barclays Capital Inc., which will be participating in the Exchange Offer as the Dealer Manager, is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of Rule

5121 of Financial Industry Regulatory Authority, Inc. (“FINRA”). Consequently, this offering is being conducted in compliance with the provisions of FINRA Rule 5121 (or any successor rule thereto). In addition, Barclays Capital Inc. will not cause a discretionary account to participate in the Exchange Offer without specific written approval from the account holder.

Tax Considerations	Noteholders should consider the tax consequences of the Exchange Offer (including disposition of the Old Notes and investment in the New Notes) and the Proposed Amendment. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

Further Information	Any questions or requests for assistance in connection with this prospectus may be directed to the Dealer Manager at its toll-free telephone number or e-mail address as set forth on the back cover of this prospectus. Any questions or requests for assistance in connection with the delivery of an Exchange Instruction may be directed to the Exchange Agent at its toll-free telephone number or e-mail address as set forth on the back cover of this prospectus. Any requests for additional copies of this prospectus or related documents, which may be obtained free of charge, may be directed to the Information Agent at its toll-free telephone number or e-mail address as set forth on the back cover of this prospectus.

Summary of Risk Factors

Tendering your Old Notes in exchange for the New Notes offered under this prospectus involves significant risks. Set forth below is a summary of principal risks associated with the Exchange Offer and Consent Solicitation as well as the risks relating to the New Notes. Before making a decision with respect to the Exchange Offer, Noteholders should carefully consider all of the information contained and incorporated by reference in this prospectus and, in particular, the risk factors set forth under “Risk Factors” and the risk factors contained in our 2020 Form 20-F.

Risks Relating to the Exchange Offer and Consent Solicitation

•	We have not obtained a third-party determination that the Exchange Offer is fair to Noteholders.

•	The trading market for the Old Notes that remain outstanding following the completion of the Exchange Offer or the Concurrent Tender Offer may be significantly limited.

•	If the Proposed Amendment becomes effective, the Old Notes may be redeemed.

•	The Exchange Offer or Consent Solicitation may be extended, withdrawn, terminated, or amended at any time, subject to applicable law.

•	The consummation of the Exchange Offer may not occur or may be delayed. Failure to complete the Exchange Offer could negatively affect the price of the Old Notes.

•	We may not accept all Old Notes tendered in the Exchange Offer.

•	You may not receive New Notes in the Exchange Offer if the procedures for the Exchange Offer are not followed.

•	The value of the Old Notes may exceed the value of the New Notes following the Exchange Offer.

•	We may purchase, repay or redeem any Old Notes not tendered in the Exchange Offer on terms that could be more favorable to Noteholders than the terms of the Exchange Offer.

•	If you tender your Old Notes in the Exchange Offer, you will be unable to sell or otherwise transfer any tendered Old Notes or participate in the Concurrent Tender Offer or any other repurchase, repayment or redemption until they are returned to you following withdrawal or non-acceptance.

•	There are significant differences between the Old Notes and the New Notes.

•	Neither we nor any representative has or assumes responsibility for the lawfulness of the acquisition of the New Notes by a prospective investor of the New Notes.

•	A Noteholder’s failure to consult its own advisers may result in it suffering adverse accounting, financial, legal or tax consequences.

Risks Relating to the New Notes

Risks Relating to the Return on the New Notes

•	The New Notes do not guarantee any return of principal, and you may lose some or all of your investment.

•	The New Notes are subject to the credit risk of the Issuer, Barclays Bank PLC.

•	We may redeem the New Notes at any time on or after the inception date.

•	You will not benefit from any increase in the level of the Index if such increase is not reflected in the level of the Index on the applicable valuation date.

•	You will not receive interest payments on the New Notes or have rights in respect of any of the index components.

•	The market value of the New Notes may be influenced by many unpredictable factors, including volatile WTI crude oil prices.

•	If a market disruption event has occurred or exists on a valuation date, the calculation agent can postpone the determination of, as applicable, the closing indicative value or the maturity date or a redemption date.

•	Postponement of a valuation date may result in a reduced amount payable at maturity or upon early redemption.

Risks Relating to the Index

•	The Pure Beta Series 2 Methodology may produce returns that underperform the Reference Index.

•	The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

•	Future prices of the index components that are different relative to their current prices may result in a reduced amount payable at maturity or upon early redemption.

•	The New Notes offer exposure to futures contracts and not direct exposure to physical WTI crude oil.

•	Concentration risks associated with the Index may adversely affect the market price of the New Notes.

•	The Index may in the future include contracts that are not traded on regulated futures exchanges.

•	Commodity prices may change unpredictably, affecting the level of the Index and the value of your New Notes in unforeseeable ways.

•	Supply of and demand for physical commodities tends to be particularly concentrated, so prices are likely to be volatile.

•	The New Notes may be subject to certain risks specific to WTI crude oil as a commodity.

•	WTI crude oil prices may change unpredictably, affecting the level of the Index and the value of the New Notes in unforeseeable ways.

•	Historical levels of the Index or any index component should not be taken as an indication of the future performance of the Index during the term of the New Notes.

•	The New Notes will be subject to significant movements in underlying futures markets outside of the hours during which the New Notes are traded on NYSE Arca.

•	Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of the New Notes and the amounts payable on your New Notes.

•	Changes in the Treasury Bill rate of interest may affect the level of the Index and your New Notes.

•	Suspension or disruptions of market trading in commodities and related futures may adversely affect the level of the Index and the value of your New Notes.

•	The Index Sponsor, a distinct function within Barclays Bank PLC, will have the authority to make determinations that could materially affect the New Notes in various ways and create conflicts of interest.

•	The policies of the Index Sponsor and changes that affect the composition and valuation of the Index or the index components could affect the amount payable on your New Notes and their market value.

Risks Relating to Liquidity and the Secondary Market

•	There may not be an active trading market in the New Notes; sales in the secondary market may result in significant losses.

•	The liquidity of the market for the New Notes may vary materially over time.

•	The New Notes may trade at a substantial premium to or discount from the closing indicative value and/or the intraday indicative value.

•	We have no obligation to issue additional New Notes, and we may cease or suspend sales of the New Notes.

•	Changes in our credit ratings may affect the market value of the New Notes.

•	There are restrictions on the minimum number of New Notes you may redeem and on the dates on which you may redeem them.

•	There may be restrictions on your ability to purchase additional New Notes from us.

Risks Relating to Conflicts of Interest and Hedging

•	There are potential conflicts of interest between you and the calculation agent.

•	Trading and other transactions by Barclays Bank PLC or its affiliates in instruments linked to the Index or index components may impair the market value of the New Notes.

•	Our business activities may create conflicts of interest.

Risks Relating to Tax Consequences

•	The tax consequences are uncertain.

Summary Terms of the New Notes

Please refer to “Description of the New Notes” in this prospectus for more information about the New Notes.

Issuer	Barclays Bank PLC

Series	Global Medium-Term Notes, Series A

Principal Amount	$50

Inception, Issuance and Maturity	The New Notes were first sold on April 20, 2011, were first issued on April 26, 2011 and will be due on April 18, 2041. We refer to April 20, 2011 as the “inception date” of the New Notes.

Secondary Market

We have listed the New Notes on the NYSE Arca under the ticker symbol “OIL.” The ticker symbol “OIL” was used historically in connection with the listing of the Old Notes, which were delisted on April 12, 2018, and in connection with the listing of the iPath® Series B S&P GSCI® Crude Oil New Notes (the “Redeemed Notes”), which we redeemed on April 30, 2020. The New Notes are not the same securities as the Old Notes or the Redeemed Notes.

To the extent an active secondary market in the New Notes exists, we expect that investors will purchase and sell the New Notes primarily in this secondary market. We are not required to maintain any listing of the New Notes on NYSE Arca or any other securities exchange.

CUSIP / ISIN	06740P221 / US06740P2213

Index	The Barclays WTI Crude Oil Pure Beta TR. The Index is designed to give investors exposure to total returns of the commodities included in the Barclays Single Commodity Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Pure Beta Series 2 Methodology. The Index is comprised of exchange-traded futures contracts for WTI crude oil that are included in the Reference Index, as adjusted from time to time. However, unlike the Reference Index, which rolls its exposure to the futures contracts on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. The Index and the Reference Index were created by Barclays Bank PLC, which is the owner of the intellectual property and licensing rights relating to the Index and Reference Index. The Index and Reference Index are administered, calculated and published by Barclays Index Administration (the “Index Sponsor”), a distinct function within the Investment Bank of Barclays Bank PLC.

Payment at Maturity	If you hold your New Notes to maturity, you will receive a cash payment per New Note at maturity in U.S. dollars equal to the closing indicative value on the final valuation date.

Closing Indicative Value

The closing indicative value on the inception date was $50. On each subsequent calendar day until maturity or early redemption of the New Notes, the closing indicative value per New Note will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day minus (4) the futures execution cost on such calendar day.

An “index business day” is a day on which the Index is calculated, as determined by the NYSE Holiday & Hours schedule, as published on https://www.nyse.com/markets/hours-calendars or any successor website thereto. Information contained on the NYSE website is not incorporated by reference in, and should not be considered a part of, this prospectus.

The closing indicative value is not the market price of the New Notes in any secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of the New Notes or as a recommendation to transact in the New Notes at the stated price. The market price of the New Notes at any time may vary significantly from the closing indicative value.

Daily Index Factor	The daily index factor for the New Notes on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.

Futures Execution Cost	The futures execution cost is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost for the New Notes on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the New Notes, the futures execution cost for each New Note will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year. Because the net effect of the futures execution cost is a fixed percentage of the value of each New Note, the aggregate effect of the futures execution cost will increase or decrease in a manner directly proportional to the value of each New Note and the amount of New Notes that are held, as applicable.

Investor Fee

The investor fee per New Note on the inception date was zero. On each subsequent calendar day until January 29, 2021, the investor fee per New Note was equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Effective as of February 1, 2021, the investor fee per New Note will be equal to (1) 0.57% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the investor fee accumulates over time and is subtracted at the rate of approximately 0.57% per year, which we refer to as the

“investor fee rate.” We may, at our sole discretion, increase the investor fee rate to a rate of up to 0.75% per year by issuing a press release announcing such increase no less than 15 calendar days prior to the effective date of such increase.

The investor fee reduces the daily return of the New Notes. Because the net effect of the investor fee is a fixed percentage of the value of each New Note, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each New Note and the amount of New Notes that are held, as applicable.

Intraday Indicative Value

The intraday indicative value is intended to provide investors with an approximation of the effect that changes in the level of the Index during the current trading day would have on the closing indicative value of the New Notes from the previous day. Intraday indicative value differs from closing indicative value in two important respects. First, intraday indicative value is based on the most recent Index level published by the Index Sponsor, which reflects the most recent reported sales prices for the Index components, rather than the closing indicative value for the immediately preceding calendar day. Second, the intraday indicative value only reflects the investor fee and the futures execution cost for the New Notes at the close of business on the preceding calendar day, but does not include any adjustment for the investor fee or the futures execution cost during the course of the current day.

The intraday indicative value is not the market price of the New Notes in any secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of the New Notes or as a recommendation to transact in the New Notes at the stated price. Because the intraday indicative value is based on the intraday Index levels, it will reflect any lags, disruptions or suspensions that affect the Index. The market price of the New Notes at any time may vary significantly from the intraday indicative value due to, among other things, imbalances of supply and demand for the New Notes (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), futures contracts included in the Index and/or other derivatives related to the Index or the New Notes; any trading disruptions, suspension or limitations to any of the forgoing; lack of liquidity; severe volatility; transaction costs; credit considerations; and bid-offer spreads. A premium or discount market price over the intraday indicative value can also arise as a result of mismatches of trading hours between the New Notes and the futures contracts included in the Index, actions (or failure to take action) by the Index Sponsor and the relevant exchange of the futures contracts included in the Index and technical or human errors by service providers, market participants and others.

Holder Redemption

Subject to the notification requirements described below, you may redeem your New Notes on any redemption date during the term of the New Notes. If you redeem your New Notes, you will receive a cash payment in U.S. dollars per New Note on such date in an amount equal to the closing indicative value on the applicable valuation date.

You must redeem at least 50,000 New Notes at one time in order to exercise your right to redeem your New Notes on any redemption date. If you hold fewer than 50,000 New Notes or fewer than 50,000 New Notes are outstanding, you will not be able to exercise your right to redeem your New Notes. In order to redeem your New Notes on a redemption date, you must deliver a notice of holder redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date and follow the procedures set forth under “—Early Holder Redemption Procedures” below. If you fail to comply with these procedures, your notice will be deemed ineffective.

Notwithstanding the foregoing, beginning after the close of trading on February 28, 2020 we have reduced the minimum redemption amount to 5,000 New Notes. Our reduction of the minimum redemption amount will be available to any and all holders of the New Notes on such early redemption dates and will remain in effect until February 28, 2022, unless extended at Barclays’ sole discretion. We may, at any time and in our sole discretion, make further modifications to the minimum redemption amount, including, among others, to reinstate the minimum redemption amount of 50,000 New Notes for all redemption dates after such further modification. Any such modification will be applied on a consistent basis for all holders of the New Notes at the time such modification becomes effective.

Issuer Redemption	We may redeem the New Notes (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. To exercise our right to redeem, we must deliver notice to the holders of the New Notes to be redeemed not less than ten calendar days prior to the redemption date on which we intend to redeem the New Notes. If we redeem the New Notes, you will receive a cash payment in U.S. dollars per New Note in an amount equal to the applicable closing indicative value on the applicable valuation date.

Valuation Date	A valuation date for the New Notes means each business day from April 20, 2011 to April 15, 2041, inclusive (subject to the occurrence of a market disruption event) or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to April 15, 2041 as the “final valuation date.”

Redemption Date	In the case of holder redemption, a redemption date is the third business day following each valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date. In the case of issuer redemption, the redemption date is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.

Trading Day	A day on which (i) the level of the Index is published by the Index Sponsor, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by the calculation agent in its sole discretion.

Calculation Agent	Barclays Bank PLC

Book-Entry Issuance, Denominations, Clearance and Settlement	The New Notes will be available initially only in book-entry form. We expect that the New Notes will be issued in the form of one registered global certificate. The global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee. Securities entitlements in respect of the global certificate will be shown on, and transfers of securities entitlements in respect of the global certificate will be effected through, records maintained by DTC and its direct and indirect participants, as applicable. See “Clearance and Settlement” for a further discussion of these matters.

Further Issues	The Indenture does not limit the amount of debt securities that we may issue. We may, without holders’ consent, create and issue additional securities having the same terms and conditions as the New Notes before, during or after the Exchange Offer. If there is substantial demand for the New Notes, we may issue additional New Notes frequently. We may consolidate the additional securities to form a single class with the outstanding New Notes. However, we are under no obligation to create or sell additional New Notes at any time, and if we do create or sell additional New Notes, we may limit such sales and stop selling additional New Notes at any time. We also reserve the right to cease or suspend sales of New Notes from inventory held by our affiliate Barclays Capital Inc. at any time. If we limit, restrict or stop sales of New Notes, or if we subsequently resume sales of New Notes, the liquidity and trading price of the relevant New Notes in the secondary market could be materially and adversely affected.

Risk Factors

Before making a decision with respect to the Exchange Offer, Noteholders should carefully consider all of the information contained and incorporated by reference in this prospectus and, in particular, the risk factors described below and the risk factors contained in our 2020 Form 20-F. Noteholders should also consider the tax consequences of the Exchange Offer (including disposition of the Old Notes and investment in the New Notes) and the Proposed Amendment. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

Tendering your Old Notes in exchange for the New Notes offered under this prospectus involves significant risks. You should reach your own investment decision about the New Notes only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with participating in the Exchange Offer and with an investment in the New Notes and the suitability of participating in the Exchange Offer and investing in the New Notes in light of the particular characteristics and terms of the New Notes, which are complex in structure and operation, and of your particular financial circumstances.

Risks Relating to the Exchange Offer and Consent Solicitation

We have not obtained a third-party determination that the Exchange Offer is fair to Noteholders.

None of us, the Trustee, the Dealer Manager, the Exchange Agent or the Information Agent makes any recommendation as to whether you should exchange your Old Notes in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of Noteholders for purposes of negotiating the terms of the Exchange Offer, preparing a report concerning the fairness of the Exchange Offer to you or to us or determining that the total consideration offered in the Exchange Offer represents a fair valuation of either the Old Notes or the New Notes. If you tender your Old Notes, you may ultimately receive less value than if you choose to keep them or to participate in the Concurrent Tender Offer. The value of the New Notes to be issued in the Exchange Offer may not equal or exceed the value of the Old Notes tendered or the cash purchase price for the Old Notes in the Concurrent Tender Offer. You must make your own independent decision regarding your participation in the Exchange Offer.

The trading market for the Old Notes that remain outstanding following the completion of the Exchange Offer or the Concurrent Tender Offer may be significantly limited.

To the extent tenders of Old Notes in the Exchange Offer are accepted for exchange by us and the Exchange Offer is completed, the trading market for the Old Notes that remain outstanding following the completion of the Exchange Offer may be significantly limited.

Since April 13, 2018, the Old Notes have not been listed on any securities exchange. If a significant portion of the remaining Old Notes are exchanged pursuant to the Exchange Offer, it would have a negative impact on the liquidity of the outstanding Old Notes. Any remaining Old Notes may command a lower price than a comparable issue of securities with greater market liquidity. A reduced market value and liquidity may also make the trading price of such remaining Old Notes more volatile. Accordingly, the market price for such Old Notes that remain outstanding after the completion of the Exchange Offer may be adversely affected as a result of the Exchange Offer and there can be no assurance that an active trading market will exist for the Old Notes following the Exchange Offer. None of us, the Trustee, the Dealer Manager, the Exchange Agent or the Information Agent has any duty to make a market in any such remaining Old Notes. It will not be possible to ascertain the aggregate principal amount of the Old Notes to be accepted for exchange prior to the Expiration Deadline.

In addition, because we are also offering to purchase for cash any and all Old Notes validly tendered (and not validly withdrawn), subject to the terms and conditions set forth in the Concurrent Tender Offer, to the extent tenders of Old Notes in the Concurrent Tender Offer are accepted by us and the Concurrent Tender Offer is completed, the trading market for the Old Notes that remain outstanding may be significantly and further limited.

If the Proposed Amendment becomes effective, the Old Notes may be redeemed.

Under the terms of the Old Notes, we are required to accept the Old Notes for repurchase at the Closing Indicative Value of the Old Notes, subject to compliance with the requirements and procedures set out in the terms of the Old Notes. The Exchange Offer and the Concurrent Tender Offer will not affect the Noteholders’ repurchase right under the terms of the Old Notes as long as such Old Notes are not tendered pursuant to the Exchange Offer or the Concurrent Tender Offer. If no active trading market exists for the Old Notes following the Exchange Offer or the Concurrent Tender Offer, Noteholders may exit their investment in the Old Notes only by exercising this repurchase right.

If the Consent Threshold (whether in the Exchange Offer, in the Concurrent Tender Offer or both combined) is satisfied and the Proposed Amendment becomes effective, the Old Notes that are not tendered, or that are not accepted for exchange or purchase pursuant to the Exchange Offer or the Concurrent Tender Offer, respectively, will be subject to the amended terms of the Indenture and the Old Note Certificate. We currently intend to effectuate the Proposed Amendment and to redeem all outstanding Old Notes shortly after the Proposed Amendment becomes effective. The value of the payment upon redemption to Noteholders may be greater than or less than the value of the New Notes received pursuant to the Exchange Offer but will not include any amount in excess of the Closing Indicative Value of the Old Notes on the Valuation Date of such redemption.

The Exchange Offer or Consent Solicitation may be extended, withdrawn, terminated, or amended at any time, subject to applicable law.

Until we announce whether we have decided to accept valid tenders of Old Notes pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. This may depend upon the satisfaction or waiver of the conditions of the Exchange Offer. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole and absolute discretion, extend, withdraw, terminate or amend the Exchange Offer or the Consent Solicitation or amend or waive any of the terms and conditions of the Exchange Offer or the Consent Solicitation at any time before such announcement and may, in our sole and absolute discretion, waive any of the conditions of the Exchange Offer or the Consent Solicitation either before or after such announcement. In addition, we reserve the right, in our sole and absolute discretion, to extend, withdraw, terminate or amend either or both of the Exchange Offer and the Concurrent Tender Offer at any time and for any reason. For details, see “The Exchange Offer and Consent Solicitation—Extension, Withdrawal, Termination and Amendment.”

The consummation of the Exchange Offer may not occur or may be delayed. Failure to complete the Exchange Offer could negatively affect the price of the Old Notes.

We are not obligated to complete the Exchange Offer. Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus or any subsequent notices of extension. Accordingly, Noteholders participating in the Exchange Offer may have to wait longer than expected to receive their New Notes, during which time those Noteholders will not be able to effect transfers of their Old Notes tendered in the Exchange Offer or participate in the Concurrent Tender Offer or any other repurchase, repayment or redemption with respect to such Old Notes. In addition, if the Exchange Offer is not completed or is delayed, the market price of the Old Notes may decline to the extent that the current market price of the Old Notes reflects a market assumption that the Exchange Offer has been or will be completed.

We may not accept all Old Notes tendered in the Exchange Offer.

We are not under any obligation to accept for exchange any Old Notes tendered pursuant to the Exchange Offer and shall not be liable to any person for the failure to accept any tender of Old Notes for exchange pursuant to the Exchange Offer. Tenders of Old Notes may be rejected in our sole and absolute discretion for any reason and we are not under any obligation to Noteholders to furnish any reason or justification for refusing to accept for exchange a tender of Old Notes. For example, tenders of Old Notes may be rejected if the Exchange Offer is withdrawn or terminated, if the Exchange Offer does not comply with the relevant requirements of a particular jurisdiction or for any other reason.

You may not receive New Notes in the Exchange Offer if the procedures for the Exchange Offer are not followed.

Noteholders are responsible for complying with all Exchange Offer procedures. Subject to the terms and conditions of the Exchange Offer, the issuance of New Notes in exchange for Old Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.” Therefore, Noteholders who wish to exchange Old Notes for New Notes should allow sufficient time for timely completion of the tender procedure. None of us, the Trustee, the Dealer

Manager, the Exchange Agent or the Information Agent is obligated to extend the Exchange Offer, notify Noteholders of irregularities with respect to any such Noteholder’s Exchange Instruction or notify Noteholders of any failure to follow the proper procedures.

Any Noteholder whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, nominee or other Intermediary should promptly contact such entity if it wishes to tender or withdraw tenders of its Old Notes in the Exchange Offer. Such Intermediaries may have deadlines for participating in the Exchange Offer prior to the Expiration Deadline. Noteholders should carefully review the specific procedures for tendering Old Notes in the section entitled “The Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.”

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed at or prior to the Expiration Deadline. Tenders not completed at or prior to the Expiration Deadline will be disregarded and of no effect.

The value of the Old Notes may exceed the value of the New Notes following the Exchange Offer.

The market value of the New Notes may be affected by a number of factors as described under “Risks Relating to the Return on the New Notes—The market value of the New Notes may be influenced by many unpredictable factors, including volatile WTI crude oil prices” below. No assurance can be given that the performance of the New Notes will be similar to, or better than, the performance of the Old Notes. Following the Exchange Offer, the value of the Old Notes not tendered in the Exchange Offer may exceed the value of the New Notes issued in the Exchange Offer.

We may purchase, repay or redeem any Old Notes not tendered in the Exchange Offer on terms that could be more favorable to Noteholders than the terms of the Exchange Offer.

Concurrently with this Exchange Offer, we are offering to purchase for cash any and all Old Notes validly tendered (and not validly withdrawn), subject to the terms and conditions set forth in the Concurrent Tender Offer. In addition, whether or not the Exchange Offer is completed, we or any of our affiliates may, to the extent permitted by applicable law, acquire (from time to time) Old Notes other than pursuant to the Exchange Offer, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise. Such purchases may be on such terms as we or the relevant affiliate may determine, which may be more or less favorable than the terms pursuant to the Exchange Offer and could be for consideration or otherwise on terms more or less favorable than those contemplated by the Exchange Offer. Noteholders that validly tender (and do not validly withdraw) Old Notes in the Exchange Offer will not, in respect of such tendered Old Notes accepted for exchange, be able to participate in the Concurrent Tender Offer or any other repurchase, repayment or redemption, which may be made on terms that are more favorable than those of the Exchange Offer.

After the Proposed Amendment becomes effective, the Old Notes that are not tendered, or that are not accepted for exchange pursuant to the Exchange Offer, will be subject to the amended terms of the Indenture and the Old Note Certificate. We currently intend to effectuate the Proposed Amendment and to redeem all outstanding Old Notes shortly after the Proposed Amendment becomes effective. The value of the payment upon redemption to Noteholders may be greater than or less than the value of the New Notes received pursuant to the Exchange Offer but will not include any amount in excess of the Closing Indicative Value of the Old Notes on the Valuation Date of such redemption.

If you tender your Old Notes in the Exchange Offer, you will be unable to sell or otherwise transfer any tendered Old Notes or participate in the Concurrent Tender Offer or any other repurchase, repayment or redemption until they are returned to you following withdrawal or non-acceptance.

When considering whether to tender Old Notes in the Exchange Offer, you should take into account that, after the time of such tender, you will not be able to sell or otherwise transfer any tendered Old Notes or participate in the Concurrent Tender Offer or any other repurchase, repayment or redemption with respect to such Old Notes. If you withdraw or we do not accept all or a portion of your tender, these restrictions will continue to apply until your Old Notes are returned to you.

There are significant differences between the Old Notes and the New Notes.

The terms of the New Notes will be substantially different from those of the Old Notes. In addition to differences in financial terms which include, among others, the specific formula for determining the payment at maturity or upon early redemption, the investor fee and relevant dates, the terms of the New Notes differ, among other things, in that the New Notes will be linked to the performance of a proprietary index, the Barclays WTI Crude Oil Pure Beta TR, and subject to a futures execution cost in addition to an investor fee and our right to redeem, in our sole discretion, all, but not less than all, of any outstanding New Notes. Investors should carefully consider these differences in addition to those described under “Comparison of the Material Terms of the Old Notes and the New Notes” in deciding whether to tender Old Notes in exchange for the New Notes.

Legality of purchase.

None of us, the Trustee, the Dealer Manager, the Exchange Agent or the Information Agent has or assumes responsibility for the lawfulness of the acquisition of the New Notes by a prospective investor of the New Notes, whether under the laws of the jurisdiction of its incorporation or the jurisdiction in which it operates (if different), or for compliance by that prospective investor with any law, regulation or regulatory policy applicable to it.

This prospectus does not constitute an invitation to participate in the Exchange Offer in or from any jurisdiction in or from which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities laws or otherwise. Persons into whose possession this prospectus comes are required by us and the Dealer Manager to inform themselves about, and to observe, any such restrictions. No action that would permit a public offer has been or will be taken in any jurisdiction by us or the Dealer Manager.

Noteholders must comply with all laws that apply to them in any place in which they possess this prospectus. Noteholders must also obtain any consents or approvals that they need in order to tender their Old Notes. None of us, the Trustee, the Dealer Manager, the Exchange Agent or the Information Agent is responsible for Noteholders’ compliance with these legal requirements. Non-compliance with these could result in, among other things, the unwinding of trades and/or penalties.

A Noteholder’s failure to consult its own advisers may result in it suffering adverse accounting, financial, legal or tax consequences.

Noteholders should consult their own accounting, financial, legal and tax advisers as they may deem appropriate regarding the suitability to themselves of the accounting, financial, legal and tax consequences of participating or declining to participate in the Exchange Offer and an investment in the New Notes. Noteholders are liable for their own taxes and have no recourse to us, the Trustee, the Dealer Manager, the Exchange Agent or the Information Agent with respect to taxes arising in connection with the Exchange Offer (including disposition of the Old Notes and investment in the New Notes) and the Proposed Amendment.

Risks Relating to the New Notes

As part of making an investment decision, you should make sure you thoroughly understand the terms of the New Notes. You may lose all or a substantial portion of your investment within a single day if you invest in the New Notes. Any payment on the New Notes at or prior to maturity, including any repayment of principal, is not guaranteed by any third party and is subject to the creditworthiness of Barclays Bank PLC.

The New Notes offer exposure to futures contracts and not direct exposure to WTI crude oil or its spot prices. These futures contracts will not track the performance of WTI crude oil. In addition, the nature of the futures market for WTI crude oil has historically resulted in a significant cost to maintain a rolling position in the futures contracts underlying the Index. As a result, the level of the Index, which tracks a rolling position in specified futures contracts, may experience significant declines as a result of these costs, known as roll costs, especially over a longer period. The price of WTI crude oil will perform differently than the Index and, in certain cases, may have positive performance during periods where the Index is experiencing negative performance. In turn, an investment in the New Notes may experience a significant decline in value over time, the risk of which increases the longer that the New Notes are held.

The New Notes may not be suitable for all investors and should be used only by investors with the sophistication and knowledge necessary to understand the risks inherent in the Index, the futures contracts that the Index tracks and investments in WTI crude oil as an asset class generally. Holders of New Notes should actively manage and monitor their investments in the New Notes throughout each trading day. Furthermore, because the investor fee and futures execution cost reduce the amount of your return at maturity or upon early redemption, the level of the Index will need to increase significantly in order for you to receive at least the amount you invested at maturity or upon early redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the investor fee and futures execution cost, or if the level of the Index decreases, you will receive less than the amount you invested at maturity or upon early redemption.

Risks Relating to the Return on the New Notes

The New Notes do not guarantee any return of principal, and you may lose some or all of your investment.

The performance of the New Notes is linked to the performance of the Index less an investor fee and futures execution cost. There is no minimum limit to the level of the Index. Moreover, the New Notes are not principal protected. Therefore, a decrease in the level of the Index could cause you to lose up to your entire investment in the New Notes. You may lose all or a substantial portion of your investment within a single day if you invest in the New Notes.

Furthermore, because the investor fee and futures execution cost reduce the amount of your return at maturity or upon early redemption, the level of the Index will need to increase significantly in order for you to receive at least the amount you invested in the New Notes at maturity or upon early redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the investor fee and futures execution cost, or if the level of the Index decreases, you will receive less than the amount you invested in the New Notes at maturity or upon early redemption. We may, at our sole discretion, increase the investor fee rate to a rate of up to 0.75% per year by issuing a press release announcing such increase no less than 15 calendar days prior to the effective date of such increase. Your return on the New Notes will decrease if we increase the investor fee rate.

The New Notes are subject to the credit risk of the Issuer, Barclays Bank PLC.

The New Notes are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the New Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and are not guaranteed by a third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the New Notes and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the New Notes.

We may redeem the New Notes at any time on or after the inception date.

We have the right to redeem or “call” the New Notes (in whole but not in part) at our sole discretion without your consent on any business day on or after the inception date until and including maturity. If we elect to redeem the New Notes, we will deliver written notice of such election to redeem to the holders of the New Notes not less than ten calendar days prior to the redemption date specified by us in such notice. In this scenario, the New Notes will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver notice.

If we exercise our right to redeem the New Notes, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and may be less than the secondary market trading price of the New Notes. Also, you may not be able to reinvest any amounts received on the redemption date in a comparable investment. Our right to redeem the New Notes may also adversely impact your ability to sell your New Notes, and/or the price at which you may be able to sell your New Notes, particularly after delivery of the issuer redemption notice.

You will not benefit from any increase in the level of the Index if such increase is not reflected in the level of the Index on the applicable valuation date.

If the Index does not increase by an amount sufficient to offset the investor fee and the futures execution cost between the date you purchased the New Notes and the applicable valuation date (including the final valuation date), we will pay you less than the amount you invested in the New Notes at maturity or upon early redemption. This will be true even if the level of the Index as of some date or dates prior to the applicable valuation date would have been sufficiently high to offset the negative effect of the investor fee and futures execution cost. We may, at our sole discretion, increase the investor fee rate to a rate of up to 0.75% per year by issuing a press release announcing such increase no less than 15 calendar days prior to the effective date of such increase.

You will not receive interest payments on the New Notes or have rights in respect of any of the index components.

You will not receive any periodic interest payments on your New Notes. As an owner of the New Notes, you will not have rights that investors in the index components included in the Index may have. Your New Notes will be paid in cash, and you will have no right to receive delivery of any index components or commodities underlying the index components. In addition, the return on your New Notes will not reflect the return you would have realized if you had actually owned the index components or a security directly linked to the performance of the Index and held such investment for a similar period. Any return on your New Notes includes the negative effect of the accrued investor fee. Furthermore, if the level of the Index increases during the term of the New Notes, the market value of the New Notes may not increase by the same amount or may even decline.

The market value of the New Notes may be influenced by many unpredictable factors, including volatile WTI crude oil prices.

The market value of your New Notes may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell your New Notes in the secondary market. We expect that generally the value of the index components will affect the Index and thus the market value of the New Notes and the payment you receive at maturity or upon early redemption, more than any other factor. Several other factors, many of which are beyond our control, and many of which could themselves affect the prices of the futures contracts underlying the Index, will influence the market value of the New Notes and the payment you receive at maturity or upon early redemption, including the following:

•	prevailing spot prices for WTI crude oil and prices of the index components;

•	supply and demand for the New Notes, including inventory positions with Barclays Capital Inc. or any market maker and any decision we may make not to issue additional New Notes or to cease or suspend sales of New Notes from inventory;

•	the level of contango or backwardation in the markets for the relevant WTI crude oil futures contracts and the roll costs associated with maintaining a rolling position in such futures contracts;

•	the time remaining to maturity of the New Notes;

•	the volatility of the Index, the market prices of the index components and the price of WTI crude oil;

•	economic, financial, political, regulatory, geographical or judicial events that affect the level of the Index or the market price of WTI crude oil futures contracts;

•	the general interest rate environment;

•	the perceived creditworthiness of Barclays Bank PLC; or

•	supply and demand in the listed and over-the-counter commodity derivative markets.

These factors interrelate in complex ways, and the effect of one factor on the market value of your New Notes may offset or enhance the effect of another factor.

If a market disruption event has occurred or exists on a valuation date, the calculation agent can postpone the determination of, as applicable, the closing indicative value or the maturity date or a redemption date.

The determination of the value of the New Notes on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption event with respect to the Index has occurred or is continuing on such valuation date. If such a postponement occurs, the index components unaffected by the market disruption event shall be determined on the scheduled valuation date and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for the New Notes be postponed by more than five trading days. As a result, the maturity date or a redemption date (in the case of either holder redemption or issuer redemption) for the New Notes could also be postponed, although not by more than five trading days. If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the level of the Index for such day. See “Description of the New Notes—Terms of the New Notes—Additional Terms of the New Notes—Market Disruption Events” in this prospectus.

Postponement of a valuation date may result in a reduced amount payable at maturity or upon early redemption.

As the payment at maturity or upon early redemption is a function of, among other things, the applicable daily index factor on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable daily index factor and, accordingly, decrease the payment you receive at maturity or upon early redemption.

Risks Relating to the Index

The Pure Beta Series 2 Methodology may produce returns that underperform the Reference Index.

The Index is a proprietary index designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology to the same exchange-traded futures contracts for WTI crude oil as is included in the Reference Index. Although the Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply distortions, there can be no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives. If the Pure Beta Series 2 Methodology does not succeed in these objectives, then an investment in the New Notes may underperform compared to an investment in instruments linked to the Reference Index, possibly by a substantial margin.

The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

Unlike traditional commodity indices, which roll into futures contracts that are nearest to expiration (and that meet the index’s rolling criteria), the futures contracts underlying the Index may be rolled into futures contracts with more distant expiration dates, as selected by the Pure Beta Series 2 Methodology. The Pure Beta Series 2 Methodology may result in the selection of a longer-dated futures contract that results in negative roll yield when that futures contract is rolled, even if positive roll yield or less negative roll yield would have resulted by investing in and rolling into futures contracts with a nearer expiration. If this were to occur, your investment in the New Notes may underperform compared to an investment in instruments linked to traditional commodity indices or linked to the Reference Index.

Future prices of the index components that are different relative to their current prices may result in a reduced amount payable at maturity or upon early redemption.

The Index is composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration date. As time passes, the contract expiring in October may be replaced by a contract for delivery in December. This process is referred to as “rolling.”

If the market for these futures contracts is (putting aside other considerations) in “backwardation,” which means that the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is lower than the sale price of the October contract. Conversely, if the market for these contracts is in “contango,” which means that the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is higher than the sale price of the October contract. The difference between the prices of the two contracts when they are rolled is sometimes referred to as a “roll yield,” and the change in price that contracts experience while they are components of the Index is sometimes referred to as a “spot return.”

The presence of contango in the commodity markets could result in negative roll yields, which could adversely affect the level of the Index. Because of the potential effects of negative roll yields, it is possible for the level of the Index to decrease significantly over time even when the near-term or spot prices of underlying commodities are stable or increasing. It is also possible, when near-term or spot prices of the underlying commodities are decreasing, for the level of the Index to decrease significantly over time even when some or all of the constituent commodities are experiencing backwardation.

Many of the contracts included in the Index have historically experienced periods of backwardation, it is possible that such backwardation will not be experienced in the future. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the level of the Index and, accordingly, decrease the payment you receive at maturity or upon redemption of your New Notes.

The New Notes offer exposure to futures contracts and not direct exposure to physical WTI crude oil.

The New Notes offer investors exposure to the price of futures contracts on WTI crude oil and not to the spot price of WTI crude oil or any other physical commodities. The price of a futures contract reflects the market price of a commodity to be delivered at a specified future point in time, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movement of a futures contract is typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the New Notes may underperform a similar investment that reflects the return on physical WTI crude oil.

Concentration risks associated with the Index may adversely affect the market price of the New Notes.

Because the New Notes are linked to the Index, which maintains a rolling position in WTI crude oil futures, it will be less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware, in particular, that other commodities indices may be more diversified in terms of both the number of and variety of commodity futures contracts than the Index. An investment in the New Notes may therefore carry risks similar to a concentrated securities investment in one industry or sector.

The Index may in the future include contracts that are not traded on regulated futures exchanges.

The Index is currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). However, the Index may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated foreign exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in the Index, may be subject to certain risks not presented by foreign exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Commodity prices may change unpredictably, affecting the level of the Index and the value of your New Notes in unforeseeable ways.

Trading in futures contracts on physical commodities, including trading in the index components, is speculative and can be extremely volatile. Market prices of the index components may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the level of the Index and therefore the value of your New Notes in varying ways, and different factors may cause the prices of the index components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Supply of and demand for physical commodities tends to be particularly concentrated, so prices are likely to be volatile.

The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions or industries.

In particular, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities rely on those markets. Political, economic and other developments that affect those countries may affect the value of the commodities underlying the index components and, thus, the level of the Index and the New Notes linked to the Index.

In addition, because certain of the commodities underlying the index components may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in such countries or with such producers could have a disproportionate impact on the prices of such commodities and therefore the value of your New Notes.

The New Notes may be subject to certain risks specific to WTI crude oil as a commodity.

As an energy-related commodity, WTI crude oil may be subject to a number of risks specific to energy-related commodities, and in particular to WTI crude oil, that may adversely affect its price or result in price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	technological advances or the discovery of new oil reserves leading to increases in the worldwide production of crude oil;

•	further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	geopolitical events;

•	adoption of climate change and greenhouse gas restrictions, including cap and trade regimes, carbon taxes, minimum renewable usage requirements, restrictive permitting, increased efficiency standards and incentives or mandates for renewable energy;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of the Index, and the market value of the New Notes, may offset or enhance the effect of another factor.

In addition, WTI crude oil is also subject to the risk that it has demonstrated a lack of correlation with world crude oil prices due to structural differences between the U.S. market for crude oil and the international market for crude oil. We can give no assurance that the amount payable at maturity or upon early redemption will not be more volatile than world crude oil prices generally.

WTI crude oil prices may change unpredictably, affecting the level of the Index and the value of the New Notes in unforeseeable ways.

Trading in commodity futures contracts, including futures contracts for WTI crude oil, is speculative and can be extremely volatile. It is expected that generally the market value of New Notes linked to the Index will depend primarily on the market price of crude oil. Crude oil prices are subject to volatile price movements over short periods of time and are affected by numerous factors and events, as described herein. Crude oil prices are generally more volatile and subject to greater dislocation than prices of other commodities. Crude oil prices may change rapidly over a short period of time as a result of supply disruptions stemming from world events, or domestic problems such as refinery or pipeline outages. These events tend to effect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. Over the past several years, crude oil prices have experienced unprecedented volatility and have reached historically high levels followed by precipitous declines. There can be no assurance that crude oil prices will reach their historic highs again or that such volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the price of the futures contracts underlying the Index, and as a result, the market value of your New Notes and the amount you receive at maturity or upon early redemption.

In addition, crude oil prices are determined with significant influence by the Organization of Petroleum Exporting Countries (“OPEC”). OPEC has the potential to influence oil prices world-wide because its members possess a significant portion of the world’s oil supply. Further, if oil demand rises quickly or supply declines unexpectedly due to refinery production problems or lagging imports, stocks of oil may decline rapidly. When stocks are low and falling, some wholesalers may become concerned that supplies may not be adequate over the short term and bid higher for the available product, leading to further price increases. It is impossible to predict the aggregate effect of all or any combination of these factors on the price of crude oil. Sudden and dramatic changes in the futures market may also occur, for example, upon commencement of hostilities, or cessation of existing hostilities, that may exist in countries or regions producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Any such changes in the supply and demand of crude oil may result in significant volatility in the price of the reference asset and accordingly, may adversely affect the market value of the New Notes and the payment you receive at maturity or upon early redemption.

Historical levels of the Index or any index component should not be taken as an indication of the future performance of the Index during the term of the New Notes.

It is impossible to predict whether the level of the Index will fall or rise. The actual performance of the Index or any index component over the term of the New Notes, as well as the amount payable at maturity or upon early redemption, may bear little relation to the historical level of the Index or the index components, which in most cases have been highly volatile.

The New Notes will be subject to significant movements in underlying futures markets outside of the hours during which the New Notes are traded on NYSE Arca.

The futures markets on which the index components are traded are open for trading during significant periods of time when the New Notes are not traded on NYSE Arca. Significant price movements may take place in the underlying futures markets during hours when the New Notes are not traded on NYSE Arca, and those movements may be reflected in the market value of the New Notes when trading of the New Notes commences on NYSE Arca.

Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of the New Notes and the amounts payable on your New Notes.

Commodity futures contracts, such as the index components, are subject to legal and regulatory regimes that impose significant regulatory requirements on the trading of such instruments, and on market participants. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulatory scheme (including the rulemaking authority granted to the Commodity Futures Trading Commission (“CFTC”)) extended and expanded this regime. In particular, for example, while position limits currently exist with respect to futures contracts on physical commodities, the CFTC’s proposed rules under Dodd-Frank would create a more extensive and restrictive set of position limits. It is currently unclear whether the proposed position limit rules will be adopted. However, if adopted as proposed, the rules could adversely affect the cost and liquidity of futures contracts and the market value of the New Notes. Similarly, other regulatory organizations (such as the European Securities and Markets Authority) have proposed, and in the future may propose, further reforms similar to those enacted by the Dodd-Frank Act or other legislation which could have an adverse impact on the liquidity and depth of the commodities, futures and derivatives markets. Any of these changes in laws or regulations may have a material adverse effect on the market value of the New Notes and any amounts payable or property deliverable on the New Notes.

Changes in the Treasury Bill rate of interest may affect the level of the Index and your New Notes.

Because the level of the Index is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on your New Notes at maturity or upon early redemption and, therefore, the market value of your New Notes. Assuming the trading prices of the index components included in the Index remain constant, an increase in the Treasury Bill rate of interest will increase the level of the Index and, therefore, the value of your New Notes. A decrease in the Treasury Bill rate of interest will adversely impact the level of the Index and, therefore, the value of your New Notes.

Suspension or disruptions of market trading in commodities and related futures may adversely affect the level of the Index and the value of your New Notes.

The commodity futures markets occasionally experience disruptions in trading (including temporary distortions or other disruptions) due to various factors, such as lack of liquidity in the markets, the participation of speculators and governmental regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your New Notes.

The Index Sponsor, a distinct function within Barclays Bank PLC, will have the authority to make determinations that could materially affect the New Notes in various ways and create conflicts of interest.

Barclays Bank PLC is the owner of the intellectual property and licensing rights relating to the Index, and Barclays Index Administration, a distinct function within the Investment Bank of Barclays Bank PLC, is the Index Sponsor for the Index and the Reference Index. The Index Sponsor is responsible for the composition, calculation and maintenance of the Index and Reference Index. As discussed in “Description of the New Notes—The Index—Modifications to the Index” in this prospectus, the Index Sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Index and Reference Index, and any such judgments or actions may adversely affect the value of the New Notes.

The role played by the Index Sponsor, and the exercise of the kinds of discretion described above and in “Description of the New Notes—The Index—Modifications to the Index” could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC is the issuer of the New Notes. The Index Sponsor has no obligation to take the needs of any buyer, seller or holder of the New Notes into consideration at any time.

The policies of the Index Sponsor and changes that affect the composition and valuation of the Index or the index components could affect the amount payable on your New Notes and their market value.

The policies of the Index Sponsor concerning the calculation of the level of the Index could affect the level of the Index and, therefore, the amount payable on the New Notes at maturity or upon early redemption and the market value of the New Notes prior to maturity.

The Index Sponsor may modify the methodology for calculating the level of the Index. In addition, as described in “Description of the New Notes—Modifications to the Index” in this prospectus, under a number of circumstances the Index Sponsor may make certain changes to the way in which the Index is calculated. The Index Sponsor may also discontinue or suspend calculation or publication of the Index, in which case it may become difficult to determine the market level of the Index. Any such changes could adversely affect the value of your New Notes.

If events such as these occur, or if the level of the Index is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of the Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Description of the New Notes—Terms of the New Notes—Additional Terms of the New Notes—Discontinuance or Modification of the Index.”

Risks Relating to Liquidity and the Secondary Market

There may not be an active trading market in the New Notes; sales in the secondary market may result in significant losses.

Although we have listed the New Notes on NYSE Arca, there can be no assurance that a secondary market for the New Notes will exist at any time. Even if there is a secondary market for the New Notes, whether as a result of any listing of the New Notes or on an over-the-counter basis, it may not provide enough liquidity for you to trade or sell your New Notes easily. In addition, although certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the New Notes, they are not required to do so. If they decide to engage in such transactions, they may stop at any time. We are not required to maintain any listing of the New Notes on NYSE Arca or any other securities exchange and may cause the New Notes to be de-listed at our discretion.

The liquidity of the market for the New Notes may vary materially over time.

We sold a portion of the New Notes on the inception date, and the remainder of the New Notes may be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent. Also, the number of New Notes outstanding or held by persons other than our affiliates could be reduced at any time due to holder redemptions of the New Notes. Accordingly, the liquidity of the market for the New Notes could vary materially over the term of the New Notes. While you may elect to redeem your New Notes prior to maturity, holder redemption is subject to the conditions and procedures described elsewhere in this prospectus, including the condition that you must redeem at least 50,000 New Notes (subject to the reduction of the minimum redemption size to 5,000 New Notes as described elsewhere in this prospectus) at one time in order to exercise your right to redeem your New Notes on any redemption date.

The New Notes may trade at a substantial premium to or discount from the closing indicative value and/or the intraday indicative value.

The New Notes may trade at a substantial premium to or discount from the closing indicative value and/or the intraday indicative value. The closing indicative value is the value of the New Notes calculated by us on a daily basis and is used to determine the payment at maturity or upon early redemption. The intraday indicative value is meant to approximate on an intraday basis the component of the New Note’s value that is attributable to the Index and is provided for reference purposes only. In contrast, the market price of the New Notes at any time is the price at which you may be able to sell your New Notes in the secondary market at that time, if one exists.

If you sell your New Notes on the secondary market, you will receive the market price for your New Notes, which may be substantially above or below the closing indicative value and/or the intraday indicative value due to, among other things, imbalances of supply and demand for the New Notes (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), futures contracts included in the Index and/or other derivatives related to the Index or the New Notes; any trading disruptions, suspension or limitations to any of the forgoing; lack of liquidity; severe volatility; transaction costs; credit considerations; and bid-offer spreads. A premium or discount market price over the intraday indicative value can also arise as a result of mismatches of trading hours between the New Notes and the futures contracts included in the Index, actions (or failure to take action) by the Index Sponsor and the NYSE Arca and technical or human errors by service providers, market participants and others. In addition, paying a premium purchase price over the intraday indicative value could lead to significant losses if you sell your New Notes at a time when such premium is no longer present in the marketplace or if we exercise our right to redeem the New Notes. Furthermore, if you sell your New Notes at a price which reflects a discount below the intraday indicative value, you may experience a significant loss.

The daily settlement price of each futures contract underlying the Index is determined at or prior to 2:30 p.m., New York City time, on each trading day. However, because of a time lag in the publication of the daily settlement price, the closing level of the Index, which is based on the daily settlement price, is typically not published until after 4:00 p.m., New York City time. The Index Sponsor suspends real-time calculation of the intraday level of the Index following the initial determination of the daily settlement price (subject to adjustment to reflect any late settlement of relevant futures contracts), even though the futures contracts underlying the Index might continue to trade on their markets. As a result, the intraday indicative value (which reflects the most recently published intraday level of the Index) will not reflect any trading in the futures contracts underlying the Index that might take place during this time period. Therefore, during this time period, the intraday indicative value is likely to differ from the value of the New Notes that would be determined if real-time trading data of the futures contracts were used in the calculation. As a result, we expect that the trading price of the New Notes is likely to diverge from the intraday indicative value during this time period, particularly if there is a significant price movement in the futures contracts during this time period.

The New Notes trade on the NYSE Arca exchange from approximately 9:30 a.m. to 4:00 p.m., New York City time. The New Notes may also trade during after-hours trading. Therefore, during after-hours trading, the last-published intraday indicative value is likely to differ from any value of the New Notes determined based on real-time trading data of the futures contracts, particularly if there is a significant price movement in the futures contracts during this time period. It is possible that the value of the New Notes could undergo a rapid and substantial decline outside of ordinary market trading hours. You may not be able to accurately assess the value of the New Notes relative to the trading price during after-hours trading, including any premium or discount thereto, when there is no recent intraday indicative value available.

We have no obligation to issue additional New Notes, and we may cease or suspend sales of the New Notes.

As further described in this prospectus under “Description of the New Notes—Terms of the New Notes,” we have the right, but not the obligation, to issue additional New Notes once the initial distribution is complete. We also reserve the right to cease or suspend sales of the New Notes from inventory held at any time after the inception date.

Any limitation or suspension on the issuance or sale of the New Notes may materially and adversely affect the price and liquidity of the New Notes in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the New Notes to trade at a premium over their indicative value. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the New Notes could lead to significant losses in the event you sell your New Notes at a time when such premium is no longer present in the marketplace or if we redeem the New Notes at our discretion. Investors should consult their financial advisors before purchasing or selling the New Notes, especially New Notes trading at a premium over their indicative value.

Changes in our credit ratings may affect the market value of the New Notes.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the New Notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your New Notes. However, because the return on your New Notes is dependent upon certain factors in addition to our ability to pay our obligations on your New Notes, an improvement in our credit ratings will not reduce the other investment risks related to your New Notes.

There are restrictions on the minimum number of New Notes you may redeem and on the dates on which you may redeem them.

You must redeem at least 50,000 New Notes at one time in order to exercise your right to redeem your New Notes on any redemption date. Accordingly, if you hold fewer than 50,000 New Notes or fewer than 50,000 New Notes are outstanding, you will not be able to purchase enough New Notes to meet the minimum size requirement in order to exercise your early repurchase right. The unavailability of the repurchase right can result in the New Notes trading in the secondary market at a discount below their closing indicative value and/or intraday indicative value. The number of New Notes outstanding or held by persons other than our affiliates could be reduced at any time due to early repurchase of the New Notes or due to our or our affiliates’ purchases of New Notes in the secondary market. A suspension of additional issuances of the New Notes could result in a significant reduction in the number of outstanding New Notes if investors subsequently exercise their right to have the New Notes repurchased by us.

Notwithstanding the foregoing, beginning after the close of trading on February 28, 2020 we have reduced the minimum redemption amount to 5,000 New Notes. Our reduction of the minimum redemption amount will be available to any and all holders of the New Notes on such early redemption dates and will remain in effect until February 28, 2022, unless extended at Barclays’ sole discretion. We may, at any time and in our sole discretion, make further modifications to the minimum redemption amount, including, among others, to reinstate the minimum redemption amount of 50,000 New Notes for all redemption dates after such further modification. Any such modification will be applied on a consistent basis for all holders of the New Notes at the time such modification becomes effective.

You may only redeem your New Notes on a holder redemption date if we receive a notice of redemption from you by no later than 4:00 p.m., New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we do not receive your notice of redemption by 4:00 p.m., New York City time, or your confirmation of redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your New Notes on the applicable holder redemption date. Your notice of redemption and confirmation of redemption will not be effective until we confirm receipt. See “Description of the New Notes—Terms of the New Notes—Early Redemption—Early Holder Redemption Procedures” in this prospectus for more information.

There may be restrictions on your ability to purchase additional New Notes from us.

We may, but are not required to, offer and sell New Notes after the inception date through Barclays Capital Inc., our affiliate, as agent. We may impose a requirement to purchase a particular minimum amount of New Notes from our inventory in a single purchase, though we may waive this requirement with respect to any purchase at any time in our sole discretion. In addition, we may offer to sell New Notes from our inventory at a price that is greater or less than the intraday indicative value or the prevailing market price at the time such sale is made. However, we are under no obligation to issue or sell additional New Notes at any time, and if we do issue or sell additional New Notes, we may limit such sales and stop selling additional New Notes at any time.

Any limitations or restrictions that we place on the sale of the New Notes from inventory, and the price at which we sell the New Notes from inventory, may impact supply and demand for the New Notes and may impact the liquidity and price of the New Notes in the secondary market. See “Description of the New Notes—Terms of the New Notes” in this prospectus for more information.

Risks Relating to Conflicts of Interest and Hedging

There are potential conflicts of interest between you and the calculation agent.

Currently, Barclays Bank PLC serves as the calculation agent for the New Notes. The calculation agent will, among other things, determine the amount of the return paid out to you on the New Notes at maturity or upon early redemption. For a more detailed description of the calculation agent’s role, see “Description of the New Notes—Terms of the New Notes—Additional Terms of the New Notes—Calculation Agent” in this prospectus.

If the Index Sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the New Notes. If events such as these occur, or if the level of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of the Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Description of the New Notes—Terms of the New Notes—Additional Terms of the New Notes—Calculation Agent” in this prospectus.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the New Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Trading and other transactions by Barclays Bank PLC or its affiliates in instruments linked to the Index or index components may impair the market value of the New Notes.

We or one or more of our affiliates may hedge our obligations under the New Notes by purchasing index components (including the underlying physical commodities), futures or options on index components or the Index, or other derivative instruments with returns linked to the performance of index components or the Index, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not expected to, any of these hedging activities may adversely affect the market price of index components and the level of the Index and, therefore, the market value of the New Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the New Notes declines.

We or one or more of our affiliates may also engage in trading in index components, futures or options on index components, the physical commodities underlying the index components or the Index, and other investments relating to index components or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of the index components or the level of the Index and, therefore, the market value of the New Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the New Notes. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the New Notes into consideration at any time.

Our business activities may create conflicts of interest.

We and our affiliates expect to play a variety of roles in connection with the issuance of the New Notes. As noted above, we and our affiliates expect to engage in trading activities related to the index components (including the underlying physical commodities), futures or options on index components or the Index, or other derivative instruments with returns linked to the performance of index components or the Index that are not for the accounts of holders of the New Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the New Notes and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the New Notes.

Moreover, we and our affiliates have published and in the future expect to publish research reports with respect to some or all of the physical commodities underlying the index components and physical commodities generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the New Notes. The research should not be viewed as a recommendation or endorsement of the New Notes in any way and investors must make their own independent investigation of the merits of your investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect the market price of the index components and the level of the Index and, therefore, the market value of the New Notes. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the New Notes into consideration at any time.

Risks Relating to Tax Consequences

The tax consequences are uncertain.

The U.S. federal income tax treatment of the Old Notes and the New Notes (together, the “Notes”) is uncertain and the Internal Revenue Service (the “IRS”) could assert that the Notes should be taxed in a manner that is different from that described in this prospectus. As discussed further below, the U.S. Treasury Department and the IRS issued a notice in 2007 indicating that the U.S. Treasury Department and the IRS are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes and whether all or part of the gain you may recognize upon the sale, early redemption or maturity of an instrument such as the Notes should be treated as ordinary income. It is impossible to anticipate how any ultimate guidance would affect the tax treatment of the Exchange Offer (including disposition of the Old Notes and investment in the New Notes) and the Proposed Amendment. See “Material U.S. Federal Income Tax Consequences” for a discussion of the material U.S. federal income tax consequences of the Exchange Offer and the ownership and disposition of the New Notes acquired in the Exchange Offer.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

Our historical financial statements and the accompanying notes in the 2020 Form 20-F are incorporated by reference herein. Barclays Bank Group’s summary financial information as at December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 are set out in the 2020 Form 20-F, which is incorporated by reference herein.

Use of Proceeds

We will not receive any cash proceeds from the Exchange Offer or the Consent Solicitation.

The Exchange Offer and Consent Solicitation

Purpose of the Exchange Offer and Consent Solicitation

We are conducting the Exchange Offer to mitigate risk management challenges faced by our Cross-Asset Solutions business resulting from recent volatility in the markets for oil futures tracked by the S&P GSCI® Crude Oil Total Return Index. Although we have taken steps over the past few years to reduce the amount of Old Notes outstanding and to encourage investors to sell their Old Notes back to us, including by delisting the Old Notes from the exchange and undertaking a cash tender offer, the remaining amount of Old Notes outstanding continues to present a material risk to us and, therefore, we wish to undertake further action to reduce the size of the Old Notes outstanding. We are conducting the Consent Solicitation to amend the terms of the Old Notes to add an issuer call feature, which would enable us to redeem the remaining Old Notes that are outstanding after the conclusion of the Exchange Offer and Concurrent Tender Offer.

Terms of the Exchange Offer and Consent Solicitation

General

We are offering to exchange any and all outstanding Old Notes for New Notes based on the Exchange Ratio, upon the terms and subject to the conditions set forth in this prospectus. We are also soliciting consents to the Proposed Amendment, upon the terms and subject to the conditions set forth in this prospectus. Noteholders who validly tender (and do not validly withdraw) their Old Notes will be deemed to have consented to the Proposed Amendment under the Consent Solicitation.

If the Noteholders of a majority in aggregate principal amount of the Old Notes have validly tendered (and have not validly withdrawn) their Old Notes as of the Expiration Deadline (whether in the Exchange Offer, in the Concurrent Tender Offer or both combined), the Consent Threshold will be deemed to be satisfied. If the Consent Threshold is satisfied, it is expected that the Indenture and the Old Note Certificate will be amended promptly following the Expiration Date to provide us with the right to redeem, in our sole discretion, all, but not less than all, of the outstanding Old Notes on the Redemption Date for a cash payment per $2,000 principal amount of Old Notes equal to the Closing Indicative Value (as defined below) of the Old Notes on the Valuation Date.

With respect to each Old Note, the “Closing Indicative Value” means on any day, an amount equal to (1) the principal amount of $2,000 times (2) the index factor of the Old Notes on that day minus (3) the investor fee (as defined below) per Old Note on that day. The “index factor” for the Old Notes on any trading day will be equal to the closing level of the S&P GSCI® Crude Oil Total Return Index (the “Old Index”) on that trading day divided by the closing level of the Old Index on the inception date of the Old Notes.

Old Notes accepted by us pursuant to the Exchange Offer will be immediately cancelled. Old Notes that have not been validly tendered and/or accepted for exchange pursuant to the Exchange Offer will remain outstanding after the Settlement Date. After the Proposed Amendment becomes effective, the Old Notes that are not tendered, or that are not accepted for exchange pursuant to the Exchange Offer, will be subject to the amended terms of the Indenture and the Old Note Certificate. We currently intend to effectuate the Proposed Amendment promptly after the Expiration Date and redeem all outstanding Old Notes shortly after the Proposed Amendment becomes effective. The value of the payment upon redemption to Noteholders may be greater than or less than the value of the New Notes received pursuant to the Exchange Offer but will not include any amount in excess of the Closing Indicative Value of the Old Notes on the Valuation Date of such redemption.

Concurrently with this Exchange Offer, we are offering to purchase for cash any and all Old Notes validly tendered (and not validly withdrawn), subject to the terms and conditions set forth in the Concurrent Tender Offer. Noteholders who validly tender (and do not validly withdraw) their Old Notes pursuant to the Concurrent Tender Offer will also be deemed to have consented to the Proposed Amendment under the Consent Solicitation. The Consent Threshold may be satisfied in this Exchange Offer, the Concurrent Tender Offer or both combined. However, an overlapping tender is not valid and will not be accepted by us under either this Exchange Offer or the Concurrent Tender Offer.

We reserve the right, in our sole and absolute discretion, to extend, withdraw, terminate or amend the terms and conditions of, either or both of the Exchange Offer and the Concurrent Tender Offer at any time and for any reason, as described in this prospectus. Details of any such extension, withdrawal, termination or amendment will be notified to the Noteholders as soon as possible after such decision. A tender of Old Notes may only be made by the submission of a valid Exchange Instruction. The acceptance of Old Notes for exchange pursuant to the Exchange Offer is conditional on the satisfaction of the conditions of the Exchange Offer, set out in “—Conditions of the Exchange Offer” below.

Under the terms of the Old Notes, we are required to accept the Old Notes for repurchase at the Closing Indicative Value of the Old Notes, subject to compliance with the requirements and procedures set out in the terms of the Old Notes. The Exchange Offer and the Consent Solicitation will not affect the Noteholders’ repurchase right under the terms of the Old Notes. Accordingly, Noteholders may choose to avail themselves of this repurchase right instead of tendering their Old Notes in the Exchange Offer. The value of the payment to Noteholders upon exercise of this repurchase right may be greater than or less than the value of the New Notes received pursuant to the Exchange Offer but will not include any amount in excess of the Closing Indicative Value of the Old Notes on the relevant valuation date.

Exchange Ratio

The Exchange Ratio per $2,000 principal amount of Old Notes validly tendered in the Exchange Offer (and not validly withdrawn) prior to the Expiration Deadline and accepted for exchange will be equal to               New Notes, which will be delivered on the Settlement Date, unless the Exchange Offer is extended or terminated. The New Notes were first issued on April 26, 2011. Upon completion of the Exchange Offer, we will issue additional New Notes to the tendering Noteholders and consolidate such additional New Notes to form a single class with the New Notes currently outstanding.

No Fractional New Notes

No fractional New Notes will be issued in connection with the Exchange Offer. A tendering Noteholder will receive a cash amount on the Settlement Date in lieu of any fractional New Notes, calculated using the closing indicative value (as defined herein) of the New Notes on the Expiration Date. We will calculate cash amounts in lieu of any fractional New Notes payable in respect of the Old Notes, and our calculations will be final and binding absent manifest error.

Minimum Denomination

Book-entry interests in the New Notes will be issued in minimum denominations of $50 and in integral multiples of $50 in excess thereof.

Exchange Offer and Consent Solicitation Period

The Exchange Offer and Consent Solicitation commence on                         , 2021 and will expire at 5:00 p.m., New York City time, on                         , 2021, unless extended or early terminated by us, in which case notification to that effect will be given by us or on our behalf in accordance with the methods set out in “—Announcements” below.

Conditions of the Exchange Offer

We will not be required to accept for exchange, or to issue New Notes or pay any cash amount in lieu of any fractional New Notes pursuant to the Exchange Offer unless the conditions of the Exchange Offer are satisfied or waived. In all cases, the issuance of New Notes and payment of cash amounts in lieu of any fractional New Notes pursuant to the Exchange Offer will be made only after the submission of a valid Exchange Instruction in accordance with the procedures described under “—Procedures for Tendering Old Notes.” These procedures include the submission of instructions through DTC’s ATOP procedures. No acknowledgment of receipt of any Exchange Instruction and/or other documents will be given by us or the Exchange Agent.

We may also extend, withdraw, terminate, or amend the Exchange Offer and may (subject to Rule 14e-1 under the Exchange Act) postpone the acceptance for exchange of, and issuance of New Notes and payment of cash amounts in lieu of any fractional New Notes in respect of, any Old Notes so tendered in the Exchange Offer, if any of the following conditions are not satisfied or waived as of the Expiration Deadline:

•	there shall not have been any change or development that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the consummation of the Exchange Offer or otherwise materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects, the Old Notes or the New Notes;

•	there shall not have been instituted or threatened any action, proceeding or investigation by or before, and no injunction, order or decree shall have been issued by, and no statute, rule or regulation shall be proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer by, any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality, that relates in any manner to the Exchange Offer and that in our reasonable judgment makes it advisable for us to terminate the Exchange Offer;

•	there shall not have occurred:

•	any general suspension of or limitation on trading in securities in the United States or the United Kingdom securities or financial markets, whether or not mandatory;

•	any disruption in the trading of our securities or material change in the trading prices of the Old Notes;

•	a declaration, whether or not mandatory, of a banking moratorium or any suspension of payments with respect to banks in the United States or the United Kingdom or any limitation, whether or not mandatory, by any governmental agency or authority which adversely affects the extension of credit;

•	any limitation, whether or not mandatory, by a governmental agency or authority which may adversely affect our ability to complete the Exchange Offer;

•	a commencement of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or the United Kingdom or their respective citizens; or

•	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

•	the Registration Statement of which this prospectus forms a part shall have become effective, no stop order suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending or, to our knowledge, shall be contemplated or threatened by the SEC; and

•	the Consent Threshold has not been satisfied in the Exchange Offer, in the Concurrent Tender Offer or both combined.

If any of the conditions are not satisfied by the Expiration Deadline, we may, in our sole and absolute discretion, terminate the Exchange Offer or extend the Exchange Offer and continue to accept tenders.

We may also reject for exchange any Old Notes not previously accepted for exchange, if any of the conditions to the Exchange Offer specified above are not satisfied. In addition, we may reject tenders of Old Notes that we consider in our sole and absolute discretion not to have been validly tendered in the Exchange Offer and we are under no obligation to any relevant Noteholder to furnish any reason or justification for refusing to accept such tenders. For example, tenders of Old Notes may be rejected and not accepted and may be treated as not having been validly tendered in the Exchange Offer if any such tender does not comply with the requirements of a particular jurisdiction.

However, we will at any time have the sole and absolute discretion to accept for exchange any Old Notes tendered in the Exchange Offer, the tender of which would otherwise be invalid or, in our sole opinion, may otherwise be invalid. Noteholders are also advised that we may, in our sole and absolute discretion, accept tenders of Old Notes for exchange pursuant to the Exchange Offer on more than one date if the Exchange Offer is extended or re-opened. Subject only as aforesaid, the acceptance of Old Notes validly tendered in accordance with the terms of the Exchange Offer by us will be irrevocable and once accepted the Exchange Offer will constitute binding obligations of the submitting Noteholders and ours to settle the Exchange Offer.

Although we have no present plans to do so, we expressly reserve the right, in our sole and absolute discretion, to extend, withdraw, terminate or amend the Exchange Offer even if all the conditions to the Exchange Offer are satisfied. In addition, we expressly reserve the right, at any time or at various times, to waive any conditions to the Exchange Offer, in whole or in part, except as to the requirement that the Registration Statement be declared effective, which condition we cannot waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any extension, amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely public announcement.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

In addition, as described below under “—Extension, Withdrawal, Termination and Amendment,” subject to applicable law, we may in our absolute discretion terminate the Exchange Offer for any reason even if all the conditions to the Exchange Offer are satisfied.

Supplemental Indenture and Revised Old Note Certificate

If the Consent Threshold is satisfied (whether in the Exchange Offer, in the Concurrent Tender Offer or both combined), we will be entitled to execute a supplemental indenture to amend the Indenture to effect the Proposed Amendment and to provide for the cancellation of the Old Note Certificate and the issuance of a revised global certificate in substantially the form set forth in Exhibit 4.4 to the Registration Statement of which this prospectus is a part.

Extension, Withdrawal, Termination and Amendment

We reserve the right to extend the Expiration Deadline for the Exchange Offer, and delay acceptance for exchange of the Old Notes tendered in the Exchange Offer, by giving oral or written notice to the Exchange Agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes you have previously tendered in the Exchange Offer will remain subject to the Exchange Offer and subject to your right to withdraw in accordance with the Exchange Offer.

We reserve the right, regardless of whether or not the conditions to the Exchange Offer have been satisfied but subject to applicable law, to withdraw or terminate the Exchange Offer prior to the Expiration Deadline or to amend it in any respect. If we withdraw, terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice and will issue a timely public announcement regarding the withdrawal, termination or amendment. Upon withdrawal or termination of the Exchange Offer for any reason, any Old Notes previously tendered in the Exchange Offer will be promptly returned to the tendering Noteholders.

If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the change or waiver, and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open for a minimum of five (5) business days from the date we disseminate that disclosure.

We may amend the consideration offered in the Exchange Offer no later than 5:00 p.m., New York City time, on                         , 2021 without extending the Expiration Deadline. If we make any such amendment after 5:00 p.m., New York City time, on                         , 2021, we will extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of ten (10) business days from the date we disseminate that disclosure. If we make any such amendment, we will promptly disseminate disclosure regarding the change through a supplement to this prospectus.

Subject to applicable law and as provided in this prospectus, we may, in our sole and absolute discretion, extend, withdraw, terminate or amend the Exchange Offer or the Consent Solicitation or amend or waive any of the terms and conditions of the Exchange Offer or the Consent Solicitation at any time before such announcement and may, in our sole and absolute discretion, waive any of the conditions of the Exchange Offer or the Consent Solicitation either before or after such announcement. In addition, we reserve the right to extend, withdraw, terminate or amend either or both of the Exchange Offer and the Concurrent Tender Offer at any time and for any reason.

We also reserve the right at any time or from time to time during, or following completion or cancellation of, the Exchange Offer to purchase or exchange or offer to purchase or exchange Old Notes or to issue an invitation to submit offers to sell Old Notes (including, without limitation, those offered pursuant to the Exchange Offer but not accepted for exchange), in each case on terms that may be more or less favorable than those contemplated by the Exchange Offer. The making of any such new offer and the issuance of any new offer to purchase will depend on various factors, including the aggregate principal amount of Old Notes exchanged pursuant to the Exchange Offer.

Procedures for Tendering Old Notes

Noteholders that need assistance with respect to the procedures for participating in the Exchange Offer should contact the Information Agent, the contact details for whom are on the back cover of this prospectus.

General

We will accept tenders of Old Notes in the Exchange Offer only by way of the submission of valid Exchange Instructions in accordance with the procedures set out in this section.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed at or prior to the Expiration Deadline. Tenders not completed at or prior to the Expiration Deadline will be disregarded and of no effect.

By submitting a tender with respect to Old Notes, Noteholders are deemed to make certain acknowledgments, representations, warranties and undertakings to us, the Dealer Manager, the Exchange Agent and the Information Agent as set forth under “—Noteholder Representations” below. In addition, Noteholders who validly tender (and do not validly withdraw) their Old Notes will be deemed to have consented to the Proposed Amendment under the Consent Solicitation. Noteholders may not consent to the Proposed Amendment in the Consent Solicitation without tendering the Old Notes.

Only a DTC Participant can properly instruct DTC with regard to submitting Exchange Instructions. In so instructing, the DTC Participant, and the tendering Noteholder on whose behalf it is acting, will be deemed to have read and agreed to be bound by the terms and conditions of the Exchange Offer contained in this prospectus. Each DTC Participant will be deemed to consent to having DTC provide details concerning such DTC Participant’s identity to the Exchange Agent (and for the Exchange Agent to provide such details to us and the Dealer Manager, and their respective legal advisers).

The tendering of Old Notes in the Exchange Offer will be deemed to have occurred upon receipt by the Exchange Agent via DTC of a valid Exchange Instruction submitted in accordance with the requirements of DTC. It is the responsibility of Noteholders to validly tender their Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify a Noteholder of defects in their tender. We also reserve the absolute right to waive any defect, irregularity or delay in respect of particular Old Notes, whether or not we elect to waive similar defects, irregularities or any delay in respect of other Old Notes.

Exchange Instructions must be submitted in respect of a principal amount of Old Notes of no less than their minimum denomination of $2,000 principal amount of the Old Notes and integral multiples of $2,000 thereafter.

If any custodial entity submits an offer aggregating multiple instructions from Noteholders, such custodial entity will be responsible for ensuring that any New Notes and any cash amounts in lieu of any fractional New Notes are allocated to such Noteholders’ accounts pursuant to the Exchange Offer.

An Exchange Instruction may be revoked only by a Noteholder, or the relevant DTC Participant on its behalf, in the limited circumstances and in the manner described in “The Exchange Offer and Consent Solicitation—Revocation Rights.”

How to Tender If You Are a Beneficial Owner but Not a DTC Participant

If a Noteholder holds its Old Notes through a custodian or other Intermediary, such Noteholder may not submit an Exchange Instruction directly. It should therefore contact its custodian or other Intermediary to instruct its custodian or Intermediary to submit an Exchange Instruction on its behalf. In the event that the relevant custodian or Intermediary is unable to submit an Exchange Instruction on its behalf by one of the methods described herein, the Noteholder should contact the Exchange Agent for assistance in submitting its Exchange Instruction. There can be no assurance that the Exchange Agent will be able to assist any such Noteholders in successfully submitting an Exchange Instruction.

Noteholders are advised to check with any bank, securities broker or other Intermediary through which they hold Old Notes when such Intermediary would require to receive instructions from a Noteholder in order for that Noteholder to be able to participate in, or revoke their instruction to participate in, the Exchange Offer before the deadlines specified in this prospectus. The deadlines set by any such Intermediary and DTC for the submission of Exchange Instructions may be earlier than the relevant deadlines specified in this prospectus.

Only DTC Participants may submit Exchange Instructions. Each Noteholder that is not a DTC Participant must arrange for the DTC Participant through which it holds the relevant Old Notes to submit an Exchange Instruction on its behalf to DTC by the deadlines specified by DTC.

Because the Exchange Offer will expire at 5:00 p.m., New York City time, on                         , 2021 (unless extended or early terminated by us), Noteholders who hold their Old Notes through a custodian or other Intermediary and who intend to tender their Old Notes on the Expiration Date should allow sufficient time for completion of the ATOP procedures before 5:00 p.m., New York City time, on the Expiration Date.

How to Tender if You Are a DTC Participant

To participate in the Exchange Offer, a DTC Participant must comply with the ATOP procedures of DTC described below.

Procedures for Tender of Old Notes Held through DTC’s ATOP

Any Noteholder who holds Old Notes through DTC must arrange for a DTC Participant in DTC to electronically transmit the Noteholder’s Exchange Instruction through DTC’s ATOP system, for which the Exchange Offer will be eligible. Accordingly, a DTC Participant whose name appears on the security position listing as the holder of the Old Notes must electronically transmit its acceptance of the Exchange Offer by causing DTC to irrevocably transfer Old Notes in the participant’s account to the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures. DTC will then send an agent’s message (as defined below) to the Exchange Agent.

An “agent’s message” is a message, transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received this prospectus and agrees to be bound by the terms of the Exchange Offer, and that the Issuer may enforce the terms of the Exchange Offer against such participant.

Although transfer of the Old Notes to the Exchange Agent’s account at DTC may be effected through book-entry at DTC, an agent’s message must be transmitted by DTC and received by the Exchange Agent at or prior to the Expiration Deadline in order to validly tender Old Notes pursuant to the Exchange Offer. Old Notes tendered through DTC’s ATOP system will be held to the order of the Exchange Agent until the earlier of the time of settlement on the Settlement Date, or the termination of the Exchange Offer (if applicable). Such Old Notes will be released after the Exchange Offer has expired.

Noteholders who intend to tender their Old Notes on the Expiration Date should allow sufficient time for completion of the ATOP procedures before 5:00 p.m., New York City time, on the Expiration Date.

All tenders submitted through DTC’s ATOP system must be submitted in accordance with the deadlines and procedures established by DTC and an agent’s message with respect to any tender must be received by the Exchange Agent at or prior to the Expiration Deadline.

There are no letters of transmittal for the Exchange Offer. Noteholders who hold Old Notes through DTC must tender their Old Notes through DTC’s ATOP procedures.

Tenders and instructions other than in accordance with the procedures set out in this section will not be accepted.

We will only accept tenders of Old Notes in the Exchange Offer by way of the submission of valid Exchange Instructions in accordance with the procedures set out in this section. It is also each Noteholder’s responsibility to inform itself of, and arrange for timely tender of its Old Notes in accordance with, DTC’s procedures and deadlines.

Irregularities

All questions as to the validity, form and eligibility (including time of receipt) of any Exchange Instruction or as to the revocation of any Exchange Instruction will be determined by us, in our sole and absolute discretion, and such determination will be final and binding.

We reserve the absolute right to reject any and all Exchange Instructions, or revocation instructions not in proper form or in respect of which the acceptance by us may be unlawful. We also reserve the absolute right to waive any defects, irregularities or delay in the submission of any and all Exchange Instructions or revocation instructions. We also reserve the absolute right to waive any such defect, irregularity or delay in respect of particular Old Notes, whether or not we elect to waive similar defects, irregularities or any delay in respect of other Old Notes.

Any defect, irregularity or delay must be cured within such time as we determine, unless waived by it. Exchange Instructions will be deemed not to have been made until such defects, irregularities or delays have been cured or waived. None of us, the Dealer Manager, the Exchange Agent or the Information Agent shall be under any duty to give notice to a Noteholder of any defects, irregularities or delays in the receipt or non-receipt of any Exchange Instruction or revocation instructions nor shall any of them incur any liability for failure to give such notice.

Determination of Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes will be determined by us, in our sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. We reserve the absolute right to reject any or all tenders of Old Notes that we determine are not in proper form or not properly tendered or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. A waiver of any defect or irregularity with respect to the tender of one Old Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Old Notes except to the extent we may otherwise so provide. Our interpretations of the terms and conditions of the Exchange Offer, including the terms and instructions in any Exchange Instruction, will be final and binding. Tenders of Old Notes shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the Trustee, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to you for failure to give any such notice.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon the terms and subject to the conditions of the Exchange Offer, we will accept for exchange, and promptly deliver the New Notes and any cash amounts in lieu of any fractional New Notes in exchange for, validly tendered Old Notes that were not validly withdrawn pursuant to the Exchange Offer.

For purposes of the Exchange Offer, we will be deemed to have accepted Old Notes for exchange if, as and when we give oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

We will deliver New Notes and any cash amounts in lieu of any fractional New Notes in exchange for Old Notes accepted for exchange in the Exchange Offer after the Expiration Deadline, by delivering the New Notes and paying any cash amounts in lieu of any fractional New Notes on the Settlement Date to the DTC accounts in which the relevant Old Notes are held. The delivery of such New Notes and payment of such cash amounts in lieu of any fractional New Notes to DTC will discharge our obligation to all such tendering Noteholders in respect of the delivery of the New Notes and payment of any cash amounts in lieu of any fractional New Notes.

Revocation Rights

Old Notes tendered before the Expiration Deadline may be validly revoked at any time at or before the Expiration Deadline. If the Exchange Offer is extended, Old Notes subject to the Exchange Offer may be validly revoked at any time before the new Expiration Deadline of the extended Exchange Offer. If the Exchange Offer is terminated, the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering Noteholders.

For a revocation of a tender of Old Notes to be effective, a valid electronic revocation instruction must be provided to DTC at or before the Expiration Deadline. Any such instruction must specify the Old Notes to which the original Exchange Instruction related, the securities account to which such Old Notes are credited and any other information required under DTC’s ATOP procedures. Noteholders who hold their Old Notes through a custodian or other Intermediary and who intend to revoke their tender on the Expiration Date should allow sufficient time for completion of the ATOP procedures before 5:00 p.m., New York City time, on the Expiration Date.

Revocation of a tender of Old Notes can only be accomplished in accordance with the foregoing procedures. Any permitted revocation may not be rescinded. Any tender of Old Notes properly revoked will thereafter be deemed not validly tendered for purposes of the Exchange Offer; provided, however, that Old Notes may be re-tendered again following one of the appropriate procedures described herein at any time at or before the Expiration Deadline.

Noteholders who validly revoke their tenders of the Old Notes will be deemed to have withdrawn their consents to the Proposed Amendment under the Consent Solicitation. Noteholders may not revoke consents without withdrawing the previously tendered Old Notes to which such consents relate.

All questions as to the form and validity (including time of receipt) of any notice of revocation of a tender will be determined by us, which determination shall be final and binding. None of us, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of revocation of a tender or incur any liability for failure to give any such notification.

Noteholders are advised to check with any bank, securities broker or other Intermediary through which they hold Old Notes when such Intermediary would require to receive revocation instructions from a Noteholder in order for that Noteholder to be able to revoke their instruction to participate in, the Exchange Offer.

Noteholders may not rescind their valid withdrawals of tendered Old Notes, and any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, Old Notes validly withdrawn may thereafter be retendered at any time at or prior to the Expiration Deadline by following the procedures described under “—Procedures for Tendering Old Notes.”

Noteholder Representations

By submitting a valid Exchange Instruction to DTC in accordance with the standard procedures of DTC, the Noteholder of the relevant Old Notes and, if applicable, any Intermediary or DTC Participant submitting such Exchange Instruction on such Noteholder’s behalf shall be deemed to agree to, acknowledge, represent, warrant and undertake to us, the Dealer Manager, the Exchange Agent and the Information Agent the following at the Expiration Deadline, and on the Settlement Date (if the Noteholder, Intermediary or DTC Participant is unable to give these acknowledgments, agreements, representations, warranties and undertakings, such Noteholder, Intermediary or DTC Participant should contact the Exchange Agent immediately) that:

(a)	Non-reliance: none of us, the Dealer Manager, the Exchange Agent or the Information Agent has given it any information with respect to the Exchange Offer or Consent Solicitation save as expressly set out in the prospectus nor has any of them made any recommendation to it as to whether it should tender Old Notes in the Exchange Offer; and it has received the prospectus, and has reviewed and accepts the terms, conditions, risk factors and other considerations of the Exchange Offer and Consent Solicitation, all as described in the prospectus, and it is assuming all the risks inherent in participating in the Exchange Offer and Consent

Solicitation and has undertaken an appropriate analysis of the implications of the Exchange Offer and Consent Solicitation without reliance on us, the Dealer Manager, the Exchange Agent or the Information Agent;

(b)	Identity: in the case of a DTC Participant, by submitting instructions through DTC’s ATOP procedures, it will be deemed to consent to having DTC provide details concerning its identity to the Exchange Agent (and for the Exchange Agent to provide such details to us and the Dealer Manager, and their respective legal advisers);

(c)	Renunciation of title and claims: upon the terms and subject to the conditions of the Exchange Offer, it tenders in the Exchange Offer the aggregate principal amount of Old Notes in its account that are the subject of instructions submitted through DTC’s ATOP procedures and, subject to and effective upon acceptance for exchange by us of such Old Notes, it renounces all right, title and interest in and to all such Old Notes accepted for exchange by or at our direction pursuant to the Exchange Offer and waives and releases any rights or claims it may have against us with respect to any such Old Notes or the Exchange Offer or Consent Solicitation, as the case may be, and it unconditionally and irrevocably releases, discharges and waives all claims (including all claims for interest, costs and orders for costs), actions and causes of action, present or future and however arising, whether or not presently known or unknown (including those which arise hereafter upon a change in the relevant law) whether arising in equity or under common law or statute or by reason of breach of contract or in respect of any tortious act or omission or otherwise (whether or not damage has yet been suffered) it has, may have or had against us and each of our present or former officers, directors, employees or agents which arise out of or relate to, or are in any way connected with the Old Notes, or non-contractual obligations arising out of or in connection with the Old Notes. Further, it undertakes and covenants not to, and shall procure that any entity controlled, directly or indirectly, by it, or that controls, directly or indirectly, it, shall not, make, pursue, litigate, commence or prosecute any proceedings in relation to the Old Notes, or non-contractual obligations arising out of or in connection with the Old Notes, against us or any of our present or former officers, directors, employees or agents following repurchase of the Old Notes on the Settlement Date in accordance with the provisions of this prospectus;

(d)	Ratification: it agrees to ratify and confirm each and every act or thing that may be done or effected by us, any of our directors or any person nominated by us in the proper exercise of his or her powers and/or authority hereunder;

(e)	Further acts: it agrees to do all such acts and things as shall be necessary and execute and deliver any additional documents deemed by us to be desirable, in each case to complete the transfer of the relevant Old Notes to us or our nominee in exchange for New Notes pursuant to the Exchange Offer and/or to perfect any of the authorities expressed to be given hereunder;

(f)	Compliance with applicable laws: it has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other required consents; complied with all requisite formalities; and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any offer, tender or acceptance in any jurisdiction and it has not taken or omitted to take any action in breach of the terms of the Exchange Offer or Consent Solicitation or which will or may result in us, the Dealer Manager, the Exchange Agent, the Information Agent or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offer or Consent Solicitation;

(g)	Sanctions: it is not (i) a person that is, or is owned or controlled by a person that is, described or designated as a “specially designated national” or “blocked person” in the most current U.S. Treasury Department list of “Specially Designated National and Blocked Persons” (which can be found at http://sdnsearch.ofac.treas.gov/); or (ii) currently subject to, or in violation of, any sanctions under (x) the laws and regulations that have been officially published and are administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), or any enabling legislation or executive order relating thereto; or (y) any equivalent sanctions or measures officially published and imposed by the European Union, Her Majesty’s Treasury, the United Nations Security Council or any other relevant sanctions authority, including sanctions imposed against certain states, organizations and individuals under the

European Union’s Common Foreign & Security Policy;

(h)	Successors and assigns: all authority conferred or agreed to be conferred pursuant to its acknowledgments, agreements, representations, warranties and undertakings, and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(i)	No unlawful invitation: it is not a person to whom it is unlawful to make an invitation pursuant to the Exchange Offer under applicable securities laws, it has not distributed or forwarded the prospectus or any other documents or materials relating to the Exchange Offer and Consent Solicitation to any such person(s) and it has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Exchange Instruction in respect of the Old Notes it is tendering for exchange) complied with all laws and regulations applicable to it for the purposes of its participation in the Exchange Offer and Consent Solicitation;

(j)	Power and authority: it has full power and authority to tender, sell, assign and transfer the Old Notes it has tendered in the Exchange Offer and to purchase and own the New Notes pursuant to the Exchange Instruction and, if such Old Notes are accepted for exchange by us pursuant to the Exchange Offer, such Old Notes will be transferred to, or to the order of, us with full title free from all liens, charges and encumbrances, not subject to any adverse claim and together with all rights attached thereto, and it will, upon request, execute and deliver any additional documents and/or do such other things deemed by us to be necessary or desirable to complete the transfer and cancelation of such Old Notes or to evidence such power and authority;

(k)	Compliance with DTC requirements: it holds and will hold, until the time of settlement on the Settlement Date, the relevant Old Notes in DTC and, in accordance with the requirements of, and by the deadline required by, DTC, it has delivered instructions through DTC’s ATOP procedures so that, at any time pending the transfer of such Old Notes on the Settlement Date to us or to its agent on its behalf, no transfers of such Old Notes may be effected;

(l)	Incorporation: the terms and conditions of the Exchange Offer and Consent Solicitation shall be deemed to be incorporated in, and form a part of, the Exchange Instruction which shall be read and construed accordingly, and that the information given by or on behalf of such Noteholder in the Exchange Instruction is true and will be true in all respects at the time of exchange on the Settlement Date.

(m)	No obligation: we are under no obligation to accept for exchange Old Notes tendered pursuant to the Exchange Offer, and accordingly such tender may be accepted or rejected by us in our sole and absolute discretion and for any reason;

(n)	Constitution of binding agreement: our acceptance for exchange of Old Notes tendered pursuant to any of the procedures described in this prospectus will constitute a binding agreement between such Noteholder and us in accordance with the terms and subject to the conditions of the Exchange Offer and Consent Solicitation;

(o)	Withdrawal or termination: in the event of a withdrawal or termination of the Exchange Offer and Consent Solicitation, the Exchange Instructions with respect to the relevant Old Notes will be deemed to be withdrawn, and the relevant Old Notes will be released in accordance with ATOP procedures in the DTC Participant’s DTC account;

(p)	Acceptance: validly tendered Old Notes (or defectively tendered Old Notes with respect to which we have waived, or has caused to be waived, such defect) will be deemed to have been accepted by us if, as and when we give oral or written notice thereof to the Exchange Agent;

(q)	Accuracy of information: the information given by or on behalf of such Noteholder in the Exchange Instruction is in all respects true, accurate and not misleading and will in all respects be true, accurate and not misleading at the time of the exchange of the Old Notes on the Settlement Date; and

(r)	Indemnity: we, the Dealer Manager, the Exchange Agent and the Information Agent will rely on the truth and accuracy of the foregoing acknowledgments, agreements, representations, warranties and undertakings and it shall indemnify us, the Dealer Manager, the Exchange Agent and the Information Agent against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the agreements, representations, warranties and/or undertakings given in connection with the Exchange Offer or Consent Solicitation.

The receipt of an Exchange Instruction by DTC will constitute instructions to debit the securities account of the relevant DTC Participant on the Settlement Date in respect of all of the Old Notes the relevant Noteholder has tendered in the Exchange Offer and which are accepted for exchange by us, upon receipt by DTC of an instruction from the Exchange Agent to receive such Old Notes for our account and against credit of the relevant number of New Notes from us based on the Exchange Ratio plus a cash amount in lieu of any fractional New Notes, subject to the automatic revocation of those instructions on the date of any withdrawal or termination of the Exchange Offer (including where such Old Notes are not accepted for exchange by us) or the valid revocation of such Exchange Instruction as set out in this prospectus. See “—Revocation Rights.”

Return of Unaccepted Old Notes

Any tendered Old Notes that are not accepted for exchange will be returned without expense to the tendering Noteholder. Such Old Notes will be credited to the account maintained at DTC from which they were delivered and returned promptly after the expiration or termination of the Exchange Offer.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to Noteholders under applicable law in connection with the Exchange Offer.

Accounting Treatment

The New Notes will be exchanged for the Old Notes as described in this prospectus upon our receipt of the Old Notes. Accordingly, the completion of the Exchange Offer will not generate any proceeds to us. In accordance with IFRS, each of the Old Notes and the New Notes are classified as debt and included in liabilities.

Dealer Manager

Barclays Capital Inc. is the Dealer Manager for the Exchange Offer. As Dealer Manager for the Exchange Offer, Barclays Capital Inc. will perform services customarily provided by investment banking firms acting as dealer managers of exchange offers of a like nature, including, but not limited to, soliciting tenders of Old Notes pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with banks, brokers, custodians, nominees and other persons, including Noteholders. The obligation of the Dealer Manager to perform its functions is subject to customary conditions. We will pay the Dealer Manager reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We have also agreed to indemnify the Dealer Manager and its respective affiliates against certain liabilities in connection with its services, including liabilities under the federal securities laws.

At any given time, the Dealer Manager may trade in the Old Notes, the New Notes or other securities of ours for its own account or for the accounts of customers, and accordingly, may hold a long or a short position in the Old Notes, the New Notes or such other securities. The Dealer Manager is not obligated to make a market in the Old Notes or the New Notes. The Dealer Manager may also tender into the Exchange Offer the Old Notes it may hold or acquire, but is under no obligation to do so.

The Dealer Manager and its affiliates have provided and continue to provide certain investment banking services to us and our affiliates for which they have received and will receive compensation that is customary for services of such nature.

The Dealer Manager does not assume any responsibility for the accuracy or completeness of the information concerning the Exchange Offer, the Consent Solicitation, us, any of our affiliates, the Old Notes or the New Notes contained in this prospectus or in the documents incorporated by reference herein, or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Dealer Manager is also serving as dealer manager in the Concurrent Tender Offer for the Old Notes.

Market-Making Resales

Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in any of the New Notes after their initial sale. In a market-making transaction, such affiliate may resell the New Notes it acquires from other holders, after the original offering and sale of the New Notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Conflicts of Interest

Barclays Capital Inc., which will be participating in the Exchange Offer as the Dealer Manager, is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of Rule 5121 of Financial Industry Regulatory Authority, Inc. (“FINRA”). Consequently, this offering is being conducted in compliance with the provisions of FINRA Rule 5121 (or any successor rule thereto). In addition, Barclays Capital Inc. will not cause a discretionary account to participate in the Exchange Offer without specific written approval from the account holder.

Exchange Agent

The Bank of New York Mellon is the Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer should be sent or delivered by each Noteholder, or a beneficial owner’s broker, dealer, bank, custodian, trust company, nominee or other Intermediary, to the Exchange Agent at the address listed on the back cover of this prospectus. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The Exchange Agent is also serving as tender agent in the Concurrent Tender Offer for the Old Notes.

Information Agent

D.F. King & Co., Inc. is the Information Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer should be sent or delivered by each Noteholder, or a beneficial owner’s broker, dealer, bank, custodian, trust company, nominee or other Intermediary, to the Information Agent at the address listed on the back cover of this prospectus. We will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The Information Agent is also serving as information agent in the Concurrent Tender Offer for the Old Notes.

Brokerage Commissions

Noteholders that tender their Old Notes to the Exchange Agent do not have to pay a brokerage fee or commission to us, the Dealer Manager or the Exchange Agent in connection with the tender of such securities. However, if a tendering Noteholder handles the transaction through an Intermediary, that Noteholder may be required to pay such Intermediary brokerage fees or commissions.

Fees and Expenses

The expenses of soliciting tenders and consents with respect to the Old Notes will be borne by us. Any charges, costs and expenses incurred by Noteholders or any Intermediary in connection with the Exchange Offer shall be borne by such Noteholder. No brokerage costs are being levied by the Dealer Manager or the Exchange Agent. Noteholders should check whether their brokers or custodians will charge any fees.

Announcements

Unless stated otherwise, announcements in connection with the Exchange Offer will be made by publication through the delivery of notices to DTC for communication to DTC Participants and the issue of a press release to one or more recognized financial news services selected by us. Copies of all such announcements, press releases and notices can also be obtained from the Information Agent (the contact details for whom are on the back cover of this prospectus) and at www.ipathetn.com/oilnf. The contents of such website are not incorporated by reference herein and are not deemed to be part of this prospectus. Significant delays may be experienced where notices are delivered to DTC and Noteholders are urged to contact the Information Agent for the relevant announcements relating to the Exchange Offer. In addition, Noteholders may contact the Dealer Manager for information using the contact details on the back cover of this prospectus. Any announcement of an extension of the Exchange Offer will be made prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

Governing Law

The Indenture, the Old Notes and the New Notes are governed by, and construed in accordance with, the laws of the State of New York.

No Recommendation

None of us, the Trustee, the Dealer Manager, the Exchange Agent or the Information Agent makes any recommendation as to whether you should exchange your Old Notes in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of Noteholders for purposes of negotiating the terms of the Exchange Offer, preparing a report concerning the fairness of the Exchange Offer to you or to us or determining that the total consideration offered in the Exchange Offer represents a fair valuation of either the Old Notes or the New Notes. If you tender your Old Notes, you may ultimately receive less value than if you choose to keep them or to participate in the Concurrent Tender Offer. The value of the New Notes to be issued in the Exchange Offer may not equal or exceed the value of the Old Notes tendered or the cash purchase price for the Old Notes in the Concurrent Tender Offer. You must make your own independent decision regarding your participation in the Exchange Offer. See “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation—We have not obtained a third-party determination that the Exchange Offer is fair to Noteholders.”

Certain Matters Relating to Non-U.S. Jurisdictions

This prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy or exchange securities in any jurisdiction in which such offer, sale, purchase or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. Noteholder to tender Old Notes in the Exchange Offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offer without the need for us to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. Noteholders should consult their advisers in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the New Notes that may apply in their home countries. None of us, the Trustee, the Dealer Manager, the Exchange Agent or the Information Agent can provide any assurance as to whether such limitations may exist.

United Kingdom

This prospectus is for distribution (i) in the United Kingdom only to persons who have professional experience in matters relating to investments who fall within Article 19(5) of the Financial Services and Markets Act 2000 (the “FSMA”) (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), or persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (ii) persons outside the United Kingdom (all such persons in (i) and (ii) together being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

European Economic Area

This prospectus has been prepared on the basis that all offers of the New Notes made pursuant to it will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area (“EEA”), from the requirement to produce a prospectus for offers of securities. Accordingly, any person making or intending to make any offer within the EEA of the New Notes pursuant to this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters, dealers or agents to produce a prospectus for that offer. Neither Barclays Bank PLC nor any underwriter, dealer or agent has authorized, nor do they authorize, the making of any offer of the New Notes in circumstances in which an obligation arises for Barclays Bank PLC or any underwriter, dealer or agent to publish a prospectus for that offer.

Prohibition of sales to UK retail investors

The New Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (“UK”). For these purposes, a UK retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Prohibition of sales to EEA retail investors

The New Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, an EEA retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling such New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Description of the New Notes

The New Notes do not guarantee any return of principal at or prior to maturity and do not pay any interest during their term. Instead, you will receive a cash payment in U.S. dollars at maturity or upon early redemption based on the performance of the Barclays WTI Crude Oil Pure Beta TR (the “Index”), less an investor fee and a futures execution cost.

You may lose all or a substantial portion of your investment within a single day if you invest in the New Notes. Any payment on the New Notes at or prior to maturity, including any repayment of principal, is not guaranteed by any third party and is subject to the creditworthiness of Barclays Bank PLC.

The New Notes offer exposure to futures contracts and not direct exposure to West Texas Intermediate (“WTI”) crude oil or its spot prices. These futures contracts will not track the performance of WTI crude oil. In addition, the nature of the futures market for WTI crude oil has historically resulted in a significant cost to maintain a rolling position in the futures contracts underlying the Index. As a result, the level of the Index, which tracks a rolling position in specified futures contracts, may experience significant declines as a result of these costs, known as roll costs, especially over a longer period. The price of WTI crude oil will perform differently than the Index and, in certain cases, may have positive performance during periods where the Index is experiencing negative performance. In turn, an investment in the New Notes may experience a significant decline in value over time, the risk of which increases the longer that the New Notes are held.

The New Notes may not be suitable for all investors and should be used only by investors with the sophistication and knowledge necessary to understand the risks inherent in the Index, the futures contracts that the Index tracks and investments in WTI crude oil as an asset class generally. Holders of New Notes should actively manage and monitor their investments in the New Notes throughout each trading day. Furthermore, because the investor fee and futures execution cost reduce the amount of your return at maturity or upon early redemption, the level of the Index will need to increase significantly in order for you to receive at least the amount you invested at maturity or upon early redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the investor fee and futures execution cost, or if the level of the Index decreases, you will receive less than the amount you invested at maturity or upon early redemption.

Terms of the New Notes

The following description of the New Notes is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the senior debt securities indenture, dated September 16, 2004 (as may be amended or supplemented from time to time, the “Indenture”), between Barclays Bank PLC (the “Issuer”) and The Bank of New York Mellon, as trustee (the “Trustee”), which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part. We encourage you to read the Indenture for additional information.

The New Notes are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “debt securities”) that we may issue under the Indenture from time to time. The New Notes constitute our unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

The New Notes are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the FDIC or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The Indenture does not limit the amount of debt securities that we may issue. We may, without holders’ consent, create and issue additional securities having the same terms and conditions as the New Notes. If there is substantial demand for the New Notes, we may issue additional New Notes frequently. We may consolidate the additional securities to form a single class with the outstanding New Notes. However, we are under no obligation to create or sell additional New Notes at any time, and if we do create or sell additional New Notes, we may limit such sales and stop selling additional New Notes at any time. We also reserve the right to cease or suspend sales of New Notes from inventory held by our affiliate Barclays Capital Inc. at any time. If we limit, restrict or stop sales of New Notes, or if we subsequently resume sales of New Notes, the liquidity and trading price of the relevant New Notes in the secondary market could be materially and adversely affected.

For the purpose of determining whether the holders of our debt securities, of which the New Notes are a part, are entitled to take any action under the Indenture, we will treat the principal amount of the New Notes outstanding as their principal amount. Although the terms of the New Notes may differ from those of the other debt securities, holders of specified percentages in principal amount of all debt securities, together in some cases with other series of our debt securities, will be able to take action affecting all the debt securities, including the New Notes. This action may involve changing some of the terms that apply to the debt securities, accelerating the maturity of the debt securities after a default or waiving some of our obligations under the Indenture. We discuss these matters under “—Modification and Waiver” and “—Events of Default” below.

Unless otherwise specified, references to “holders” in this section mean those who own the New Notes registered in their own names, on the books that we or the Trustee, or any successor Trustee, as applicable, maintain for this purpose, and not those who own beneficial interests in the New Notes registered in street name or in the New Notes issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.

The principal terms of the New Notes are as follows:

General

Issuer	Barclays Bank PLC

Series	Global Medium-Term Notes, Series A

Principal Amount per New Note	$50

Inception, Issuance and Maturity

The New Notes were first sold on April 20, 2011, were first issued on April 26, 2011 and will be due on April 18, 2041. We refer to April 20, 2011 as the “inception date” of the New Notes.

If the maturity date is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date (as described below), then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “—Market Disruption Events” below.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Secondary Market

We have listed the New Notes on the NYSE Arca under the ticker symbol “OIL.” The ticker symbol “OIL” was used historically in connection with the listing of the Old Notes, which were delisted on April 12, 2018, and in connection with the listing of the iPath® Series B S&P GSCI® Crude Oil New Notes (the “Redeemed Notes”), which we redeemed on April 30, 2020. The New Notes are not the same securities as the Old Notes or the Redeemed Notes.

To the extent an active secondary market in the New Notes exists, we expect that investors will purchase and sell the New Notes primarily in this secondary market. We are not required to maintain any listing of the New

Notes on NYSE Arca or any other securities exchange.

CUSIP / ISIN	06740P221 / US06740P2213

Index	The return on the New Notes is linked to the performance of the Barclays WTI Crude Oil Pure Beta TR (the “Index”). The Index is designed to give investors exposure to total returns of the commodities included in the Barclays Single Commodity Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Pure Beta Series 2 Methodology. The Index is comprised of exchange-traded futures contracts for WTI crude oil that are included in the Reference Index, as adjusted from time to time. However, unlike the Reference Index, which rolls its exposure to the futures contracts on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. The Index and the Reference Index were created by Barclays Bank PLC, which is the owner of the intellectual property and licensing rights relating to the Index and Reference Index. The Index and Reference Index are administered, calculated and published by Barclays Index Administration (the “Index Sponsor”), a distinct function within the Investment Bank of Barclays Bank PLC.

Payment at Maturity

Payment at Maturity	If you hold your New Notes to maturity, you will receive a cash payment per New Note at maturity in U.S. dollars equal to the closing indicative value on the final valuation date.

Closing Indicative Value

The closing indicative value on the inception date was $50. On each subsequent calendar day until maturity or early redemption of the New Notes, the closing indicative value per New Note will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day minus (4) the futures execution cost on such calendar day.

An “index business day” is a day on which the Index is calculated, as determined by the NYSE Holiday & Hours schedule, as published on https://www.nyse.com/markets/hours-calendars or any successor website thereto. Information contained on the NYSE website is not incorporated by reference in, and should not be considered a part of, this prospectus.

The closing indicative value is not the market price of the New Notes in any secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of the New Notes or as a recommendation to transact in the New Notes at the stated price. The market price of the New Notes at any time may vary significantly from the closing indicative value.

Daily Index Factor	The daily index factor for the New Notes on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.

Futures Execution Cost	The futures execution cost is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost for the New Notes on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the New Notes, the futures execution cost for each New Note will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year. Because the net effect of the futures execution cost is a fixed percentage of the value of each New Note, the aggregate effect of the futures execution cost will increase or decrease in a manner directly proportional to the value of each New Note and the amount of New Notes that are held, as applicable.

Investor Fee

The investor fee per New Note on the inception date was zero. On each subsequent calendar day until January 29, 2021, the investor fee per New Note was equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Effective as of February 1, 2021, the investor fee per New Note will be equal to (1) 0.57% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the investor fee accumulates over time and is subtracted at the rate of approximately 0.57% per year, which we refer to as the “investor fee rate.” We may, at our sole discretion, increase the investor fee rate to a rate of up to 0.75% per year by issuing a press release announcing such increase no less than 15 calendar days prior to the effective date of such increase.

The investor fee reduces the daily return of the New Notes. Because the net effect of the investor fee is a fixed percentage of the value of each New Note, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each New Note and the amount of New Notes that are held, as applicable.

Intraday Indicative Value

The intraday indicative value is intended to provide investors with an approximation of the effect that changes in the level of the Index during the current trading day would have on the closing indicative value of the New Notes from the previous day. Intraday indicative value differs from closing indicative value in two important respects. First, intraday indicative value is based on the most recent Index level published by the Index Sponsor, which reflects the most recent reported sales prices for the Index components, rather than the closing indicative value for the immediately preceding calendar day. Second, the intraday indicative value only reflects the investor fee and the futures execution cost for the New Notes at the close of business on the preceding calendar day, but does not include any adjustment for the investor fee or the futures execution cost during the course of the current day.

The intraday indicative value is not the market price of the New Notes in any secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of the New Notes or as a recommendation to transact in the New Notes at the stated price. Because the intraday indicative value is based on the intraday Index levels, it will reflect any lags, disruptions or suspensions that affect the Index. The market price of the New Notes at any time may vary significantly from the intraday indicative value due to, among other things, imbalances of supply and demand for the New Notes (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), futures contracts included in the Index and/or other derivatives related to the Index or the New Notes; any trading disruptions, suspension or limitations to any of the forgoing; lack of liquidity; severe volatility; transaction costs; credit considerations; and bid-offer spreads. A premium or discount market price over the intraday indicative value can also arise as a result of mismatches of trading hours between the New Notes and the futures contracts included in the Index, actions (or failure to take action) by the Index Sponsor and the relevant exchange of the futures contracts included in the Index and technical or human errors by service providers, market participants and others.

Early Redemption

Holder Redemption

Subject to the notification requirements described below, you may redeem your New Notes on any redemption date during the term of the New Notes. If you redeem your New Notes, you will receive a cash payment in U.S. dollars per New Note on such date in an amount equal to the closing indicative value on the applicable valuation date. You must redeem at least 50,000 New Notes at one time in order to exercise your right to redeem your New Notes on any redemption date. If you hold fewer than 50,000 New Notes or fewer than 50,000 New Notes are outstanding, you will not be able to exercise your right to redeem your New Notes. In order to redeem your New Notes on a redemption date, you must deliver a notice of holder redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date and follow the procedures set forth under “—Early Holder Redemption Procedures” below. If you fail to comply with these procedures, your notice will be deemed ineffective.

Notwithstanding the foregoing, beginning after the close of trading on February 28, 2020 we have reduced the minimum redemption amount to 5,000 New Notes. Our reduction of the minimum redemption amount will be available to any and all holders of the New Notes on such early redemption dates and will remain in effect until February 28, 2022, unless extended at Barclays’ sole discretion. We may, at any time and in our sole discretion, make further modifications to the minimum redemption amount, including, among others, to reinstate the minimum redemption amount of 50,000 New Notes for all redemption dates after such further modification. Any such modification will be applied on a consistent basis for all holders of the New Notes at the time such modification becomes effective.

Early Holder Redemption Procedures

You may, subject to the minimum redemption amount described above, elect to redeem your New Notes on any redemption date. To redeem your New Notes, you must instruct your broker or other person with whom you hold your New Notes to take the following steps:

•   deliver a notice of holder redemption, in proper form, which is attached as Annex A, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of holder redemption, which is attached as Annex B;

•   deliver the signed confirmation of holder redemption to us via facsimile or email in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•   instruct your DTC custodian to book a delivery vs. payment trade with respect to your New Notes on the valuation date at a price equal to the applicable closing indicative value, facing Barclays DTC 229; and

•   cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the New Notes in respect of such deadlines. If we do not receive your notice of holder redemption by 4:00 p.m., New York City time, or your confirmation of holder redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your New Notes on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

If you elect to redeem your New Notes on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, your election to redeem your New Notes will be deemed to be ineffective, and your New Notes will instead be redeemed on the redemption date pursuant to such issuer redemption.

The redemption value for the New Notes is determined according to a formula which relies upon the closing indicative value for the New Notes and will be calculated on a valuation date that will occur after the redemption notice is submitted. It is not possible to publicly disclose, or for you to determine, the precise redemption value of your New Notes prior to your election to redeem. The redemption value of the New Notes may be below the most recent intraday indicative value or closing indicative value of the New Notes at the time when you submit your redemption notice.

Issuer Redemption	We may redeem the New Notes (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. To exercise our right to redeem, we must deliver notice to the holders of the New Notes to be redeemed not less than ten calendar days prior to the redemption date on which we intend to redeem the New Notes. If we redeem the New Notes, you will receive a cash payment in U.S. dollars per New Note in an amount equal to the applicable closing indicative value on the applicable valuation date.

Valuation Date	A valuation date for the New Notes means each business day from April 20, 2011 to April 15, 2041, inclusive (subject to the occurrence of a market disruption event) or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to April 15, 2041 as the “final valuation date.”

Redemption Date	In the case of holder redemption, a redemption date is the third business day following each valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date. In the case of issuer redemption, the redemption date is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.

In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.

Trading Day	A trading day is a day on which (i) the level of the Index is published by the Index Sponsor, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by the calculation agent in its sole discretion.

Business Day	When we refer to a business day, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Additional Terms of the New Notes

Market Disruption Events

The calculation agent will determine the value of the Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the value of the index components unaffected by the market disruption event shall be determined on the scheduled valuation date, and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date be postponed by more than five trading days.

If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the Index for such day.

Any of the following will be a “market disruption event”:

•   a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•   the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•   failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for an index component; or

•   any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the New Notes that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•   a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•   a decision by a trading facility to permanently discontinue trading in any index component.

Discontinuance or Modification of the Index

If the Index Sponsor discontinues publication of the Index and it or any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and approves as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index, or that the closing level of the Index is not available because of a market disruption event or for any other reason, on the date on which the value of the Index is required to be determined, or if for any other reason the Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the Index, the index components of the Index or the method of calculating the Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of the Index and the amount payable at maturity or upon early redemption or otherwise relating to the value of the Index may be made in the calculation agent’s sole discretion.

Modification and Waiver

We and the Trustee may make certain modifications and amendments to the Indenture applicable to each series of debt securities, including the New Notes, without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority of the debt securities of the series outstanding under the Indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•   change the terms of any debt security to change the stated maturity date of its principal amount;

•   change the principal amount of, or any premium or rate of interest, with respect to any debt securities;

•   reduce the amount of principal on a discount security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•   change our obligation, or any successor’s, to pay additional amounts, if any;

•   change the places at which payments are payable or the currency of payment;

•   impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•   reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture and any past Event of Default;

•   change our obligation to maintain an office or agency in the place and for the purposes specified in the Indenture;

•   modify the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•   modify the foregoing requirements or the provisions of the Indenture relating to the waiver of any past Event of Default or covenants, except as otherwise specified.

Default Amount on Acceleration

If an Event of Default (as defined below) occurs and the maturity of the New Notes is accelerated, we will pay the default amount in respect of the principal of the New Notes at maturity.

The default amount for the New Notes on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the New Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to holders with respect to the New Notes. That cost will equal:

•   the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•   the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the New Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the New Notes, which we describe below, the holders of the New Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless

•   no quotation of the kind referred to above is obtained, or

•   every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the New Notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•   A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•   P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Events of Default

Unless provided otherwise, an “Event of Default” with respect to any series of debt securities, including the New Notes, shall result if:

•   we do not pay any principal or interest on any debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the Trustee or from holders of 25% in principal amount of the debt securities of that series to us requiring the payment to be made. It shall not, however, be an Event of Default if during the 14 days after the notice such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be an Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the Trustee; or

•   we breach any covenant or warranty of the Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the Trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the debt securities of that series requiring the breach to be remedied; or

•   either (i) an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or (ii) an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If an Event of Default (as defined below) occurs and is continuing, the Trustee or the holders of at least 25% in outstanding principal amount of the debt securities of that series may at their discretion declare the debt securities of that series to be due and repayable immediately (and the debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount) together with accrued interest, if any. The Trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the provisions of the Indenture for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Indenture, and must not be unjustly prejudicial to the holder(s) of any debt securities of that series not taking part in the direction, as determined by the Trustee. The Trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of debt securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amounts and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amounts together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders. Interest accrued on any

Withheld Amounts will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any additional amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding debt securities of any affected series may waive any past Event of Default with respect to the series, except any default in respect of either:

•   the payment of principal of, or any premium or interest, on any debt securities; or

•   a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of debt securities of the series.

Subject to exceptions, the Trustee may, without the consent of the holders, waive or authorize an Event of Default if, in the opinion of the Trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The Trustee will, within 90 days of a default with respect to the debt securities of any series, give to each affected holder of the debt securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities, the Trustee will be entitled to withhold notice if a trust committee of responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the Indenture.

Limitations on Suits

Before a holder may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•   The holder must give the Trustee written notice that an Event of Default has occurred and remains uncured.

•   The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default, and the holder must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

•   The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the Trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the Trustee to the same extent, but no further, as the Trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to waive any past Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any of the persons specified in the Indenture. However, any successor corporation formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the Indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder (the “Substituted Issuer”). We, however, must irrevocably guarantee the obligations of the Substituted Issuer under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the Indenture shall immediately be discharged.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group including, as at the date hereof, CRD IV and related technical standards.

“CRD IV” consists of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time and the CRD IV Regulation.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time.

“PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC.

Notices

Notices regarding the debt securities will be valid:

•   with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•   in the case of Dated Subordinated Debt Securities, with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

•   if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•   with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

Consent to Service	Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel has been designated as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Securities Indenture or Senior Debt Securities brought in any federal or state court in New York City, and, pursuant to the Senior Debt Securities Indenture, we have irrevocably submitted to the jurisdiction of these courts.

Governing Law	The New Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Trustee

The Bank of New York Mellon is the Trustee under the Indenture. The trustee has two principal functions:

•   first, it can enforce a holder’s rights against us if we default on debt securities issued under the indentures. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default” and “—Limitations on Suits”; and

•   second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Payment and Paying Agents

Any payment on or delivery of New Notes at maturity will be made to accounts designated by holders and approved by us, or at the office of the Trustee in New York City, but only when the New Notes are surrendered to the Trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of DTC.

We will pay interest to direct holders listed in the Trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee in New York City. Holders of debt securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the Trustee of changes in the paying agents for any particular series of debt securities.

Calculation Agent	Currently, Barclays Bank PLC serves as the calculation agent for the New Notes. We may change the calculation agent after the original issue date of the New Notes without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of the New Notes.

Understanding the Value of the New Notes

The “principal amount” is $50.00 per New Note, which is the initial offering price at which the New Notes were sold on the inception date.

The “closing indicative value” per New Note is the value of the New Notes calculated by us on a daily basis and is used to determine the payment at maturity or upon early redemption. The calculation of the closing indicative value on any valuation date following the initial valuation date is based on the closing indicative value for the immediately preceding calendar day. As a result, the closing indicative value differs from the intraday indicative value or the trading price of the New Notes. The closing indicative value per New Note on the inception date was $50. On each subsequent calendar day until maturity or holder redemption or issuer redemption (together, “early redemption”), the closing indicative value per New Note will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day minus (4) the applicable futures execution cost on such calendar day.

The “intraday indicative value” is intended to provide investors with an approximation of the effect that changes in the level of the Index during the current trading day would have on the closing indicative value of the New Notes from the previous day. Intraday indicative value differs from closing indicative value in two important respects:  First, intraday indicative value is based on the most recent Index level published by the Index Sponsor, which reflects the most recent reported sales prices for the Index components, rather than the closing indicative value for the immediately preceding calendar day. Second, the intraday indicative value only reflects the investor fee and the futures execution cost for the New Notes at the close of business on the preceding calendar day, but does not include any adjustment for the investor fee or the futures execution cost of the New Notes accruing during the course of the current day.

The intraday indicative value is not the market price of the New Notes in any secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of the New Notes or as a recommendation to transact in the New Notes at the stated price. Because the intraday indicative value is based on the intraday Index levels, it will reflect any lags, disruptions or suspensions that affect the Index. The market price of the New Notes at any time may vary significantly from the intraday indicative value due to, among other things, imbalances of supply and demand for the New Notes (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), futures contracts included in the Index and/or other derivatives related to the Index or the New Notes; any trading disruptions, suspension or limitations to any of the forgoing; lack of liquidity; severe volatility; transaction costs; credit considerations; and bid-offer spreads. A premium or discount market price over the intraday indicative value can also arise as a result of mismatches of trading hours between the New Notes and the futures contracts included in the Index, actions (or failure to take action) by the Index Sponsor and the relevant exchange of the futures contracts included in the Index and technical or human errors by service providers, market participants and others.

The intraday indicative value is calculated and published every 15 seconds on each trading day from approximately 9:30 a.m. to approximately 4:15 p.m., New York City time by ICE Data Indices, LLC or a successor under the ticker symbol OIL.IV. The daily settlement price of each futures contract underlying the Index is determined at or prior to 2:30 p.m., New York City time, on each trading day. However, because of a time lag in the publication of the daily settlement price, the closing level of the Index, which is based on the daily settlement price, is typically not published until after 4:00 p.m., New York City time. The Index Sponsor suspends real-time calculation of the intraday level of the Index following the initial determination of the daily settlement price (subject to adjustment to reflect any late settlement of relevant futures contracts), even though the futures contracts underlying the Index might continue to trade on their markets. As a result, the intraday indicative value (which reflects the most recently published intraday level of the Index) will not reflect any trading in the futures contracts underlying the Index that might take place during this time period. Therefore, during this time period, the intraday indicative value is likely to differ from the value of the New Notes that would be determined if real-time trading data of the futures contracts were used in the calculation. As a result, we expect that the trading price of the New Notes is likely to diverge from the intraday indicative value during this time period, particularly if there is a significant price movement in the futures contracts during this time period.

The New Notes trade on the NYSE Arca exchange from approximately 9:30 a.m. to 4:00 p.m., New York City time. The New Notes may also trade during after-hours trading. Therefore, during after-hours trading, the last-published intraday indicative value is likely to differ from any value of the New Notes determined based on real-time trading data of the futures contracts, particularly if there is a significant price movement in the futures contracts during this time period. It is possible that the value of the New Notes could undergo a rapid and substantial decline outside of ordinary market trading hours. You may not be able to accurately assess the value of the New Notes relative to the trading price during after-hours trading, including any premium or discount thereto, when there is no recent intraday indicative value available.

If you sell your New Notes on the secondary market you will receive the “trading price” for your New Notes, which may be substantially above or below the principal amount, closing indicative value and/or the intraday indicative value because the trading price reflects investor supply and demand for the New Notes. In addition, if you purchase your New Notes at a price which reflects a premium over the closing indicative value, you may experience a significant loss if you sell or redeem your New Notes at a time when such premium is no longer present in the marketplace or if we exercise our right to redeem the New Notes. Furthermore, if you sell your New Notes at a price which reflects a discount below the intraday indicative value, you may experience a significant loss.

For more information regarding the intraday indicative value, see “—Valuation of the New Notes—Intraday Indicative Value” in this prospectus.

The New Note performance is linked to the performance of the Index less an investor fee and futures execution cost. There is no minimum limit to the level of the Index. Moreover, the New Notes are not principal protected. Therefore, a decrease in the level of the Index could cause you to lose up to your entire investment in the New Notes.

Furthermore, because the investor fee and futures execution cost reduce the amount of your return at maturity or upon early redemption, the level of the Index will need to increase significantly in order for you to receive at least the amount you invested in the New Notes at maturity or upon early redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the investor fee and futures execution cost, or the level of the Index decreases, you will receive less than the amount you invested in the New Notes at maturity or upon early redemption.

Valuation of the New Notes

The market value of the New Notes will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the New Notes more than any other factors. Other factors that may influence the market value of the New Notes include, but are not limited to, prevailing spot prices for WTI crude oil and prices of the index components; supply and demand for the New Notes, including inventory positions with Barclays Capital Inc. or any market maker and any decision we may make not to issue additional New Notes or to cease or suspend sales of New Notes from inventory; the level of contango or backwardation in the markets for the relevant WTI crude oil futures contracts and the roll costs associated with maintaining a rolling position in such futures contracts; the time remaining to maturity of the New Notes; the volatility of the Index, the market prices of the index components and the price of WTI crude oil; economic, financial, political, regulatory, geographical or judicial events that affect the level of the Index or the market price of WTI crude oil futures contracts; the general interest rate environment; the perceived creditworthiness of Barclays

Bank PLC; or supply and demand in the listed and over-the-counter commodity derivative markets. See “Risk Factors” in this prospectus for a discussion of the factors that may influence the market value of the New Notes prior to maturity.

These factors interrelate in complex ways, and the effect of one factor on the market value of your New Notes may offset or enhance the effect of another factor. See “Risk Factors” in this prospectus for a discussion of the factors that may influence the market value of the New Notes prior to maturity.

Intraday Indicative Value

The “intraday indicative value” is intended to provide investors with an approximation of the effect that changes in the level of the Index during the current trading day would have on the closing indicative value of the New Notes from the previous day. Intraday indicative value differs from closing indicative value in two important respects. First, intraday indicative value is based on the most recent Index level published by the Index Sponsor, which reflects the most recent reported sales prices for the Index components, rather than the closing indicative value for the immediately preceding calendar day. Second, the intraday indicative value only reflects the investor fee and the futures execution cost for the New Notes at the close of business on the preceding calendar day, but does not include any adjustment for the investor fee or the futures execution cost during the course of the current day. The intraday indicative value is calculated and published by ICE Data Indices, LLC (the “IIV calculation agent”), or a successor under the ticker symbol OIL.IV.

The intraday indicative value is published as a convenience for reference purposes only and does not represent the actual trading price of the New Notes, which may be influenced by bid-offer spreads, hedging and transaction costs and market liquidity, among other factors.

In connection with the New Notes, we use the term “intraday indicative value” to refer to the value at a given time determined based on the following equation:

Intraday Indicative Value  =  Closing Indicative Value on the immediately preceding calendar day  ×  Current Daily Index Factor where:

Closing Indicative Value  =  The closing indicative value of the New Notes as described in this prospectus;

Current Daily Index Factor  =  The most recent published level of the Index as reported by the Index Sponsor  /  the closing level of the Index on the immediately preceding trading day; and

The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your New Notes. The actual trading price of the New Notes in the secondary market may vary significantly from their intraday indicative value. See “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The New Notes May Trade at a Substantial Premium to or Discount from the Closing Indicative Value and/or the Intraday Indicative Value” in this prospectus.

Furthermore, as the intraday indicative value is calculated using the closing indicative value on the immediately preceding calendar day, the intraday indicative value published at any time during a given trading day will not reflect the futures execution cost or the investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative value for the New Notes. Index levels provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the New Notes may be different from their intraday indicative value.

As discussed in “—Terms of the New Notes—Early Redemption,” you may, subject to certain restrictions, choose to redeem your New Notes on any redemption date during the term of the New Notes. If you redeem your New Notes on a particular redemption date, you will receive a cash payment on such date in U.S. dollars per New Note in an amount equal to the applicable closing indicative value on the applicable valuation date. You must redeem at least 50,000 New Notes of the same series at one time in order to exercise your right to redeem your New Notes on any redemption date. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the New Notes at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

The IIV calculation agent is not affiliated with Barclays Bank PLC and does not approve, endorse, review or recommend Barclays Bank PLC or the New Notes.

The closing indicative value, the intraday indicative value and other information furnished in connection with the New Notes will be derived from sources deemed reliable, but the IIV calculation agent and its suppliers do not guarantee the correctness or completeness of the closing indicative value, the intraday indicative value or other information furnished in connection with the New Notes. THE IIV CALCULATION AGENT MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS, HOLDERS OF THE NEW NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CLOSING INDICATIVE VALUE, THE INTRADAY INDICATIVE VALUE OR ANY DATA INCLUDED THEREIN WITH RESPECT TO THE NEW NOTES. THE IIV CALCULATION AGENT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE CLOSING INDICATIVE VALUE, THE INTRADAY INDICATIVE VALUE OR ANY DATA INCLUDED THEREIN WITH RESPECT TO THE New Notes.

The IIV calculation agent and its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of either the IIV calculation agent or its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the closing indicative value, the intraday indicative value or any data included therein with respect to the New Notes, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The IIV calculation agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the closing indicative value, the intraday indicative value or any data included therein with respect to the New Notes, from whatever cause. The IIV calculation agent is not responsible for the selection of or use of the Index or the New Notes, the accuracy and adequacy of the Index or information used by Barclays Bank PLC and the resultant output thereof.

Legal Ownership; Form of New Notes

The New Notes are issued only in the form of global securities.

Street Name and Other Indirect Holders. Investors who hold New Notes in accounts at banks or brokers will generally not be recognized by us as legal holders of New Notes. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its New Notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the New Notes, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds New Notes in street name should check with the investor’s own intermediary institution to find out:

•	how it handles New Notes payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s New Notes registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the New Notes if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of New Notes. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, because the New Notes are issued in the form of global securities so that the ultimate beneficial owners can only be indirect holders. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Hypothetical Examples

The following hypothetical examples show how the New Notes would perform in hypothetical circumstances, assuming a starting level of 100.000 and an investor fee rate of 0.57% per year. We may, at our sole discretion, increase the investor fee rate to a rate of up to 0.75% per year by issuing a press release announcing such increase no less than 15 calendar days prior to the effective date of such increase. If we increase the investor fee rate, the return on the New Notes will be lower than the returns shown below.

Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.57% per year. Similarly, the net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year. The figures in these examples use the annualized effect of the investor fee and futures execution cost for convenience.

The hypothetical examples in this section do not take into account the effects of applicable taxes. The after-tax return you receive on your New Notes will depend on the U.S. tax treatment of your New Notes and on your particular circumstances. Accordingly, the after-tax rate of return of your New Notes could be different than the after-tax return of a direct investment in the Index components or the Index.

Figures for year 30 are as of the final valuation date, and figures for each year prior to year 30 represent the hypothetical amount that would be paid upon early redemption at each anniversary of the issue date, assuming that the relevant valuation date for each early redemption occurs on each anniversary of the inception date.

These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the New Notes are not indicative of the future results of the Index or the New Notes. The actual performance of the Index and the New Notes will vary, perhaps significantly, from the examples illustrated below.

A	B	C	D	E	F	G
Year	Index Level	Annualized Index Return	Yearly Investor Fee	Futures Execution Cost	Total	Closing Indicative Value
A	B	C	C x Previous CINV x 0.57%	C x Previous CINV x 0.10%	Running total of D and E	C x Previous CINV – D-E
0	100.0000	-	-	-	-	$50.00
1	103.0000	3.00%	$0.29	$0.05	$0.35	$51.15
2	106.0900	3.00%	$0.30	$0.05	$0.70	$52.34
3	109.2727	3.00%	$0.31	$0.05	$1.06	$53.55
4	112.5509	3.00%	$0.31	$0.06	$1.43	$54.78
5	115.9274	3.00%	$0.32	$0.06	$1.81	$56.05
6	119.4052	3.00%	$0.33	$0.06	$2.19	$57.34
7	122.9874	3.00%	$0.34	$0.06	$2.59	$58.67
8	126.6770	3.00%	$0.34	$0.06	$2.99	$60.02
9	130.4773	3.00%	$0.35	$0.06	$3.41	$61.41
10	134.3916	3.00%	$0.36	$0.06	$3.83	$62.83
11	138.4234	3.00%	$0.37	$0.06	$4.27	$64.28
12	142.5761	3.00%	$0.38	$0.07	$4.71	$65.76
13	146.8534	3.00%	$0.39	$0.07	$5.16	$67.28
14	151.2590	3.00%	$0.40	$0.07	$5.63	$68.84
15	155.7967	3.00%	$0.40	$0.07	$6.10	$70.43
16	160.4706	3.00%	$0.41	$0.07	$6.59	$72.05
17	165.2848	3.00%	$0.42	$0.07	$7.09	$73.72
18	170.2433	3.00%	$0.43	$0.08	$7.59	$75.42
19	175.3506	3.00%	$0.44	$0.08	$8.11	$77.16

A	B	C	D	E	F	G
Year	Index Level	Annualized Index Return	Yearly Investor Fee	Futures Execution Cost	Total	Closing Indicative Value
A	B	C	C x Previous CINV x 0.57%	C x Previous CINV x 0.10%	Running total of D and E	C x Previous CINV – D-E
20	180.6111	3.00%	$0.45	$0.08	$8.65	$78.94
21	186.0295	3.00%	$0.46	$0.08	$9.19	$80.77
22	191.6103	3.00%	$0.47	$0.08	$9.75	$82.63
23	197.3587	3.00%	$0.49	$0.09	$10.32	$84.54
24	203.2794	3.00%	$0.50	$0.09	$10.90	$86.50
25	209.3778	3.00%	$0.51	$0.09	$11.50	$88.49
26	215.6591	3.00%	$0.52	$0.09	$12.11	$90.54
27	222.1289	3.00%	$0.53	$0.09	$12.74	$92.63
28	228.7928	3.00%	$0.54	$0.10	$13.37	$94.77
29	235.6566	3.00%	$0.56	$0.10	$14.03	$96.96
30	242.7262	3.00%	$0.57	$0.10	$14.70	$99.20
				Annualized Index Return		3.00%
				Annualized New Note Return		2.31%

A	B	C	D	E	F	G
Year	Index Level	Annualized Index Return	Yearly Investor Fee	Futures Execution Cost	Total	Closing Indicative Value
A	B	C	C x Previous CINV x 0.57%	C x Previous CINV x 0.10%	Running total of D and E	C x Previous CINV – D-E
0	100.0000	-	-	-	-	$50.00
1	100.5000	0.50%	$0.29	$0.05	$0.34	$49.91
2	101.0025	0.50%	$0.29	$0.05	$0.67	$49.83
3	101.5075	0.50%	$0.29	$0.05	$1.01	$49.74
4	102.0151	0.50%	$0.28	$0.05	$1.34	$49.65
5	102.5251	0.50%	$0.28	$0.05	$1.68	$49.57
6	103.0378	0.50%	$0.28	$0.05	$2.01	$49.48
7	103.5529	0.50%	$0.28	$0.05	$2.34	$49.40
8	104.0707	0.50%	$0.28	$0.05	$2.68	$49.31
9	104.5911	0.50%	$0.28	$0.05	$3.01	$49.23
10	105.1140	0.50%	$0.28	$0.05	$3.34	$49.14
11	105.6396	0.50%	$0.28	$0.05	$3.67	$49.05
12	106.1678	0.50%	$0.28	$0.05	$4.00	$48.97
13	106.6986	0.50%	$0.28	$0.05	$4.33	$48.88
14	107.2321	0.50%	$0.28	$0.05	$4.66	$48.80
15	107.7683	0.50%	$0.28	$0.05	$4.99	$48.72
16	108.3071	0.50%	$0.28	$0.05	$5.32	$48.63
17	108.8487	0.50%	$0.28	$0.05	$5.64	$48.55
18	109.3929	0.50%	$0.28	$0.05	$5.97	$48.46
19	109.9399	0.50%	$0.28	$0.05	$6.30	$48.38
20	110.4896	0.50%	$0.28	$0.05	$6.62	$48.29
21	111.0420	0.50%	$0.28	$0.05	$6.95	$48.21
22	111.5972	0.50%	$0.28	$0.05	$7.27	$48.13
23	112.1552	0.50%	$0.28	$0.05	$7.60	$48.04
24	112.7160	0.50%	$0.28	$0.05	$7.92	$47.96
25	113.2796	0.50%	$0.27	$0.05	$8.24	$47.88
26	113.8460	0.50%	$0.27	$0.05	$8.57	$47.79
27	114.4152	0.50%	$0.27	$0.05	$8.89	$47.71
28	114.9873	0.50%	$0.27	$0.05	$9.21	$47.63
29	115.5622	0.50%	$0.27	$0.05	$9.53	$47.55
30	116.1400	0.50%	$0.27	$0.05	$9.85	$47.46
				Annualized Index Return		0.50%
				Annualized New Note Return		-0.17%

A	B	C	D	E	F	G
Year	Index Level	Annualized Index Return	Yearly Investor Fee	Futures Execution Cost	Total	Closing Indicative Value
A	B	C	C x Previous CINV x 0.57%	C x Previous CINV x 0.10%	Running total of D and E	C x Previous CINV – D-E
0	100.0000	-	-	-	-	$50.00
1	103.0000	3.00%	$0.29	$0.05	$0.35	$51.15
2	106.0900	3.00%	$0.30	$0.05	$0.70	$52.34
3	109.2727	3.00%	$0.31	$0.05	$1.06	$53.55
4	112.5509	3.00%	$0.31	$0.06	$1.43	$54.78
5	115.9274	3.00%	$0.32	$0.06	$1.81	$56.05
6	119.4052	3.00%	$0.33	$0.06	$2.19	$57.34
7	122.9874	3.00%	$0.34	$0.06	$2.59	$58.67
8	126.6770	3.00%	$0.34	$0.06	$2.99	$60.02
9	130.4773	3.00%	$0.35	$0.06	$3.41	$61.41
10	134.3916	3.00%	$0.36	$0.06	$3.83	$62.83
11	138.4234	3.00%	$0.37	$0.06	$4.27	$64.28
12	142.5761	3.00%	$0.38	$0.07	$4.71	$65.76
13	146.8534	3.00%	$0.39	$0.07	$5.16	$67.28
14	151.2590	3.00%	$0.40	$0.07	$5.63	$68.84
15	155.7967	3.00%	$0.40	$0.07	$6.10	$70.43
16	151.2631	-2.91%	$0.39	$0.07	$6.56	$67.92
17	146.8613	-2.91%	$0.38	$0.07	$7.00	$65.50
18	142.5876	-2.91%	$0.36	$0.06	$7.43	$63.17
19	138.4383	-2.91%	$0.35	$0.06	$7.84	$60.92
20	134.4098	-2.91%	$0.34	$0.06	$8.24	$58.75
21	130.4985	-2.91%	$0.33	$0.06	$8.62	$56.66
22	126.7010	-2.91%	$0.31	$0.06	$8.99	$54.64
23	123.0140	-2.91%	$0.30	$0.05	$9.34	$52.70
24	119.4342	-2.91%	$0.29	$0.05	$9.68	$50.82
25	115.9587	-2.91%	$0.28	$0.05	$10.02	$49.01
26	112.5843	-2.91%	$0.27	$0.05	$10.33	$47.26
27	109.3081	-2.91%	$0.26	$0.05	$10.64	$45.58
28	106.1272	-2.91%	$0.25	$0.04	$10.94	$43.96
29	103.0389	-2.91%	$0.24	$0.04	$11.22	$42.39
30	100.0405	-2.91%	$0.23	$0.04	$11.50	$40.88
Annualized Index Return	0.00%
Annualized New Note Return	-0.67%

The Index

The Index is designed to give investors exposure to the returns of fully collateralized futures positions in WTI crude oil, while mitigating the effects of certain distortions in the commodity futures markets on such returns through the application of the Pure Beta Series 2 methodology (the “Pure Beta Series 2 Methodology”).

As described further under “—Commodities Futures Markets” below, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to a particular futures contract are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling.”  Traditional commodity indices, such as the Reference Index, generally roll into the “next nearby” futures contract (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule). As a result, the next nearby futures contract may be subject to market speculation, which may affect the price of such futures contract. In addition, supply disruptions in the market for WTI crude oil may affect the price of the next nearby futures contract for WTI crude oil more significantly than prices for futures contracts expiring in later months. The Pure Beta Series 2 Methodology seeks to mitigate the potential effect of these investment flow and supply disruption distortions by allowing the Index to roll into one of a series of futures contracts for WTI crude oil with more distant expirations, selected using certain rules-based allocation criteria described below. Through the application of the Pure Beta Series 2 Methodology, the Index thus seeks to provide returns that are more representative of the price performance of WTI crude oil than those that are available through the traditional commodity indices.

In addition, the rolling process described above generates “roll yield.”  When contracts with more distant expiration dates are priced higher than contracts with earlier expiration dates, the commodity markets are in “contango” and rolling the futures contract may result in a loss that is referred to as a “negative roll yield.”  When the opposite is true, the commodity markets are in “backwardation” and rolling the futures contract may result in a gain that is referred to as “positive roll yield.” Because the Index may roll into more distant contract expirations, it offers the potential to reduce negative roll yield.

Commodity Futures Markets

As discussed in the description of the Index below, the Index tracks futures contracts on a physical commodity, WTI crude oil. Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract (the “nearby futures contract”) and establish a new position in a contract with a later-dated delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month may, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This would “roll” the November position into a December position, and, when the November contract expires, the market participant would still have a long position in the first nearby delivery month.

Roll yield is generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation,” and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango,” and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Traditional commodity indices, such as the Reference Index, generally roll into the futures contract expiring in the next nearest delivery month (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule) (each such contract, a “next nearby futures contract”). By comparison, the Index may roll into any of a number of specified longer-dated futures contracts selected using the Pure Beta Series 2 Methodology Strategy, and not necessarily the contract with the next nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

The Reference Index

The Reference Index reflects the returns available by maintaining a rolling position in an underlying futures contract. The Reference Index is composed of a single commodity futures contract that, except during the Roll Period (as described below), is a futures contract with a specified settlement date for a particular month (the “current futures contract”). The Reference Index maintains its exposure to commodity futures contracts by closing out its position in the current futures contract and establishing a new position in the futures contract for the next succeeding month during the roll period (the “roll futures contract”). Subject to the occurrence of a roll adjustment event, the Reference Index rolls from the current futures contract to the roll futures contract from the fifth to the ninth Reference Index Business Days of each month (the “Roll Period” and each such day, a “Roll Day”). A “Reference Index Business Day” is a day on which the Reference Index is calculated, as determined by the NYSE Holiday & Hours schedule and as published on https://www.nyse.com/markets/hours-calendars or any successor website thereto. Information contained on the NYSE website is not incorporated by reference in, and should not be considered a part of, this prospectus. Any deviation from the Reference Index Business Day schedule will be announced by Barclays Index Administration (the “Reference Index Sponsor”), a distinct function within the Investment Bank of Barclays Bank PLC.

The Reference Index is a total return index. The return from investing in the futures contract underlying the Index derives from changes in the price of the relevant futures contract (the “price return”), any profit or loss realized when rolling the futures contract (the “roll yield”) and any interest earned on cash or cash-equivalents that fully collateralizes the position established in the futures contract (the “Treasury Bill return”).

The Reference Index is maintained and calculated by the Reference Index Sponsor, and is denominated in U.S. dollars. The Reference Index Sponsor calculates the level of the Reference Index at the close of business, New York time, on each Reference Index Business Day with respect to the prior Reference Index Business Day and publishes it on http://indices.barclays, or any successor website thereto, shortly thereafter. Information contained on the Reference Index Sponsor’s website is not incorporated by reference in, and should not be considered a part of, this prospectus.

Calculation of the Reference Index

The level of the Reference Index is deemed to have been 100.0000 on December 30, 1999, which we refer to as the “Reference Index commencement date.” On any given Reference Index Business Day, the level of the Reference Index is equal to:

where:

“TRt” means the Reference Index level on Reference Index Business Day t;

“TRt-1” means the Reference Index level on the Reference Index Business Day that immediately precedes Reference Index Business Day t;

“PRt” means the daily price return of the current futures contract on Reference Index Business Day t calculated using the formulae below;

“TBILLRt” means the Treasury Bill return on Reference Index Business Day t calculated using the formula below; and

“n” means the number of non Reference Index Business Days between Reference Index Business Day t and the immediately preceding Reference Index Business Day.

The Reference Index level is rounded to seven significant figures (with halves rounded up).

The daily price return (“PRt”) on any given Reference Index Business Day outside of the Roll Period is calculated as follows:

where:

“PRt” means the daily price return of the current futures contract on Reference Index Business Day t;

“Pk,t” means the closing price for the current futures contract on Reference Index Business Day t; and

“Pk,t-1” means the closing price for the current futures contract on the Reference Index Business Day that immediately precedes Reference Index Business Day t.

The daily price return (“PRt”) on any given Reference Index Business Day during the Roll Period is calculated as follows:

where:

“PRt” means the daily price return of the current futures contract and roll futures contract on Reference Index Business Day t;

“CWk,t-1” means, subject to the occurrence of a roll adjustment event, the contract weight for the current futures contract on the Reference Index Business Day that immediately precedes Reference Index Business Day t; the contract weight for the current futures contract is equal to 1.0 at the start of each month and is reduced by one fifth on each Roll Day, starting on the first Roll Day, such that on the last Roll Day during the Roll Period, it is equal to 0.0;

“Pk,t” means the closing price for the current futures contract on Reference Index Business Day t;

“Pk,t-1” means the closing price for the current futures contract on the Reference Index Business Day that immediately precedes Reference Index Business Day t;

“P’k,t” means the closing price for the roll futures contract on Reference Index Business Day t; and

“P’k,t-1” means the closing price for the roll futures contract on the Reference Index Business Day that immediately precedes Reference Index Business Day t.

The Treasury Bill return on any given Reference Index Business Day (“TBILLRt”) is calculated as follows:

where:

“TBILLt-1” means the high rate for the most recent 13-week (91-day) U.S. Treasury bill auction prior to index business day t as published by the U.S. Department of the Treasury Bureau of the Public Debt on http://www.treasurydirect.gov/RI/OFBills, or any successor website thereto, under column “Discount Rate %” or, if this source is not available, such other source as the Reference Index Sponsor may determine in its sole discretion. Information contained on the U.S. Department of the Treasury website is not incorporated by reference in, and should not be considered a part of, this prospectus.

Roll Adjustments

If, on any Reference Index Business Day during a Roll Period, a “roll adjustment event” occurs, then the contract weight for the current futures contract underlying the Reference Index will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such Reference Index Business Day (the “deferred portion”) will roll on the next Reference Index Business Day on which no roll adjustment event is occurring. If roll adjustment events occur on successive Reference Index Business Days during the Roll Period, then all deferred portions will roll on the next Reference Index Business Day on which no roll adjustment event is occurring. If such next Reference Index Business Day is also a Roll Day, then both the deferred portion(s) and the portion scheduled to roll on such Roll Day will roll on such next Reference Index Business Day. If the roll of the current futures contract into the roll futures contract is not completed during the Roll Period as a result of the occurrence of one or more roll adjustment events on one or more Roll Days, then the deferred portion(s) will roll on the first Reference Index Business Day after the Roll Period on which no roll adjustment event is occurring.

Any of the following will constitute a “roll adjustment event”:

•	the commodities exchange or other price source is not open for trading;

•	a failure by the commodities exchange or other price source to announce or publish the closing price(s) for the futures contract(s);

•	a material limitation, suspension, or disruption of trading in the futures contract;

•	the closing price(s) for the futures contract(s) is a “limit price,” which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the commodity exchange rules; or

•	any other event that the Reference Index Sponsor determines may materially interfere with the ability of participants on the applicable exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in the futures contracts or the proper functioning of the commodities exchange.

The Index—General Information

The Index is designed to give investors exposure to the performance of a fully collateralized investment in futures contracts on WTI crude oil, while mitigating the effects of certain distortions in the commodity futures markets on such returns through the application of the Pure Beta Series 2 Methodology. The Index is linked to futures on WTI crude oil. However, unlike the Reference Index, which rolls monthly into the roll futures contract for the underlying WTI crude oil in accordance with a pre-determined roll schedule, the Index may roll into the next nearby futures contract or one of a number of futures contracts with more distant expiration dates, selected using the Pure Beta Series 2 Methodology. Each such contract chosen by the Pure Beta Series 2 Methodology is referred to as the “Selected Contract.”

The level of the Index is calculated using the same methodology as the corresponding Reference Index, except for adjustments to reflect the inclusion of the Selected Contract for each Index.

The Index was created by Barclays Bank PLC, which is the owner of the intellectual property and licensing rights relating to the Index. The Index is administered, calculated and published by Barclays Index Administration, a distinct function within the Investment Bank of Barclays Bank PLC, as Index Sponsor. The methodology for calculating the Index is subject to modification by the Index Sponsor, as described under “Modifications to the Index” below. For purposes of the Index, an “index business day” is a day on which the Index is calculated, as determined by the NYSE Holiday & Hours schedule, as published on https://www.nyse.com/markets/hours-calendars or any successor website thereto. Information contained on the NYSE website is not incorporated by reference in, and should not be considered a part of, this prospectus. Additionally, each day that the exchange for futures contracts underlying the Index is open for trading is referred to as the “Exchange Business Day” for such exchange. The roll period for the Index is the same as the Roll Period for the Reference Index.

Contract Selection using Pure Beta Series 2 Methodology

On the last index business day of each month (the “Observation Date”), and for WTI crude oil, a non-discretionary selection process is used to determine the new Selected Contract for such Index for the following month. Specifically, the Selected Contract for WTI crude oil will be the futures contract in which the Selected Tenor Index will invest during the next roll period of the Selected Tenor Index. For WTI crude oil, a “Selected Tenor Index” is determined using the following steps:

Step 1: Calculate the Front Year Average Price Index for WTI crude oil

The “Front Year Average Price Index” for WTI crude oil is constructed to measure the theoretical average price of the “front year” of futures contracts for that commodity, weighted by the Open Interest for such futures contracts. For purposes of calculating the “Front Year Average Price” underlying the Front Year Average Price Index, the “Open Interest” on any index business day for each futures contract expiring in any delivery month is defined as the number of such futures contracts traded that have not yet been liquidated either by an offsetting transaction or by delivery of the underlying commodity, as reported by the relevant exchange on the day falling one Exchange Business Day prior to that index business day (or two Exchange Business Days prior to that index business day if such futures contract is listed on the LME). The futures contracts included in a “front year” are defined to be every contract from the then current futures contract referenced in the Nearby Tenor Index for WTI crude oil to and including the futures contract referenced in the Longest Tenor Index, each as defined below. During the Roll Period, the Front Year Average Price will be calculated using the current futures contract and the futures contract into which each Index is rolling, weighted in proportion to their relative roll weight.

Step 2: Calculate the Tracking Error between the Front Year Average Price Index and the Tenor Index in respect of WTI crude oil.

The Tenor Indices. A “Tenor Index” for WTI crude oil tracks the performance of holding and rolling a series of futures contracts for WTI crude oil (a “Tenor Contract”). A “Nearby Tenor Index” for WTI crude oil tracks the performance of holding and rolling the futures contract expiring in the closest delivery month. A Tenor Index linked to a futures contract with more distant delivery months tracks the performance of holding and rolling the futures contracts that would underlie the Nearby Tenor Index a number of months (or “n-months”) in the future. The “Longest Tenor Index” tracks the performance of holding and rolling the futures contract that will underlie the Nearby Tenor Index the greatest number of months in the future (as identified by the number of months available). The “rolling” of futures contracts in a Tenor Index (from the first nearby futures contract to the next nearby futures contract, based on the Designated Contract Futures Roll Schedule in Table 2 below), where applicable, occurs each month for five business days, starting on the fifth Tenor Index Business Day each month, where “Tenor Index Business Days” are determined according to the NYSE Holiday & Hours schedule (as published on the NYSE website).

Table 1 below provides the delivery month for the Designated Contract for WTI crude oil at the start of any calendar month.

Table 1: Designated Contract Futures Roll Schedule

Designated Contract delivery months as at the start of each month (delivery month letters are set out in Table 2).
Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
G	H	J	K	M	N	Q	U	V	X	Z	F

Table 2 below lists the delivery months associated with each letter in Table 1 above. For example, in Table 1, the delivery month for the Designated Contract for Aluminum at the start of January will be the futures contract that expires in February, based on the delivery month associated with the letter G in Table 2.

Table 2: Contract Delivery Month Letters

Delivery Month	Letter	Delivery Month	Letter	Delivery Month	Letter
January	F	May	K	September	U
February	G	June	M	October	V
March	H	July	N	November	X
April	J	August	Q	December	Z

Tracking Error. The objective of the Pure Beta Series 2 Methodology is, for WTI crude oil, to select a Tenor Index that best tracks the Front Year Average Price Index, subject to certain minimum liquidity criteria (as described in Step 3 below) and market distortion constraints (as described in Step 4 below). On each Observation Date, the “Tracking Error” for each Tenor Index is equal to the standard deviation of (a) the daily return on the Tenor Index on the Observation Date minus (b) the daily return of the Front Year Average Price Index for the same futures contract for the immediately preceding three-month period. For each relevant commodity, the Tenor Index with the lowest Tracking Error will be the Selected Tenor Index, subject to certain minimum liquidity criteria and market distortion constraints.

Step 3: Determine the Tenor Liquidity Weight of each Tenor Index

Next, a liquidity filter based on the Tenor Liquidity Weight being greater than 7% is applied. This liquidity constraint aims to ensure that a Selected Contract for each relevant commodity is sufficiently liquid to support an investment, in order to mitigate exposure to illiquid futures contracts which could lead to detrimental investment performance. The “Tenor Liquidity Weight” of each Tenor Index is calculated on the Observation Date and is equal to the Open Interest of the next futures contract that will form part of that Tenor Index during and after the next roll period of the Tenor Index, expressed as a percentage of the total Open Interest for the “front year” futures contracts for WTI crude oil.

Step 4: Determine the Tenor Dislocation Probability for each Tenor Index in respect of WTI crude oil

In addition to the liquidity constraints described in Step 3 above, in the case of WTI crude oil, the Pure Beta Series 2 Methodology seeks to find a balance between tracking the Front Year Average Price for WTI crude oil and avoiding futures contracts that are subject to price distortions. Prices of futures contracts with nearer delivery months may, in particular, become dislocated from prices of their underlying commodities as a result of short-term trading patterns and imbalances in supply and demand for such futures contracts. Prices of these futures contracts may also be affected by investment flows from passive investments, such as those linked to traditional commodity indices, which have a well-known and pre-defined roll schedule. Further, speculative activity based on these predictable passive investment patterns can dislocate the prices of these futures contracts from the underlying commodity prices.

The Pure Beta Series 2 Methodology seeks to avoid selecting futures contracts with dislocated prices by calculating the volatility of each Tenor Index on a daily basis. The methodology operates on the hypothesis that, absent price distortions, price volatility should increase as maturity decreases. Accordingly, the methodology identifies the likelihood of persistent price distortions (the “Tenor Dislocation Probability”) by determining how often the volatility of each futures contract in the relevant Tenor Index has not reflected the hypothesized pattern (the “Tracking Pattern”).

The Tenor Dislocation Probability is calculated using the following steps. First, the short-term price volatility of all the Tenor Indices of a commodity over the last three months is calculated and tested to determine which Tenor

Indices conform to the Tracking Pattern. The percentage of days on which each Tenor Index has failed the test over the past three months is then used to estimate the Tenor Dislocation Probability for such Tenor Index.

Step 5. Determine the Selected Tenor Index for WTI crude oil

Finally, using the values determined above, the Selected Tenor Index and, therefore, the Selected Contract for purposes of each Index is determined for each commodity in accordance with the procedures set out below:

(a)	The Tenor Index with the lowest Tracking Error is selected, provided that the Tenor Liquidity Weight for such Tenor Index is greater than or equal to 7% and the Tenor Dislocation Probability for such Tenor Index is less than 40% (if two or more Tenor Indices have the same lowest Tracking Error, the Tenor Index with the nearest delivery month is selected);

(b)	If (a) is not possible, the longest Tenor Index with a Tenor Liquidity Weight greater than or equal to 7% is selected; and

(c)	If neither (a) nor (b) are possible, then the Nearby Tenor Index is selected.

The Selected Contract for WTI crude oil is then deemed to be the Tenor Contract of the Selected Tenor Index for WTI crude oil.

Historical Selection of the Selected Tenor Indices

Table 3 below shows the monthly Selected Tenor Indices for WTI crude oil since November 2009. Note that a “0” indicates the Nearby Tenor Index and other numbers indicate the “n”-months Tenor Index.

Table 3: Historical Tenor Index Selections using the Pure Beta Series 2 Methodology.

Nov-09	2	Dec-09	1	Jan-10	3	Feb-10	2	Mar-10	2	Apr-10	1
May-10	2	Jun-10	1	Jul-10	1	Aug-10	2	Sep-10	1	Oct-10	1
Nov-10	1	Dec-10	1	Jan-11	2	Feb-11	2	Mar-11	2	Apr-11	3
May-11	2	Jun-11	2	Jul-11	3	Aug-11	3	Sep-11	2	Oct-11	1
Nov-11	2	Dec-11	4	Jan-12	3	Feb-12	2	Mar-12	4	Apr-12	3
May-12	4	Jun-12	4	Jul-12	4	Aug-12	3	Sep-12	4	Oct-12	3
Nov-12	2	Dec-12	4	Jan-13	3	Feb-13	3	Mar-13	4	Apr-13	3
May-13	5	Jun-13	4	Jul-13	3	Aug-13	2	Sep-13	2	Oct-13	3
Nov-13	2	Dec-13	4	Jan-14	3	Feb-14	5	Mar-14	4	Apr-14	3
May-14	2	Jun-14	2	Jul-14	3	Aug-14	3	Sep-14	2	Oct-14	1
Nov-14	1	Dec-14	2	Jan-15	1	Feb-15	2	Mar-15	2	Apr-15	2
May-15	1	Jun-15	2	Jul-15	1	Aug-15	2	Sep-15	2	Oct-15	2
Nov-15	2	Dec-15	2	Jan-16	1	Feb-16	1	Mar-16	2	Apr-16	2
May-16	1	Jun-16	2	Jul-16	2	Aug-16	2	Sep-16	2	Oct-16	2
Nov-16	2	Dec-16	2	Jan-17	2	Feb-17	2	Mar-17	3	Apr-17	3
May-17	2	Jun-17	2	Jul-17	3	Aug-17	3	Sep-17	2	Oct-17	2
Nov-17	2	Dec-17	3	Jan-18	3	Feb-18	3	Mar-18	2	Apr-18	3
May-18	3	Jun-18	3	Jul-18	3	Aug-18	2	Sep-18	2	Oct-18	2
Nov-18	2	Dec-18	3	Jan-19	3	Feb-19	3	Mar-19	4	Apr-19	3
May-19	3	Jun-19	3	Jul-19	3	Aug-19	3	Sep-19	4	Oct-19	3
Nov-19	2	Dec-19	2	Jan-20	3	Feb-20	3	Mar-20	4	Apr-20	3
May-20	2	Jun-20	2	Jul-20	2	Aug-20	3	Sep-20	3	Oct-20	4
Nov-20	2	Dec-20	4	Jan-21	3	Feb-21	3	Mar-21	4	Apr-21	4

Calculation of the Index

The initial level of the Index was set to 100.000 as of December 30, 1999. For the index business day thereafter, the level of the Index is calculated by the Index Sponsor in accordance with the methodology for the corresponding Reference Index, provided, that for purposes of calculation:

1.	the current futures contract for WTI crude oil on such index business day is deemed to be the Selected Contract of such commodity as determined by the Pure Beta Series 2 Methodology, on the Observation Date immediately preceding that Observation Date;

2.	the roll futures contract for WTI crude oil for such index business day is deemed to be the Selected Contract of each commodity as determined by the Pure Beta Series 2 Methodology, on the immediately preceding Observation Date.

Hypothetical and Actual Historical Performance of the Index

The Index is designed to reflect the returns available through the application of the Pure Beta Series 2 Methodology on an investment in an underlying WTI Crude Oil futures contract. It is composed of a futures contract, traded on the New York Mercantile Exchange, for 1,000 barrels of West Texas Intermediate Light, Sweet Crude Oil, and quoted in U.S. dollars on Bloomberg and Reuters under the ticker symbol “CL.” The delivery month of the futures contract underlying the Crude Oil Index is selected using the Pure Beta Series 2 Methodology, as described in “The Index” above.

The level of the Index is calculated on each index business day in the manner described in “Calculation of the Index” above. Closing levels for the Index on each index business day are reported on Bloomberg under the ticker symbol “BCC2CLPT” and on Barclays Live (https://live.barcap.com/) (or, in each case, on any successor website). Information contained on the Barclays Live website is not incorporated by reference in, and should not be considered a part of, this prospectus.

The Index was launched on October 30, 2009 and the base date for the Index is December 30, 1999. All data relating to the period prior to the launch date of the Index is an historical estimate by the Index Sponsor using available data as to how the Index may have performed in the pre-launch date period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. Accordingly, the following table and graph illustrate:

(i)	on a hypothetical basis, how the Index would have performed from December 30, 1999 to October 30, 2009 based on the selection criteria and methodology described above; and

(ii)	on an actual basis, how the Index has performed from October 30, 2009 onwards.

Date	Index Value
December 30, 1999	100.0000
December 29, 2000	146.0976
December 31, 2001	131.5982
December 31, 2002	210.3626
December 31, 2003	293.7918
December 31, 2004	461.9042
December 30, 2005	644.8020
December 29, 2006	600.0314
December 31, 2007	898.3317
December 31, 2008	449.2601
December 31, 2009	588.5498
December 31, 2010	611.1049
December 30, 2011	616.1478
December 31, 2012	554.9402
December 31, 2013	610.5596
December 31, 2014	366.5819
December 31, 2015	220.3456
December 30, 2016	258.3244

December 29, 2017	267.3591
December 31, 2018	217.7548
December 31, 2019	289.8538
December 31, 2020	218.1841
May 21, 2021	291.0126

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Modifications to the Index

The Index Sponsor does not presently intend to modify the Index. However, under certain circumstances described in this section, the Index Sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Index. The Index Sponsor will publish any such modifications on http://indices.barclays. Information contained on the Index Sponsor’s website is not incorporated by reference in, and should not be considered a part of, this prospectus.

Index Disruption Events

If, on any index business day, an Index Disruption Event (as defined below) occurs that, in the sole discretion of the Index Sponsor, affects the Index, the Index Sponsor may:

•	make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate the Index as the Index Sponsor considers necessary in order to maintain the objectives of the Index, or (b) the level of the Index as the Index Sponsor considers appropriate;

•	defer publication of the Index level and any other information relating to the Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

•	replace any futures contract underlying the Index and/or the corresponding Reference Index with any successor reference asset(s) that the Index Sponsor considers appropriate for the purposes of continuing the Index;

•	defer or suspend publication of the Index in its sole discretion at any time; and/or

•	discontinue supporting the Index or terminate the calculation of the level of the Index and the publication of the level of the Index.

Any of the following will be an “Index Disruption Event”:

•	a material limitation, suspension or disruption in the trading of the futures contract underlying the Index (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of such futures contract imposed by the relevant exchange, trading facility or market by reason of movements exceeding “limit up” or “limit down” levels permitted by the relevant exchange, trading facility or market) that results in a failure by the relevant exchange, trading facility or market to report the closing price such futures contract on any index business day;

•	the Index Sponsor determines, in its sole discretion, that the futures contract underlying the Index has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the Index Sponsor;

•	the Index Sponsor determines, in its sole discretion, that the futures contract underlying any Reference Index has ceased (or will cease) to be publicly quoted for any reason in a manner acceptable to the Index Sponsor;

•	the Index Sponsor determines, in its sole discretion, that (a) a change in the quality, construction, composition, or calculation methodology of the closing price of the futures contract underlying the Index and/or a Reference Index has occurred, and/or (b) any event or measure that results in such futures contract and/or the Reference Index being changed or altered has occurred;

•	the Index Sponsor deems it necessary, at any time and in its sole discretion, to replace the Index and/or a Reference Index with an appropriate successor or appropriate successors in order to maintain the objectives of the Index;

•	the Index Sponsor determines, at any time, that as a result of a change in taxation (including, but not limited to, any tax imposed on the Index Sponsor or its affiliates), it is necessary to change such futures contract or the methodology used to compose or calculate the Index;

•	an Index Force Majeure Event, as defined below, that lasts for at least 30 consecutive calendar days; and/or

•	any other event that would make the calculation of the Index impossible or infeasible, technically or otherwise, or that makes the Index non-representative of market prices or undermines the objectives of the Index or the reputation of the Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•	a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

Reference Index Change Events

If a Reference Index Change Event (as defined below) occurs, the Index Sponsor shall modify the Index in order to reflect the changes to the corresponding Reference Index, except in circumstances where, as a result of such changes:

•	the Index would cease to be a “tradable” Index that is readily accessible to market participants; and/or

•	it would be impossible or impractical for the Index Sponsor to continue to apply the Pure Beta Series 2 Methodology in each case as determined in the sole discretion of the Index Sponsor, in which case the Index Sponsor may, in its sole discretion:

•	make such determinations and/or adjustments to the Index as the Index Sponsor considers necessary in order to maintain the objectives of the Index; or

•	continue to use the version of the Index that was used by the Index Sponsor to calculate the level of the Index immediately prior to the Reference Index Change Event.

A “Reference Index Change Event” means any change to any Reference Index made by the Index Sponsor, as determined by the Index Sponsor in its sole discretion, including, without limitation, the inclusion of a new commodity in the Reference Index.

Index Force Majeure Events

If, on any index business day, an Index Force Majeure Event (as defined below) occurs that, in the sole discretion of the Index Sponsor, affects the Index, the Index Sponsor may, in order to take into account such Index Force Majeure Event:

•	make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate the Index as the Index Sponsor considers necessary in order to maintain the objectives of the Index, or (b) the level of the Index as the Index Sponsor considers appropriate; and/or

•	defer publication of the level of the Index and any other information relating to the Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

An “Index Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index and/or any futures contract underlying the Index and/or any Reference Index.

Change in Methodology

While the Index Sponsor currently employs the methodology described in this prospectus to calculate the Index, from time to time it may be necessary to modify the methodology (including the information or inputs on which the Index is based). The Index Sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the Index Sponsor elects to make a modification or change in the methodology, the Index Sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above.

Termination

The Index Sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and/or publication of the level of the Index.

Errors

The Index Sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to the Index, including but not limited to the Index level, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the Index Sponsor will not adjust or correct any previously published Index level other than in cases of manifest error.

Adjustments

The Index Sponsor may, at any time and without notice, change the name of the Index, the place and time of the publication of the level of the Index and the frequency of publication of the level of the Index.

Disclaimer

The Index Sponsor does not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein.

The Index Sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Index. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event shall the Index Sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the Index Sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Index or publication of the level of the Index (or failure to publish such level) and any use to which any person may put the Index or the Index level. In addition, although the Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of the Index, the Index Sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Clearance and Settlement

The Old Notes and the New Notes are held through one domestic clearing system. The principal clearing system we will use is the book-entry system operated by DTC, in the United States.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, DTC.

The policies of DTC will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them.

Neither we nor the Trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. Neither we nor the Trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC or any of its direct or indirect participants. Neither we nor the Trustee nor any of our or its agents supervise DTC in any way.

DTC and its participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC and its participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

The Clearing System

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC.

Clearance and Settlement Procedures

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Comparison of the Material Terms of the Old Notes and the New Notes

The following is a summary comparison of the material terms of the Old Notes and the New Notes. This summary does not purport to be complete and is subject to, and qualified by reference to, the “Description of the New Notes” section above, all of the definitions and provisions of the Indenture, any supplement thereto and the certificates for the Old Notes and the New Notes. Copies of such documents may be obtained from the Information Agent, the contact information for which is set forth on the back cover page of this prospectus, and are also filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” for information as to how you can obtain copies of such exhibits from the SEC.

	Old Notes	New Notes
General
Issuer	Barclays Bank PLC	Barclays Bank PLC
Notes	iPath® S&P GSCI® Crude Oil Total Return Index ETNs due August 14, 2036 (CUSIP: 06738C760 / ISIN: US06738C7609)	iPath® Pure Beta Crude Oil ETNs due April 18, 2041 (CUSIP: 06740P221 / ISIN: US06740P2213)
Indenture	Senior debt securities indenture, dated September 16, 2004, as may be amended or supplemented from time to time	Senior debt securities indenture, dated September 16, 2004, as may be amended or supplemented from time to time
Series	Global Medium-Term Notes, Series A	Global Medium-Term Notes, Series A
Ranking	The Old Notes constitute our unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.	The New Notes constitute our unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.
Principal Amount	$2,000 per Old Note	$50 per New Note
Inception, Issuance and Maturity

The Old Notes were first sold on August 15, 2006, were first issued on August 18, 2006 and will be due on August 14, 2036.

We refer to August 15, 2006, as the “inception date” for the Old Notes.

If the maturity date is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date (as described below), then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final

The New Notes were first sold on April 20, 2011, were first issued on April 26, 2011 and will be due on April 18, 2041.

We refer to April 20, 2011, as the “inception date” for the New Notes.

If the maturity date is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date (as described below), then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final

	Old Notes	New Notes

valuation date. We describe market disruption events under “—Market Disruption Events” below.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

valuation date. We describe market disruption events under “—Market Disruption Events” below.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Secondary Market	Since April 13, 2018, the Old Notes have not been listed on any securities exchange.	We have listed the New Notes on NYSE Arca under the ticker symbol “OIL.”
Index	The return on the Old Notes is linked to the performance of the S&P GSCI® Crude Oil Total Return Index (the “Old Index”). The Old Index is a sub-index of the S&P GSCI® Commodity Index (the “S&P GSCI”) and reflects the excess returns that are potentially available through an unleveraged investment in the contracts comprising the Old Index, plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. The only contract currently used to calculate the Old Index is the West Texas Intermediate (“WTI”) crude oil futures contract traded on the New York Mercantile Exchange. The S&P GSCI is an index on a production-weighted basket of futures contracts on physical commodities traded on trading facilities in major industrialized countries. S&P Dow Jones Indices LLC is currently responsible for calculating, publishing and maintaining the Old Index.	The return on the New Notes is linked to the performance of the Barclays WTI Crude Oil Pure Beta TR (the “New Index”). The New Index is designed to give investors exposure to total returns of the commodities included in the Barclays Single Commodity Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Pure Beta Series 2 Methodology. The New Index is comprised of exchange-traded futures contracts for WTI crude oil that are included in the Reference Index, as adjusted from time to time. However, unlike the Reference Index, which rolls its exposure to the futures contracts on a monthly basis in accordance with a pre-determined roll schedule, the New Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. The New Index and the Reference Index were created by Barclays Bank PLC, which is the owner of the intellectual property and licensing rights relating to the New Index and Reference Index. The New Index and Reference Index are administered, calculated and published by Barclays Index Administration (the “New Index Sponsor”), a distinct function within the Investment Bank of Barclays Bank PLC.
Payment at Maturity
Payment at Maturity	If you hold your Old Notes to maturity, you will receive a cash payment per Old Note at maturity in U.S. dollars at maturity in an amount equal to (1) the principal amount of your Old Notes times	If you hold your New Notes to maturity, you will receive a cash payment per New Note at maturity in U.S. dollars equal to the closing indicative value on the final

	Old Notes	New Notes
	(2) the applicable index factor on the final valuation date minus (3) the investor fee on the final valuation date.	valuation date.
Closing Indicative Value	The Closing Indicative Value per Old Note on any day is an amount equal to (1) the principal amount of the Old Notes times (2) the index factor for the Old Notes on that day minus (3) the investor fee per Old Note on that day.

The closing indicative value on the inception date of the New Notes was $50. On each subsequent calendar day until maturity or early redemption of the New Notes, the closing indicative value per New Note will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day minus (4) the futures execution cost on such calendar day.

An “index business day” is a day on which the New Index is calculated, as determined by the NYSE Holiday & Hours schedule, as published on https://www.nyse.com/markets/hours-calendars or any successor website thereto. Information contained on the NYSE website is not incorporated by reference in, and should not be considered a part of, this prospectus.

Index Factor	The index factor for the Old Notes on any trading day will be equal to the closing level of the Old Index on that trading day divided by the initial index level. The initial index level was the closing level of the Old Index on the inception date of the Old Notes.	Not applicable
Daily Index Factor	Not applicable	The daily index factor for the New Notes on any index business day will equal (1) the closing level of the New Index on such index business day divided by (2) the closing level of the New Index on the immediately preceding index business day.
Futures Execution Cost	Not applicable	The futures execution cost on the inception date of the New Notes was equal to zero. On each subsequent calendar day until maturity or early redemption of the New Notes, the futures execution cost for each New Note will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4)

	Old Notes	New Notes
365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.
Investor Fee	The investor fee per Old Note on the inception date of the Old Notes was zero. On each subsequent calendar day until maturity or early redemption of the Old Notes, the investor fee per Old Note will increase by an amount equal to (1) 0.75% times (2) the principal amount of your Old Notes times (3) the applicable index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by (4) 365.	The investor fee per New Note on the inception date of the New Notes was zero. On each subsequent calendar day until January 29, 2021, the investor fee per New Note was equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Effective as of February 1, 2021, the investor fee per New Note will be equal to (1) 0.57% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. We may, at our sole discretion, increase the investor fee rate to a rate of up to 0.75% per year by issuing a press release announcing such increase no less than 15 calendar days prior to the effective date of such increase.
Early Redemption
Holder Redemption

Subject to the notification requirements described below, you may redeem your Old Notes on any redemption date during the term of the Old Notes. If you redeem your Old Notes, you will receive a cash payment in U.S. dollars per Old Note on such date in an amount equal to the daily redemption value, which is (1) the principal amount of your Old Notes times (2) the applicable index factor on the applicable valuation date minus (3) the investor fee on the applicable valuation date. You must redeem at least 1,250 Old Notes at one time in order to exercise your right to redeem your Old Notes on any redemption date. If you hold fewer than 1,250 Old Notes or fewer than 1,250 Old Notes are outstanding, you will not be able to exercise your right to redeem your Old Notes. In order to redeem your Old Notes on a redemption date, you must deliver a notice of holder redemption to us

Subject to the notification requirements described below, you may redeem your New Notes on any redemption date during the term of the New Notes. If you redeem your New Notes, you will receive a cash payment in U.S. dollars per New Note on such date in an amount equal to the closing indicative value on the applicable valuation date. You must redeem at least 50,000 New Notes at one time in order to exercise your right to redeem your New Notes on any redemption date. If you hold fewer than 50,000 New Notes or fewer than 50,000 New Notes are outstanding, you will not be able to exercise your right to redeem your New Notes. In order to redeem your New Notes on a redemption date, you must deliver a notice of holder redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable

Old Notes	New Notes

via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date and follow the procedures set forth under “—Early Holder Redemption Procedures” below. If you fail to comply with these procedures, your notice will be deemed ineffective.

Notwithstanding the foregoing, beginning after the close of trading on January 17, 2018 we have waived the minimum redemption amount. Our waiver of the minimum redemption amount will be available to any and all holders of the Old Notes on such early redemption dates and will remain in effect until February 28, 2022, unless extended at our sole discretion. We may, at any time and in our sole discretion, make further modifications to the minimum redemption amount, including, among others, to reinstate the minimum redemption amount of 1,250 Old Notes for all redemption dates after such further modification. Any such modification will be applied on a consistent basis for all holders of the Old Notes at the time such modification becomes effective.

valuation date and follow the procedures set forth under “—Early Holder Redemption Procedures” below. If you fail to comply with these procedures, your notice will be deemed ineffective.

Notwithstanding the foregoing, beginning after the close of trading on February 28, 2020 we have reduced the minimum redemption amount to 5,000 New Notes. Our reduction of the minimum redemption amount will be available to any and all holders of the New Notes on such early redemption dates and will remain in effect until February 28, 2022, unless extended at our sole discretion. We may, at any time and in our sole discretion, make further modifications to the minimum redemption amount, including, among others, to reinstate the minimum redemption amount of 50,000 New Notes for all redemption dates after such further modification. Any such modification will be applied on a consistent basis for all holders of the New Notes at the time such modification becomes effective.

Early Holder Redemption Procedures

You may, subject to the minimum redemption amount described above, elect to redeem your Old Notes on any redemption date. To redeem your Old Notes, you must instruct your broker or other person with whom you hold your Old Notes to take the following steps:

•     deliver a notice of holder redemption, in proper form to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of holder redemption;

•     deliver the signed confirmation of holder redemption to us via facsimile or email in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•     instruct your DTC custodian to book a

You may, subject to the minimum redemption amount described above, elect to redeem your New Notes on any redemption date. To redeem your New Notes, you must instruct your broker or other person with whom you hold your New Notes to take the following steps:

•     deliver a notice of holder redemption, in proper form to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of holder redemption;

•     deliver the signed confirmation of holder redemption to us via facsimile or email in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•     instruct your DTC custodian to book

Old Notes	New Notes

delivery vs. payment trade with respect to your Old Notes on the valuation date at a price equal to the applicable daily redemption value, facing Barclays DTC 229; and

•     cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

a delivery vs. payment trade with respect to your New Notes on the valuation date at a price equal to the applicable closing indicative value, facing Barclays DTC 229; and

•     cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Issuer Redemption	Not applicable	We may redeem the New Notes (in whole but not in part) at our sole discretion on any business day on or after the inception date until and including maturity. To exercise our right to redeem, we must deliver notice to the holders of the New Notes to be redeemed not less than ten calendar days prior to the redemption date on which we intend to redeem the New Notes. If we redeem the New Notes, you will receive a cash payment in U.S. dollars per New Note in an amount equal to the applicable closing indicative value on the applicable valuation date.
Valuation Date	A valuation date for the Old Notes means each business day from June 15, 2006 to August 7, 2036, inclusive (subject to the occurrence of a market disruption event) or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to Thursday, August 7, 2036, as the “final valuation date” for the Old Notes.	A valuation date for the New Notes means each business day from April 20, 2011 to April 15, 2041, inclusive (subject to the occurrence of a market disruption event) or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to April 15, 2041 as the “final valuation date” for the New Notes.
Redemption Date

A redemption date is the third business day following each valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.

In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.

In the case of holder redemption, a redemption date is the third business day following each valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date. In the case of issuer redemption, the redemption date is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice.

In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect

Old Notes	New Notes
to that deferred payment.
Trading Day	A trading day is a day on which (i) the level of the Old Index is published by the sponsor of the Old Index (the “Old Index Sponsor”), (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Old Index are traded, in each case as determined by the calculation agent in its sole discretion.	A trading day is a day on which (i) the level of the New Index is published by the New Index Sponsor, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the New Index are traded, in each case as determined by the calculation agent in its sole discretion.
Business Day	When we refer to a business day, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.	When we refer to a business day, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.
Additional Terms of the Notes
Market Disruption Events

The calculation agent will determine the value of the Old Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the Old Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the value of the Old Index components unaffected by the market disruption event shall be determined on the scheduled valuation date, and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date be postponed by more than five trading days.

If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the Old Index for such day.

The calculation agent will determine the value of the New Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the New Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of any index component. If such a postponement occurs, the value of the New Index components unaffected by the market disruption event shall be determined on the scheduled valuation date, and the value of the affected index component shall be determined using the closing value of the affected index component on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date be postponed by more than five trading days.

If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the New Index

Old Notes	New Notes

Any of the following will be a “market disruption event”:

•     a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•     the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•     failure by the Old Index Sponsor to publish the closing value of the Old Index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more index components; or

•     any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Old Notes that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•     a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•     a decision by a trading facility to permanently discontinue trading in any index component.

for such day.

Any of the following will be a “market disruption event”:

•     a material limitation, suspension or disruption in the trading of any index component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•     the daily contract reference price for any index component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•     failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for an index component; or

•     any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the New Notes that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•     a limitation on the hours or numbers of days of trading on a trading facility on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•     a decision by a trading facility to permanently discontinue trading in any index component.

Old Notes	New Notes
Discontinuance or Modification of the Index	The provisions of the Old Notes relating to the discontinuation or modification of the Old Index are not materially different from the provisions of the New Notes relating to the discontinuation or modification of the New Index.	See “Description of the New Notes—Discontinuance or Modification of the Index” above.
Modification and Waiver	The provisions of the Old Notes relating to modification and waiver are the same as those of the New Notes.	See “Description of the New Notes—Modification and Waiver” above.
Default Amount on Acceleration	The provisions of the Old Notes relating to default amount on acceleration and events of default are the same as those of the New Notes.	See “Description of the New Notes—Default Amount on Acceleration” and “Description of the New Notes—Events of Default” above.
Limitations on Suits	The provisions of the Old Notes relating to limitations on suits are the same as those of the New Notes.	See “Description of the New Notes—Limitations on Suits” above.
Consolidation, Merger and Sale of Assets; Assumption	The provisions of the Old Notes relating to consolidation merger and sale of assets and assumption are the same as those of the New Notes.	See “Description of the New Notes—Consolidation, Merger and Sale of Assets; Assumption” above.
Governing Law	The Old Notes will be governed by and construed in accordance with the laws of the State of New York.	The New Notes will be governed by and construed in accordance with the laws of the State of New York.
Calculation Agent	Currently, Barclays Bank PLC serves as the calculation agent for the Old Notes. We may change the calculation agent after the original issue date of the Old Notes without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of the Old Notes.	Currently, Barclays Bank PLC serves as the calculation agent for the New Notes. We may change the calculation agent after the original issue date of the New Notes without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of the New Notes.

Material U.S. Federal Income Tax Consequences

The following summary describes the material U.S. federal income tax consequences to you if you are a U.S. holder (as defined below) of the Old Notes arising from the Exchange Offer and your ownership and disposition of New Notes acquired in the Exchange Offer. This discussion applies only to Old Notes that are, and New Notes that will be, held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to be a complete analysis of all the potential tax considerations. This summary does not address any U.S. federal tax considerations other than income tax considerations (such as estate and gift tax considerations) or any state, local or non-U.S. tax considerations and does not discuss the Medicare tax on net investment income or the alternative minimum tax. This summary is based on current provisions of the Code, and Treasury regulations, rulings and judicial decisions, all of which are subject to change (possibly with retroactive effect). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or if you are subject to special treatment under U.S. federal income tax law, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a regulated investment company;

•	a partnership or other pass-through entity;

•	a person that owns a Note as part of a hedge, straddle or conversion transaction for tax purposes or that has entered into a “constructive sale” with respect to a Note; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you are an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of a partner will generally depend on the status of the partner and your activities. If you are a partnership or a partner in a partnership holding Notes, you should consult your tax adviser.

No ruling has been or will be sought from the IRS regarding any tax consequences relating to the matters discussed herein. Consequently, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those summarized below.

This summary of material U.S. federal income tax consequences is for general information only and is not tax advice. You should consult your tax adviser concerning the U.S. federal income tax consequences in light of your particular situation, as well as any consequences with respect to tendering Notes under other U.S. federal tax laws or the laws of any state, local, non-U.S. or other taxing jurisdiction.

You are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of a Note and:

(1)	an individual who is a citizen or resident of the United States;

(2)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

(3)	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The Issuer and you have agreed, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat the Old Notes for U.S. federal income tax purposes as pre-paid executory contracts with respect to the Index that are not debt instruments. In the opinion of our special tax counsel, which is based on current market conditions, the New Notes should be treated for U.S. federal income tax purposes as pre-paid executory contracts with respect to the Index that are not debt instruments. Except as discussed in the next paragraph and otherwise specifically set forth below, the remainder of this discussion assumes that these treatments are respected.

There is no judicial or administrative authority discussing how your Notes should generally be treated for U.S. federal income tax purposes. Therefore, there can be no assurance that the IRS will not challenge the foregoing positions. If the IRS successfully asserted that the Notes should be treated as debt instruments, the tax consequences might differ significantly and adversely from the discussion below. For example, you might be required under Treasury regulations relating to the taxation of “contingent payment debt instruments” to accrue into income original issue discount on the New Notes every year at a “comparable yield” determined at the time of issuance and recognize any gain on the Notes (including as a result of the Exchange Offer) as ordinary income. See the discussion under “Tendering U.S. Holders—Tax Consequences of the Ownership and Disposition of the New Notes—Alternative Treatments of the New Notes” below for a discussion of tax consequences applicable to potential alternative characterizations of the New Notes. You should consult your tax adviser regarding the characterization of the Notes and the potential tax consequences.

Tendering U.S. Holders

Tax Consequences of the Exchange

In general, if you exchange your Old Notes for New Notes pursuant to the Exchange Offer, you will recognize gain or loss in an amount equal to the difference between (x) the amount realized in the exchange and (y) your tax basis in the Old Notes. The amount realized generally is the fair market value of the New Notes you receive plus any amount of cash you receive in lieu of any fractional New Note. Your tax basis in the Old Notes will be the original cost of the Old Notes. Your gain or loss generally will be treated as U.S.-source capital gain or loss, and will be long-term capital gain or loss if your holding period for the Old Notes is more than one year. Under current law, long-term capital gains of certain non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Ownership and Disposition of the New Notes

You should not recognize taxable income or loss over the term of the New Notes prior to maturity, other than pursuant to a sale, exchange, early redemption, or “deemed exchange” as described in the next paragraph. You should generally recognize capital gain or loss upon the sale, exchange, early redemption or maturity of your New Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the New Notes. In general, your tax basis in the New Notes acquired in the Exchange Offer will be equal to the fair market value of such New Notes at the time of the exchange. This capital gain or loss should be long-term capital gain or loss if you have held the New Notes for more than one year at that time. Your holding period for the New Notes should begin on the day after the exchange. The deductibility of capital losses is subject to limitations.

The IRS could assert that a “deemed” taxable exchange has occurred on one or more roll dates or Index rebalance dates under certain circumstances. If the IRS were successful in asserting that a taxable exchange had occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of the New Notes exceeds your tax basis therein on the relevant roll date or Index rebalance date. Any gain recognized on a deemed exchange should be capital gain. You should consult your tax adviser regarding the possible U.S. federal income tax consequences of Index rolls or rebalancings.

Alternative Treatments of the New Notes. As discussed above, there is no judicial or administrative authority discussing how your New Notes should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that your New Notes should be treated in a manner that differs from that described above. For example, the IRS might assert that your New Notes should be treated as debt instruments subject to the special tax rules governing “contingent payment debt instruments.” If your New Notes were so treated, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue interest income over the term of your New Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your New Notes. You would recognize gain or loss upon the sale, exchange, early redemption or maturity of your New Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your New Notes. In general, your adjusted basis in your New Notes acquired in the Exchange Offer would be equal to the fair market value of such New Notes at the time of the exchange, increased by the amount of interest you previously accrued with respect to your New Notes. Any gain you recognize upon the sale, exchange, early redemption or maturity of your New Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your New Notes, and thereafter, would be capital loss. Additionally, if you recognized a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Even if the treatment of the New Notes as pre-paid executory contracts that are not debt instruments is respected, due to the lack of controlling authority there remain significant additional uncertainties regarding the tax consequences of your ownership and disposition of your New Notes. For instance, you might be required to treat all or a portion of the gain or loss on the sale or exchange of your New Notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your New Notes. Moreover, it is possible that the IRS could seek to tax your New Notes by reference to your deemed ownership of the Index components. In this case, it is possible that Code Section 1256 could apply to your New Notes, in which case any gain or loss that you recognize with respect to the New Notes that is attributable to the regulated futures contracts represented in the Index would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the New Notes, and you would be required to mark such portion of the New Notes to market at the end of each taxable year (i.e., recognize gain and loss as if the relevant portion of your New Notes had been sold for fair market value).

In addition, in 2007, the U.S. Treasury Department and the IRS released a notice that could affect the taxation of the New Notes. According to the notice, the U.S. Treasury Department and the IRS are actively considering whether the beneficial owner of an instrument such as the New Notes should be required to accrue ordinary income on a current basis. The notice also states that the U.S. Treasury Department and the IRS are considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. investors in instruments such as the New Notes should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Code Section 1260 might be applied to such instruments.

It is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the New Notes.

No statutory, judicial or administrative authority directly discusses how your New Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the New Notes acquired in the Exchange Offer are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax adviser in determining the tax consequences of an investment in your New Notes acquired in the Exchange Offer in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

“Specified Foreign Financial Asset” Reporting. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include the New Notes), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. You are urged to consult your tax adviser regarding the application of this legislation to your ownership of the New Notes.

Non-Tendering U.S. Holders

If you are a U.S. holder that does not tender (or that validly withdraws) your Old Notes pursuant to the Exchange Offer, the U.S. federal income tax consequences of the adoption of the Proposed Amendment to your Old Notes will depend on whether it results in “deemed exchange” of the Old Notes for U.S. federal income tax purposes. Although there is no law directly controlling the question of whether a modification of an instrument such as the Old Notes will constitute a “deemed exchange,” a deemed exchange will occur if it is determined that, as a result of the Proposed Amendment, your Old Notes have been exchanged for “property differing materially either in kind or extent.” It is not clear whether the adoption of the Proposed Amendment will constitute a deemed exchange of the Old Notes. If it did, you would recognize gain (but likely not loss) based on the difference between the fair market value of your Old Notes on the date of the adoption of the Proposed Amendment and your basis therein. You should consult your tax adviser concerning whether adoption of the Proposed Amendment would result in a deemed exchange of the Old Notes for U.S. federal income tax purposes and the U.S. federal income tax consequences of that treatment.

Backup Withholding and Information Reporting

You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your Notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Amounts withheld under the backup withholding rules are not additional taxes, and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing a participation in the Exchange Offer. Among other factors, the fiduciary should consider whether an exchange of the Old Notes for the New Notes pursuant to the Exchange Offer would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans, accounts or arrangements subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons and the Plan fiduciary, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays Bank PLC, Barclays Capital Inc. and certain of their current and future affiliates, among others, may each be considered a party in interest or disqualified person with respect to many Plans. The tender of the Old Notes and the acquisition and holding of the New Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless the Old Notes are tendered and the New Notes are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the tender of the Old Notes and the acquisition and holding of the New Notes. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for certain transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the tender of the Old Notes and the acquisition and holding of the New Notes, provided that neither Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan or Plan Asset Entity involved in the transaction, and provided further that the Plan or Plan Asset Entity pays no more and receives no less than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of the above exemptions (or any other exemption) will be available, or that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied, with respect to transactions involving the Old Notes and the New Notes.

Because of the foregoing, any Noteholder participating in the Exchange Offer (as well as any person directing such Noteholder to participate in the Exchange Offer) will be deemed to have represented and warranted that either (i) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not exchanging the Old Notes for the

New Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) the tender of the Old Notes and the acquisition and holding of the New Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering exchanging the Old Notes for the New Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, as well as the potential consequences of such an exchange under applicable Similar Laws.

Noteholders that participate in the Exchange Offer have exclusive responsibility for ensuring that their exchange of the Old Notes for the New Notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or provisions of Similar Laws. Neither this discussion nor anything in this prospectus is, or should be construed as, a representation or advice by Barclays Bank PLC, Barclays Capital Inc. or any of their respective affiliates that an exchange of the Old Notes for the New Notes pursuant to the Exchange Offer meets all relevant legal requirements with respect to investments by Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that such an exchange is appropriate for a Plan, Plan Asset Entity or a Non-ERISA Arrangement generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Validity of the New Notes

Davis Polk & Wardwell LLP, our U.S. counsel, will pass upon the validity of the New Notes under New York law and will rely on the opinion of Davis Polk & Wardwell London LLP with respect to certain matters under English law.

Experts

The consolidated financial statements of Barclays Bank PLC as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, whose report appears in the 2020 Form 20-F, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Annex A

NOTICE OF HOLDER REDEMPTION

To:  ipathredemptions@barclays.com

Subject:  iPath® Pure Beta Crude Oil ETNs due April 18, 2041 (the “ETNs”), CUSIP No. 06740P221

[BODY OF EMAIL]

Name of holder:  [ ]

Number of ETNs to be redeemed:  [ ]

Applicable Valuation Date:  [ ], 20[ ]

Contact Name:  [ ]

Telephone #:  [ ]

Acknowledgement: I acknowledge that the ETNs specified above will not be redeemed unless all of the requirements specified in the prospectus relating to the ETNs are satisfied.

Annex B

CONFIRMATION OF HOLDER REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax: 212-412-1232

Dear Sir/Madam:

The undersigned holder of Barclays Bank PLC’s Global Medium-Term Notes, Series A, iPath® Exchange-Traded Notes (the “ETNs”) due April 18, 2041, CUSIP No. 06740P221, redeemable for a cash amount under the terms of the ETNs, hereby irrevocably elects to exercise, on the redemption date of ____________, with respect to the number of ETNs indicated below, as of the date hereof, the redemption right as described in the prospectus relating to the ETNs (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the ETNs (specified below) to book a delivery vs. payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the closing indicative value on the applicable valuation date, facing Barclays DTC 229 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of ETNs surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:
Telephone:

(You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date.)

Any questions or requests for assistance in connection with this prospectus may be directed to the Dealer Manager at its toll-free telephone number or e-mail address as set forth below. Any questions or requests for assistance in connection with the delivery of an Exchange Instruction may be directed to the Exchange Agent at its toll-free telephone number or e-mail address as set forth below. Any requests for additional copies of this prospectus or related documents, which may be obtained free of charge, may be directed to the Information Agent at its toll-free telephone number or e-mail address as set forth below. Any Noteholder whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, nominee or other Intermediary should promptly contact such entity if it wishes to tender or withdraw tenders of its Old Notes in the Exchange Offer. Such Intermediaries may have deadlines for participating in the Exchange Offer prior to the Expiration Deadline.

The Dealer Manager is:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Telephone: +1 212-528-7990
Attention: Barclays ETN Desk
Email: etndesk@barclays.com

The Exchange Agent is:

The Bank of New York Mellon

One Canada Square, 40th Floor

London E14 5AL

United Kingdom

Attention: Debt Restructuring Services

Telecopy no. +44 20 7964 2536

Email: debtrestructuring@bnymellon.com

The Information Agent is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor

New York, New York 10005
Telephone: +1 212-269-5550
U.S. Toll Free Number: +1 866-342-4883
Attention: Michael Horthman
Email: barclays@dfking.com

Fax: 212-709-3328

Fax for Confirmation (for eligible institutions only): 212-232-3233

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Barclays Bank PLC (the “Company”)

Article 143 of the Registrant’s Articles of Association provides:

(143.1) To the extent permitted by the Companies Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the Company (other than any person (whether or not an officer of the Company) engaged by the Company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company) in relation to the Company or its affairs provided that such indemnity shall not apply in respect of any liability incurred by him:

(143.1.1) to the Company or to any associated company;

(143.1.2) to pay a fine imposed in criminal proceedings;

(143.1.3) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(143.1.4) in defending any criminal proceedings in which he is convicted;

(143.1.5) in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him; or

(143.1.6) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely:

(a) section 661(3) or (4) of the Companies Act (acquisition of shares by innocent nominee); or

(b) section 1157 of the Companies Act (general power to grant relief in case of honest and reasonable conduct).

(143.2) In articles 143.1.4, 143.1.5 or 143.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

(143.2.1) if not appealed against, at the end of the period for bringing an appeal; or

(143.2.2) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

(143.2.3) if it is determined and the period for bringing any further appeal has ended; or

(143.2.4) if it is abandoned or otherwise ceases to have effect.

(143.3) To the extent permitted by the Companies Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him:

(143.3.1) to pay a fine imposed in criminal proceedings; or

(143.3.2) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

(143.3.3) in defending criminal proceedings in which he is convicted.

For the purposes of this article, a reference to a conviction is to the final decision in the proceedings. The provisions of article 143.2 shall apply in determining when a conviction becomes final.

(143.4) Without prejudice to article 143.1 or any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Companies Act and otherwise upon such terms and subject to such conditions as the board may in its absolute discretion think fit, the board shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Companies Act (acquisition of shares by innocent nominee) or section 1157 of the Companies Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

(143.5) Where at any meeting of the board or a committee of the board any arrangement falling within article 143.4 is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 106 and he shall not be so entitled to vote or be counted in the quorum.

(143.6) To the extent permitted by the Companies Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(143.6.1) a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(143.6.2) trustee of a retirement benefits scheme or other trust in which a person referred to in article 143.6.1 above is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

The Company is subject to the provisions of the U.K. Companies Act 2006 (the “Companies Act”). The relevant provisions of the Companies Act in respect of indemnification of directors and officers are sections 205, 206, 232 to 238 inclusive and 1157.

Section 205 (Exception for expenditure on defending proceedings etc.) of the Companies Act provides:

(1)	Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company —

(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him (i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or

(b) to enable any such director to avoid incurring such expenditure,

if it is done on the following terms.

(2)	The terms are —

(a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of (i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and

(b) that it is to be so repaid or discharged not later than (i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3)	For this purpose a conviction, judgment or refusal of relief becomes final —

(a) if not appealed against, at the end of the period for bringing an appeal;

(b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4)	An appeal is disposed of —

(a) if it is determined and the period for bringing any further appeal has ended, or

(b) if it is abandoned or otherwise ceases to have effect.

(5)	The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 206 (Exception for expenditure in connection with regulatory action or investigation) of the Companies Act provides:

Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company —

(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself (i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or

(b) to enable any such director to avoid incurring such expenditure.

Section 232 (Provisions protecting directors from liability) of the Companies Act provides:

(1)	Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)	Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by —

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 (Provision of insurance) of the Companies Act provides:

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 (Qualifying third party indemnity provision) of the Companies Act provides:

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against —

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director (i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)	For this purpose —

(a) a conviction, judgment or refusal of relief becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6)	The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 (Qualifying pension scheme indemnity provision) of the Companies Act provides:

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)	Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against —

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)	For this purpose —

(a) a conviction becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

Section 236 (Qualifying indemnity provision to be disclosed in directors’ report) of the Companies Act provides:

(1)	This section requires disclosure in the directors’ report of —

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision.”

(2)	If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3)	If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4)	If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5)	If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.

Section 237 (Copy of qualifying indemnity provision to be available for inspection) of the Companies Act provides:

(1)	This section has effect where qualifying indemnity provision is made for a director of a company, and applies —

(a) to the company of which he is a director (whether the provision is made by that company or an associated company), and

(b) where the provision is made by an associated company, to that company.

(2)	That company or, as the case may be, each of them must keep available for inspection —

(a) a copy of the qualifying indemnity provision, or

(b) if the provision is not in writing, a written memorandum setting out its terms.

(3)	The copy or memorandum must be kept available for inspection at —

(a) the company’s registered office, or

(b) a place specified in regulations under section 1136.

(4)	The copy or memorandum must be retained by the company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.

(5)	The company must give notice to the registrar —

(a) of the place at which the copy or memorandum is kept available for inspection, and

(b) of any change in that place,

unless it has at all times been kept at the company’s registered office.

(6)	If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the company who is in default.

(7)	A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(8)	The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.

(9)	In this section “qualifying indemnity provision” means —

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Section 238 (Right of member to inspect and request copy) of the Companies Act provides:

(1)	Every copy or memorandum required to be kept by a company under section 237 must be open to inspection by any member of the company without charge.

(2)	Any member of the company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum.

The copy must be provided within seven days after the request is received by the company.

(3)	If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the company who is in default.

(4)	A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(5)	In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it.

Section 1157 (Power of court to grant relief in certain cases) of the Companies Act provides:

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against —

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust —

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

In addition, Barclays Bank PLC has procured directors’ and officers’ liability insurance, for the benefit of its directors and officers against suit by third parties. The terms and extent of such coverage are reviewed annually.

Item 21. Exhibits

Number	Description
3.1	Articles of Association of Barclays Bank PLC (incorporated by reference to Exhibit 3.2 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on May 13, 2010).
4.1	Senior Debt Securities Indenture dated September 16, 2004 between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.3 to the registration statement on Form F-3 (File No. 333-126811) filed with the Securities and Exchange Commission on July 22, 2005).
4.2	Supplemental Indenture dated February 22, 2018 to the Senior Debt Securities Indenture dated September 16, 2004, between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-21257) filed with the Securities and Exchange Commission on February 22, 2018).
4.3	Form of Supplemental Indenture for the Old Notes.
4.4	Form of Amended and Restated Old Note Certificate (included in Exhibit 4.3).
4.5	Form of Global Certificate for the New Notes.
5.1	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to the Registrant, as to the validity of the New Notes under New York law.
5.2	Opinion of Davis Polk & Wardwell London LLP, English counsel to the Registrant, as to certain matters under English law.
8.1	Opinion of Davis Polk & Wardwell LLP, tax counsel to the Registrant, as to certain matters of United States taxation.
23.1	Consent of KPMG LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibits 5.1 and 8.1 above).
23.3	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.2 above).
24.1	Powers of Attorney.
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(9) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in this paragraph 9 includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(10) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Barclays Bank PLC, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on May 24, 2021.

BARCLAYS BANK PLC

By:	/s/ Steven Ewart
	Name:	Steven Ewart
	Title:	Chief Financial Officer, Barclays Bank PLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on May 24, 2021.

Signature:	Title:

*	Chairman and Non-executive Director
Nigel Higgins

*	Chief Executive Officer (Principal Executive Officer) and Executive Director
James Staley
*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Steven Ewart

*	Executive Director
Tushar Morzaria

*	Non-executive Director
Michael Ashley

*	Non-executive Director
Timothy Breedon CBE

*	Non-executive Director
Mohamed A. El-Erian

*	Non-executive Director
Dawn Fitzpatrick

*	Non-executive Director
Mary Francis CBE

*	Non-executive Director
Diane Schueneman

*	Authorized Representative in the United States
Craig Jones

*By:	/s/ Steven Ewart
Name: Steven Ewart
Title: Attorney-in-Fact